Exhibit 99

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

PLIANT CORPORATION, et al.,(1)	Case No. 06-10001 (MFW)

Debtors.	Jointly Administered

DISCLOSURE STATEMENT FOR DEBTORS’ JOINT PLAN OF REORGANIZATION

March 17, 2006

Date by which Ballots must be received: [              ], 2006

Date by which objections to Confirmation of the Plan must be filed and served: [              ], 2006

Hearing on Confirmation of the Plan: [              ], 2006 at [      ] [  .m.] (Prevailing Eastern Time)

SIDLEY AUSTIN LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP

James F. Conlan	Robert S. Brady (No. 2847)
Larry J. Nyhan	Edmon L. Morton (No. 3856)
William A. Evanoff	Kenneth J. Enos (No. 4544)
Jessica C. Knowles	The Brandywine Building
Laura B. Franzon	1000 West Street, 17th Floor
One South Dearborn Street	P.O. Box 391
Chicago, Illinois 60603	Wilmington, Delaware 19899-0391
Telephone: (312) 853-7000	Telephone: (302) 571-6600
Facsimile: (312) 853-7036	Facsimile: (302) 571-1253

Counsel to the Debtors and Debtors-in-Possession

(1)          The Debtors are: Uniplast Holdings, Inc., Pliant Corporation, Pliant Corporation International, Pliant Solutions Corporation, Pliant Film Products of Mexico, Inc., Pliant Packaging of Canada, LLC, Pliant Investment, Inc., Alliant Company LLC, Uniplast U.S., Inc., Uniplast Industries Co., and Pliant Corporation of Canada Ltd.

TABLE OF CONTENTS

I. INTRODUCTION			1
A.	PARTIES ENTITLED TO VOTE ON THE PLAN		4
B.	SOLICITATION PACKAGE		4
C.	VOTING PROCEDURES, BALLOTS, AND VOTING DEADLINE		5
D.	CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION		5
II. OVERVIEW OF THE PLAN			6
A.	GENERAL OVERVIEW		6
B.	SUMMARY OF CLASSIFICATION AND TREATMENT OF ALLOWED CLAIMS AGAINST AND INTERESTS IN EACH OF THE DEBTORS UNDER THE PLAN		7
III. GENERAL INFORMATION			9
A.	OVERVIEW OF CHAPTER 11		9
B.	THE DEBTORS’ BUSINESSES AND PROPERTIES		10
	1.	Customers	10
	2.	Manufacturing and Raw Materials	11
	3.	Sales and Marketing	11
	4.	Intellectual Property	11
	5.	Properties	11
C.	OPERATIONAL STRUCTURE OF THE DEBTORS		12
	1.	Specialty Products Group	12
	2.	Industrial Films Segment	13
	3.	Engineered Films Segment	13
	4.	Performance Films	13
D.	MANAGEMENT OF THE DEBTORS		14
	1.	Directors	14
	2.	Executive Officers	14
E.	COMPENSATION AND BENEFITS PROGRAMS		14
F.	DEBT AND CAPITAL STRUCTURE OF THE COMPANY		15
	1.	Prepetition Secured Credit Obligations	15
	2.	Intercreditor Agreement	16
	3.	DIP Financing and Use of Cash Collateral	17
	4.	Unsecured Note Obligations	18
	5.	Intercompany Claims	18
	6.	Common Stock and Preferred Stock of Pliant	18
G.	PENDING LITIGATION AGAINST THE DEBTORS		19
H.	EVENTS LEADING UP TO CHAPTER 11		20
	1.	Contraction in Trade Terms and Increase in Price of Raw Materials	20
	2.	Restructuring Agreement with Certain Principal Stakeholders	20
IV. EVENTS DURING THE CHAPTER 11 CASES			20
A.	JOINT ADMINISTRATION OF DEBTORS’ CHAPTER 11 CASES		21
B.	OTHER FIRST-DAY RELIEF		21
C.	APPROVAL OF DEBTOR-IN-POSSESSION FINANCING		21
D.	RECOGNITION BY CANADIAN COURT		22

E.	CASE ADMINISTRATION AND RELATED ACTIVITIES		23
	1.	Retention of Professionals by the Debtors’ Estates	23
	2.	The Committee and its Advisors	23
	3.	Ad Hoc Committees	24
	4.	Trade Vendor Treatment	24
	5.	Schedules of Assets and Liabilities; Statements of Financial Affairs	25
	6.	Disposition of Certain Executory Contracts and Unexpired Leases	25
	7.	Employees	25
	8.	Funding of Certain Non-Debtor Subsidiaries	26
	9.	Insurance Motion	26
	10.	Filed Claims and Bar Date	26
V. THE PLAN OF REORGANIZATION			26
A.	GENERAL		26
B.	CLASSIFICATION AND ALLOWANCE OF CLAIMS & EQUITY INTERESTS GENERALLY		27
	1.	Classification and Allowance	27
C.	PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS, DIP FACILITY CLAIMS AND PRIORITY TAX CLAIMS		28
	1.	Administrative Expense Claims	28
	2.	DIP Facility Claims	29
	3.	Priority Tax Claims	29
D.	NON-SUBSTANTIVE CONSOLIDATION AND CLASSIFICATION OF CLAIMS		30
E.	PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS		30
	1.	Priority Non-Tax Claims (Class 1)	31
	2.	Other Secured Claims (Class 2)	31
	3.	Revolving Credit Facility Claims (Class 3)	31
	4.	First Lien Note Claims (Class 4)	31
	5.	Second Lien Note Claims (Class 5)	32
	6.	General Unsecured Claims (Class 6)	32
	7.	Old Note Claims (Class 7)	32
	8.	Intercompany Claims (Class 8)	33
	9.	Series A Preferred Stock Interests (Class 9)	34
	10.	Series B Preferred Stock Interests (Class 10)	34
	11.	Outstanding Common Stock Interests (Class 11)	34
	12.	Other Outstanding Common Stock Interests (Class 12)	35
F.	IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS THAT ARE IMPAIRED; ACCEPTANCE OR REJECTION OF THE PLAN		35
	1.	Holders of Claims and Interests Entitled to Vote	35
	2.	Acceptance by an Impaired Class	35
	3.	Nonconsensual Confirmation	36
G.	MEANS OF IMPLEMENTATION		36
	1.	Reincorporation of Pliant in Delaware	36
	2.	New Pliant Securities and Corporate Governance	36
	3.	Issuance of Tack-On Notes	38

	4.	Issuance of New Senior Subordinated Notes	38
	5.	Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors	39
	6.	Corporate Governance, Directors, Officers and Corporate Action	39
	7.	Cancellation of Notes, Instruments, Debentures, Preferred Stock, Outstanding Common Stock and Other Outstanding Common Stock Interests	40
	8.	Issuance of New Securities and Related Matters	41
	9.	Exit Financing	42
	10.	Management Stock Plan and Deferred Cash Incentive Plan	42
	11.	Sources of Cash for Plan Distributions	43
	12.	Cram-Down	43
	13.	Additional Transactions Authorized Under the Plan	43
	14.	Emergence Bonus Payments	43
	15.	Exercise of Warrants and Stock Options	43
H.	PROVISIONS GOVERNING DISTRIBUTIONS		44
	1.	General Matters	44
	2.	Record Date for Distributions	44
	3.	Allocation of Plan Distributions Between Principal and Interest	45
	4.	Setoffs	45
	5.	Fractional Shares	45
	6.	Denomination of Tack-On Notes or New Senior Subordinated Notes	45
I.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		46
J.	PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS AND DISPUTED INTERESTS		47
K.	CONFIRMATION AND CONSUMMATION OF THE PLAN		47
	1.	Conditions to Effective Date	47
	2.	Waiver of Conditions	48
	3.	Consequences of Non-Occurrence of Effective Date	48
L.	EFFECT OF PLAN CONFIRMATION		48
	1.	Binding Effect	48
	2.	Releases	49
	3.	Discharge of Claims and Termination of Interests	50
	4.	Preservation of Rights of Action and Settlement of Litigation Claims	50
	5.	Exculpation and Limitation of Liability	51
	6.	Injunction	51
	7.	Term of Bankruptcy Injunction or Stays	51
	8.	Subordination	51
M.	MISCELLANEOUS PLAN PROVISIONS		52
	1.	Retention of Jurisdiction	52
	2.	Committees	52
	3.	Post-Confirmation Date Retention of Professionals	52
	4.	Bar Date for Certain Administrative Expense Claims	52

	5.	Certain Fees and Expenses of Old Indenture Trustee, First Lien Indenture Trustee, Second Lien Indenture Trustee and New Senior Subordinated Notes Indenture Trustee	52
	6.	Compensation and Benefits Programs	53
	7.	Exemption from Transfer Taxes	53
	8.	Amendment or Modification of the Plan	53
	9.	Severability of Plan Provisions	54
	10.	Revocation, Withdrawal or Non-Consummation of the Plan	54
	11.	Disputes Concerning Canadian Claims against and Interests in Canadian Debtors	54
VI. VOTING PROCEDURES AND REQUIREMENTS			54
A.	VOTING DEADLINE		55
B.	HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE		55
C.	VOTE REQUIRED FOR ACCEPTANCE BY A CLASS		56
	1.	Class of Claims	56
	2.	Class of Interests	56
D.	VOTING PROCEDURES		57
	1.	Ballots	57
	2.	Withdrawal or Change of Votes on the Plan	57
E.	OPT-OUT PROCEDURES AND REQUIREMENTS		57
	1.	Unimpaired Opt-Out Deadline	58
	2.	Holders of Claims and Interests Entitled to Receive Unimpaired Opt-Out Elections	59
	3.	Unimpaired Opt-Out Elections	59
VII. CONFIRMATION OF THE PLAN			59
A.	CONFIRMATION HEARING		59
B.	STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN		60
	1.	Acceptance	61
	2.	Fair and Equitable Test	61
	3.	Feasibility	62
	4.	Best Interests Test	63
	5.	Liquidation Analysis	64
VIII. PROJECTED FINANCIAL INFORMATION AND REORGANIZATION VALUE			65
A.	PROJECTED FINANCIAL INFORMATION		65
B.	REORGANIZATION VALUE		66
IX. DESCRIPTION OF CAPITAL STOCK OF NEW PLIANT			68
	1.	Series AA Preferred Stock	69
	2.	Series M Preferred Stock	70
	3.	New Common Stock	71
	4.	New Pliant Stockholders Agreement	72
	5.	Series AA Registration Rights Agreement	72
X. RISK FACTORS			72
A.	GENERAL BANKRUPTCY LAW CONSIDERATIONS		73
	1.	Failure to Obtain Confirmation of the Plan May Result in Liquidation or Alternative Plan on Less Favorable Terms	73

	2.	Failure of Occurrence of the Effective Date May Result in Liquidation or Alternative Plan on Less Favorable Terms	74
B.	OTHER RISK FACTORS		74
	1.	Variances from Projections May Affect Ability to Pay Obligations	74
	2.	Extent of Leverage May Limit Ability to Obtain Additional Financing for Operations	75
	3.	Uncertainty Regarding Exit Facility Credit Agreement May Adversely Affect Success of Reorganization	76
	4.	Assumptions Regarding Value of the Debtors’ Assets May Prove Incorrect	76
	5.	Historical Financial Information May Not Be Comparable	76
	6.	Market and Business Risks May Adversely Affect Business Performance	76
	7.	Failure to Maintain Customer Relationships May Adversely Affect Financial Results	77
	8.	Foreign Currency Risk May Adversely Affect Financial Results	78
	9.	Failure to Attract and Maintain Employees May Adversely Affect Financial Results	78
	10.	Cost of Compliance with Government Regulation May Adversely Affect Financial Results	78
	11.	Volatile Resin Prices May Affect Ability to Recover Raw Material Costs	78
	12.	Intellectual Property May Not Be Adequately Protected	78
	13.	Other Manufactures May Have a Competitive Advantage	79
C.	RISKS TO CREDITORS WHO WILL RECEIVE SECURITIES		79
	1.	Lack of Established Market for the Securities May Adversely Affect Liquidity	79
	2.	Value of New Common Stock May be Significantly Diluted	80
	3.	Lack of Dividends on Securities May Adversely Affect Liquidity	80
	4.	Holders of Options Who Elect to Exercise May Not Realize a Positive Return on Their Investment	80
	5.	Interest of J.P. Morgan Partners, LLC as Controlling Stockholder May Differ from Interests of Other Securities Holders	81
XI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			81
A.	FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS		82
	1.	Cancellation of Indebtedness Income	82
	2.	Net Operating Losses and Other Attributes	83
	3.	Annual Section 382 Limitation on Use of NOLs	83
	4.	Accrued Interest	84
	5.	Federal Alternative Minimum Tax	84
B.	FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND INTERESTS		85
	1.	General	85
	2.	Holders of Class 3 Claims	86
	3.	Holders of Class 7 Claims	86
	4.	Holders of Class 9, 10 and 11 Claims	88
	5.	Holders of Class 12 Interests	89

v

	6.	Series AA Preferred Stock	89
	7.	Market Discount	90
	8.	Non-United States Persons	90
	9.	Information Reporting and Backup Withholding	90
C.	IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE		91
D.	RESERVATION OF RIGHTS		91
XII. CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			91
A.	CANADIAN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND INTERESTS		92
	1.	Holders of Class 6 Claims	92
	2.	Holders of Class 9, 10 and 11 Claims	92
B.	IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE		92
C.	RESERVATION OF RIGHTS		92
XIII. CERTAIN FEDERAL, STATE AND FOREIGN SECURITIES LAW CONSIDERATIONS			93
A.	FEDERAL AND STATE SECURITIES LAW CONSIDERATIONS		93
	1.	Exemption from Registration Requirements	93
	2.	Subsequent Transfers of Securities	93
B.	CANADIAN SECURITIES LAW CONSIDERATIONS		94
	1.	Exemption from Registration and Prospectus Requirements	94
	2.	Subsequent Transfers of Securities	94
XIV. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN			95
A.	CONTINUATION OF THE CHAPTER 11 CASES		95
B.	LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11		95
XV. CONCLUSION AND RECOMMENDATION			96

INDEX OF EXHIBITS

Exhibit A	-	Debtors’ Joint Plan of Reorganization

Exhibit B	-	Liquidation Analysis

Exhibit C	-	Selected Historical Financial Statements

Exhibit D	-	Projections

Exhibit E	-	Form of Support Agreement

Exhibit F	-	List of Retained Litigation

Exhibit G	-	Corporate Structure Chart

Exhibit H	-	Compensation and Benefits Programs

Exhibit I	-	Form of Exit Financing Term Sheet

I. INTRODUCTION

On January 3, 2006 (the “Petition Date”),(2) Pliant Corporation and certain of its subsidiaries, Uniplast Holdings, Inc., Pliant Corporation International, Pliant Solutions Corporation, Pliant Film Products of Mexico, Inc., Pliant Packaging of Canada, LLC, Pliant Investment, Inc., Alliant Company LLC, Uniplast U.S., Inc., Uniplast Industries Co., and Pliant Corporation of Canada Ltd. (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court (collectively, the “Chapter 11 Cases”). In all, the Debtors comprise eleven entities (three of which are also Canadian Debtors (as defined herein)). Also on the Petition Date, the Canadian Debtors commenced ancillary proceedings recognizing their chapter 11 proceedings as “foreign proceedings” pursuant to section 18.6 of the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”), in Toronto, Canada.

(2)           Unless otherwise defined elsewhere in this Disclosure Statement, capitalized terms used but not defined herein have the meanings ascribed to them in the Plan or the Bankruptcy Code.

The Debtors submit this Disclosure Statement in connection with the solicitation of acceptances and rejections with respect to the Debtors’ Joint Plan of Reorganization (the “Plan”), a copy of which is attached as Exhibit A to this Disclosure Statement.

The purpose of this Disclosure Statement is to set forth information (1) regarding the history of the Debtors, their businesses and the Chapter 11 Cases, (2) concerning the Plan and alternatives to the Plan, (3) advising the holders of Claims and Interests of their rights under the Plan, (4) assisting the holders of Claims and Interests in making an informed judgment regarding whether they should vote to accept or reject the Plan and (5) assisting the Bankruptcy Court in determining whether the Plan complies with the provisions of Chapter 11 of the Bankruptcy Code and should be confirmed.

By order dated [                ], 2006, the Bankruptcy Court approved this Disclosure Statement, in accordance with section 1125 of the Bankruptcy Code, as containing “adequate information” to enable a hypothetical, reasonable investor typical of holders of Claims against, or Interests in, the Debtors to make an informed judgment as to whether to accept or reject the Plan, and authorized its use in connection with the solicitation of votes with respect to the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN. No solicitation of votes may be made except pursuant to this Disclosure Statement and section 1125 of the Bankruptcy Code. In voting on the Plan, holders of Claims and Interests should not rely on any information relating to the Debtors and their businesses, other than that contained in this Disclosure Statement, the Plan and all exhibits and appendices hereto and thereto.

The Debtors may supplement or amend this Disclosure Statement or any Exhibits attached thereto at any time prior to the hearing to approve the Disclosure Statement.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES, AND CONFIRMATION, OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY OTHER PURPOSE. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES

OF THE PLAN OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT AND ANY ACCOMPANYING DOCUMENTS.

ALL CREDITORS AND HOLDERS OF INTERESTS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS AND SCHEDULES ATTACHED TO THE PLAN, WHICH CONTROL IN THE EVENT OF ANY INCONSISTENCY OR INCOMPLETENESS. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS DISCLOSURE STATEMENT, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THIS DATE.

ANY STATEMENTS IN THIS DISCLOSURE STATEMENT CONCERNING THE PROVISIONS OF ANY DOCUMENT ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE REFERENCE IS MADE TO SUCH DOCUMENT FOR THE FULL TEXT THEREOF. CERTAIN DOCUMENTS DESCRIBED OR REFERRED TO IN THIS DISCLOSURE STATEMENT HAVE NOT BEEN ATTACHED AS EXHIBITS BECAUSE OF THE IMPRACTICABILITY OF FURNISHING COPIES OF SUCH DOCUMENTS TO ALL RECIPIENTS OF THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW.

THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) OR ANY STATE OR FOREIGN SECURITIES REGULATOR, AND NEITHER THE SEC NOR ANY STATE OR FOREIGN SECURITIES REGULATOR HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF OR CLAIMS AGAINST THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

THIS DISCLOSURE STATEMENT AND ANY ACCOMPANYING DOCUMENTS ARE THE ONLY DOCUMENTS TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. NO SOLICITATION OF VOTES MAY BE MADE EXCEPT AFTER DISTRIBUTION OF THIS DISCLOSURE STATEMENT.

CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS. THE WORDS “BELIEVE,” “MAY,” “WILL,” “ESTIMATE,” “CONTINUE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS IDENTIFY THESE FORWARD-LOOKING

STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED IN ARTICLE X, “RISK FACTORS” AND IN PLIANT’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THE FORWARD-LOOKING EVENTS AND CIRCUMSTANCES DISCUSSED IN THIS DISCLOSURE STATEMENT MAY NOT OCCUR, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS. NONE OF THE DEBTORS, NOR ANY OF THE REORGANIZED DEBTORS UNDERTAKE ANY OBLIGATION TO UPDATE PUBLICLY OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AND IN ITS EXHIBITS HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

THE DEBTORS’ MANAGEMENT, IN CONSULTATION WITH THEIR PROFESSIONAL ADVISORS, PREPARED THE PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT. WHILE THE DEBTORS HAVE PRESENTED THESE PROJECTIONS WITH NUMERICAL SPECIFICITY, THEY HAVE NECESSARILY BASED THE PROJECTIONS ON A VARIETY OF ESTIMATES AND ASSUMPTIONS THAT, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH WILL BE BEYOND THE REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT THEY CANNOT MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OF THESE PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHERMORE, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY DIFFER FROM ANY ASSUMED FACTS AND CIRCUMSTANCES. ALTERNATIVELY, ANY EVENTS AND CIRCUMSTANCES THAT COME TO PASS MAY WELL HAVE BEEN UNANTICIPATED, AND THUS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, EITHER THE DEBTORS OR THE REORGANIZED DEBTORS.

A.                                    PARTIES ENTITLED TO VOTE ON THE PLAN

Under the provisions of the Bankruptcy Code, not all parties in interest are entitled to vote on a chapter 11 plan. Creditors or equity interest holders whose claims or interests are not impaired by a plan are deemed to accept the plan under section 1126(f) of the Bankruptcy Code and are not entitled to vote. Creditors or equity interest holders whose claims or interests are impaired by the Plan, but will receive no distribution under the Plan, are also not entitled to vote because they are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code. For a discussion of these matters, see Article VI, “Voting Procedures and Requirements” and Article VII, “Confirmation of the Plan.”

The following sets forth which classes are entitled to vote on the Plan and which are not:

•                  The Debtors are seeking votes from the holders of Claims and Interests in Class 3 (Revolving Credit Facility Claims), Class 7 (Old Note Claims), Class 8 (Intercompany Claims), Class 9 (Series A Preferred Stock Interests), Class 10 (Series B Preferred Stock Interests) and Class 11 (Outstanding Common Stock Interests).

•                  The Debtors are not seeking votes from holders of Claims and Interests in Class 12 (Other Outstanding Common Stock Interests) because those Claims and Interests are impaired under the Plan and the holders are receiving no distribution on account of such Claims and Interests. These Holders will be deemed to have voted to reject the Plan.

•                  The Debtors are not seeking votes from holders of Claims in Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 4 (First Lien Note Claims), Class 5 (Second Lien Note Claims) and Class 6 (General Unsecured Claims) because those Claims are unimpaired under the Plan, and the holders of Claims in each of these Classes are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan.

For a detailed description of the Classes of Claims and Interests and their treatment under the Plan, see Article V, Sections B and C.

B.                                    SOLICITATION PACKAGE

Accompanying this Disclosure Statement is a package of materials called the “Solicitation Package.”  The Solicitation Package contains copies of, among other things:

•                  the Bankruptcy Court order approving the Disclosure Statement and procedures for soliciting and tabulating votes on the Plan (the “Solicitation Order”) which, among other things, approves this Disclosure Statement as containing adequate information, schedules the Confirmation Hearing, sets the voting deadline, sets out the procedures for distributing Solicitation Packages to the holders of Claims against and Interests in the Debtors, establishes the procedures for tabulating ballots used in voting on the Plan, and sets the deadline for objecting to confirmation of the Plan;

•                  the notice of Confirmation Hearing and entry of the Disclosure Statement Order;

•                  one or more ballots and a postage-paid return envelope (ballots are provided only to holders of Claims and Interests that are entitled to vote on the Plan), which will be used by creditors and interest holders who are entitled to vote on the Plan; and

•                  for Unimpaired creditors, an Unimpaired Opt-Out Election, which can be used by Unimpaired creditors to “opt-out” of certain releases provided for in the Plan if they so choose.

C.                                    VOTING PROCEDURES, BALLOTS, AND VOTING DEADLINE

After carefully reviewing the materials in the Solicitation Package and the detailed instructions accompanying your ballot, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan. In order for your vote to be counted, you must complete and sign your original ballot and return it in the envelope provided (copies will not be accepted). Each ballot has been coded to reflect the Class of Claims or Interests it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded ballot or ballots sent to you with this Disclosure Statement.

In order for your vote to be counted, your ballot must be properly completed in accordance with the voting instructions on the ballot and received no later than the Voting Deadline (as defined in the Solicitation Order) by the Voting Agent (as defined below). Do not return any debt instruments or equity securities with your ballot.

Any executed ballot that does not indicate either an acceptance or rejection of the Plan or indicates both an acceptance and rejection of the Plan will not be counted as a vote either to accept or reject the Plan.

If you are a holder of a Claim or Interest who is entitled to vote on the Plan and did not receive a ballot, received a damaged ballot or lost your ballot, please call the Voting Agent, Bankruptcy Services, LLC at (646) 282-2500.

If you have any questions about the procedure for voting your Claim or Interest, the packet of materials that you have received, the amount of your Claim, or if you wish to obtain, at your own expense an additional copy of this Disclosure Statement and its appendices and exhibits, please contact the Voting Agent.

FOR FURTHER INFORMATION AND INSTRUCTIONS ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE ARTICLE VI, “VOTING PROCEDURES AND REQUIREMENTS.”

Before voting on the Plan, each holder of Claims and Interests in Classes that are entitled to vote on the Plan should read, in its entirety, this Disclosure Statement, the Plan, the Solicitation Order, the notice of the Confirmation Hearing, and the instructions accompanying the ballots. These documents contain important information concerning how Claims and Interests are classified for voting purposes and how votes will be tabulated.

D.                                    CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION

The Bankruptcy Court has scheduled the Confirmation Hearing on [                  ], 2006 at [           ] (prevailing Eastern time) before the Honorable Mary F. Walrath, United States Bankruptcy Judge, at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Fifth Floor, Courtroom No. 4, Wilmington, Delaware 19801. The Confirmation Hearing may

be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of adjournment at the Confirmation Hearing, or at any subsequent adjourned Confirmation Hearing. Any objection to Confirmation of the Plan must: (i) be made in writing; (ii) state the name and address of the objecting party and the nature of the claim or interest of such party; (iii) state with particularity the legal and factual basis and nature of any objection to the Plan; and (iv) be filed with the Court, together with proof of service, and served so that they are received on or before [                  ], 2006 at [                    ], prevailing Eastern Time, by the following parties:

Counsel to the Debtors:
Sidley Austin LLP	Young Conaway Stargatt & Taylor, LLP
One South Dearborn Street	The Brandywine Building
Chicago, Illinois 60603	1000 West Street, 17th Floor
Facsimile: (312) 853-7036	P.O. Box 391
Attn: Larry J. Nyhan	Wilmington, Delaware 19899-0391
Facsimile: (302) 571-1253
Attn: Robert S. Brady

The United States Trustee:
U.S. Trustee
Office of the United States Trustee
J. Caleb Boggs Federal Building
844 King Street, Suite 2207
Lock Box 35
Wilmington, DE 19801
Facsimile: (302) 573-6497
Attn: Mark S. Kenney

Counsel to the Official Committee of Unsecured Creditors:
Lowenstein Sandler PC	Ashby & Geddes, P.A.
65 Livingston Avenue	222 Delaware Avenue, 17th Floor
Roseland, NJ 07068	P.O. Box 1150
Facsimile: (973) 597-2375	Wilmington, Delaware 19899
Attn: Kenneth A. Rosen	Fax: (302) 654-2067
Attn: Don A. Beskrone

II. OVERVIEW OF THE PLAN

The following summary is a general overview only, which is qualified in its entirety by, and should be read in conjunction with, the more detailed discussions, information, and financial statements and notes thereto appearing elsewhere in this Disclosure Statement and the Plan. For a more detailed description of the terms and provisions of the Plan, see Article V, “The Plan of Reorganization.”   The Debtors, moreover, reserve the right to modify the Plan consistent with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

A.                                    GENERAL OVERVIEW

The Plan is based primarily upon a prepetition compromise and agreement with the holders of more than 66 2/3% of Pliant’s 13% Senior Subordinated Notes, the holders of a majority of the outstanding shares of Pliant’s mandatorily redeemable preferred stock and the holders of a majority of the outstanding shares of Pliant’s common stock. At its core, the Plan provides that

(i) $320 million of Pliant’s 13% Senior Subordinated Notes will be exchanged for a combination of 30% of new common stock, $260 million of new Series AA Preferred Stock, certain additional consideration, and up to $35 million of new debt, (ii) $278 million of Pliant’s mandatorily redeemable preferred stock will be exchanged for a combination of up to $75.5 million of new Series AA Preferred Stock and 28% of new common stock, (iii) holders of outstanding common stock will receive 42% of new common stock, and (iv) the Debtors’ first lien and second lien noteholders’ claims and the claims of trade and other general unsecured creditors will remain unimpaired. As part of the Plan, Pliant will be reincorporated in Delaware, and the new common stock, Series AA Preferred Stock and new debt will be issued by Pliant Corporation, a Delaware corporation (“New Pliant”).

B.                                    SUMMARY OF CLASSIFICATION AND TREATMENT OF ALLOWED CLAIMS AGAINST AND INTERESTS IN EACH OF THE DEBTORS UNDER THE PLAN

The following chart summarizes the projected distributions to holders of Allowed Claims against and Interests in each of the Debtors under the Plan. Although every reasonable effort was made to be accurate, the projections of estimated recoveries are only an estimate. Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court. As a result of the foregoing and other uncertainties which are inherent in the estimates, the estimated recoveries in this Disclosure Statement may vary form the actual recoveries received. In addition, the ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain confirmation of the Plan and meet the conditions to confirmation and effectiveness of the Plan, as discussed in this Disclosure Statement. The recoveries set forth below are projected recoveries only and may change based upon changes in the amount of Allowed Claims and Interests as well as other factors related to the Debtors’ business operations and general economic conditions. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Allowed Claims against and Interests in each of the Debtors.

Class	Claim/Interest	Treatment	Estimated Allowed Amount		Estimated Recovery (%)
			(in millions)
N/A	Administrative Expense Claims	Unimpaired	$114.6		100%
N/A	DIP Facility Claims	Unimpaired	N/A	(3)	100%
N/A	Priority Tax Claims	Unimpaired	$0.3		100%
1	Priority Non-Tax Claims	Unimpaired	$0	(4)	100%
2	Other Secured Claims	Unimpaired	$7.4		100%

(3)           As of the date of the filing of this Disclosure Statement, the Debtors have not borrowed any funds under the DIP Facility Agreement and have paid all fees due to the DIP Facility Lenders on a current basis.  To the extent the Debtors borrow funds under the DIP Facility Agreement in the future, any resulting DIP Facility Claims shall be paid in full as set forth in the Plan.

(4)           As of the date of the filing of this Disclosure Statement, the Debtors estimate that they will not owe any amounts on account of Priority Non-Tax Claims when they emerge from chapter 11.

3	Revolving Credit Facility Claims	Impaired	$137.6	100%
4	First Lien Note Claims	Unimpaired	$294.5	100%
5	Second Lien Note Claims	Unimpaired	$273.7	100%
6	General Unsecured Claims	Unimpaired	$24.5	100%
7	Old Note Claims	Impaired	$344.8	See Note A
8	Intercompany Claims	Impaired	N/A	See Note B
9	Series A Preferred Stock Interests	Impaired	N/A	See Note C
10	Series B Preferred Stock Interests	Impaired	N/A	See Note D
11	Outstanding Common Stock Interests	Impaired	N/A	See Note E
12	Other Outstanding Common Stock Interests	Impaired	N/A	0%

Note A: Each Holder of an Allowed Old Note Claim shall receive:

(a)           its Pro Rata share of Tack-On Notes as consideration for the accrued and unpaid interest payment due on December 1, 2005; provided, however, that in the event that the grant of Tack-On Notes as provided in Section 3.2(g) of the Plan results in First Lien Impairment or Second Lien Impairment, such Holder shall not receive Tack-On Notes but shall instead receive its Pro Rata share of New Senior Subordinated Notes;

(b)           its Pro Rata share of Bondholder Series AA Preferred Stock;

(c)           its Pro Rata share of Bondholder Common Stock; and

(d)           if Class 7 accepts the Plan, Bondholder Additional Consideration; provided, however, that in the event that the grant of Bondholder Additional Consideration pursuant to Section 3.2 (g) of the Plan results in First Lien Impairment or Second Lien Impairment, such Holder shall not be entitled to any Bondholder Additional Consideration.

In addition, Class 7 shall receive Cash in an amount equal to the Consenting Noteholders’ Professionals Fees, which cash shall be paid directly by Pliant to the relevant professionals incurring such fees.

Note B: On the Effective Date, at the option of the Debtors, all Intercompany Claims in Class 8 shall either be (i) Reinstated, in full or in part, or (ii) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan, provided, however, that prior to such discharge and extinguishment such Intercompany Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Debtors. Any and all Class 8 Claims, or portions thereof, being extinguished and, to the extent, if any, such Claims are being contributed to capital or treated in another manner as permitted in the Plan, are set forth in Exhibit M to the Plan.

Note C: Each Holder of an Allowed Series A Preferred Stock Interest shall receive its Pro Rata share of: (i) the Series A/Series AA Preferred Stock and (ii) the Series A Common Stock.

Note D: Each Holder of an Allowed Series B Preferred Stock Interest shall receive an amount equal to $5,146 per share in Cash on account of each vested share, or portion thereof, of Series B Preferred Stock held by such Holder; provided, however, that Holders of Series B Preferred Stock that are eligible to participate in the Management Stock Plan or Deferred Cash Incentive Plan, each of which are described in Section V.G.10 infra, are required to forego any distribution as provided for in Section 3.3(b) of the Plan as a condition to their participation in the Management Stock Plan or Deferred Cash Incentive Plan. All unvested Series B Preferred Stock Interests shall be cancelled, annulled and extinguished, and the Holders thereof shall not be entitled to any distribution on account of such unvested shares.

Note E: Each Holder of an Allowed Outstanding Common Stock Interest shall receive its Pro Rata share of New Equity Common Stock.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, DIP Facility Claims and Priority Tax Claims have not been classified and are excluded from the foregoing Classes (as set forth in Article II of the Plan).

III. GENERAL INFORMATION

A.                                    OVERVIEW OF CHAPTER 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and its equity security holders. In addition to permitting the rehabilitation of a debtor, another goal of chapter 11 is to promote the equality of treatment of similarly situated creditors and equity interest holders with respect to the distribution of a debtor’s assets.

The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the commencement date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor-in-possession.”

The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against and equity interests in the debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the order approving confirmation of a plan discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan.

After a plan of reorganization has been filed in a chapter 11 case, certain holders of claims against or equity interests in a debtor are permitted to vote to accept or reject the plan. Prior to soliciting acceptances of the proposed plan, section 1125 of the Bankruptcy Code requires a plan proponent to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment whether to accept or reject the plan. The Debtors are submitting this Disclosure Statement to holders of Allowed Claims and Interests against each Debtor in order to satisfy the requirements of section 1125 of the Bankruptcy Code.

B.            THE DEBTORS’ BUSINESSES AND PROPERTIES

Pliant (f/k/a Huntsman Packaging Corporation), the ultimate corporate parent of the other Debtors and other non-debtor affiliates, was founded in 1992. Pliant and its Debtor and non-debtor affiliates (collectively, the “Company”) are among North America’s leading manufacturers of value-added films and flexible packaging for food, personal care, medical, agricultural and industrial applications. As of the Petition Date, the Company operated 22 principal manufacturing and research and development facilities in the United States, Canada, Australia, Mexico and Germany and employed approximately 3,000 employees worldwide.

The Company supplies numerous industries in North America with more than 20 percent of their film and packaging needs. Among the products manufactured by the Company are personal care films, medical films, agricultural films, stretch films, PVC films, barrier films and custom films. Among other things, these films are used in bread and bakery bags, cookie, cracker and cereal box liners, stand-up pouches for non-carbonated beverages, disposable diapers, feminine care products, adult incontinence products,  disposable surgical drapes and gowns, and protective packaging for medical supplies.

As of September 30, 2005, the Company reported total assets having a book value of $776.3 million. In addition, the Company had net sales from continuous operations of approximately $968.7 million for the year ending December 31, 2004. A chart depicting the Company’s corporate structure is annexed hereto as Exhibit G.

1.                                       Customers.

The Company’s films are components of flexible packaging for some of the largest food companies in the world, including household names such as Campbell’s, George Weston Bakeries (Thomas’®, Brownberry®, and Boboli®), Kraft/Nabisco Foods, Mission Foods, and Starbucks® Coffee. The Company also sells films directly to grocery retailers such as Kroger, Publix, and Safeway, as well as mass merchants such as Wal-Mart and Costco Wholesale. The Company’s customers also include many of North America’s largest flexible packaging converters, such as Alcan Packaging (which recently acquired customers Lawson Mardon and Pechiney), Printpack and Sonoco, and the largest national distributors of industrial films – Bunzl, Unisource and Xpedx. In addition, the Company manufactures and supplies film to some of the largest non-food film consumers in North America, including 3M, Baxter, Becton-Dickinson, Johnson & Johnson, Kimberly-Clark, Procter and Gamble, and Tyco Healthcare. No single customer accounted for more than 10% of the Company’s net sales for the year ended December 31, 2004 or the six months ended June 30, 2005.

2.                                       Manufacturing and Raw Materials.

The Company manufactures its film products using both blown and cast extrusion processes. In each process, thermoplastic resin pellets are combined with other resins, plasticizers or modifiers in a controlled, high temperature, pressurized process to create films with specific performance characteristics. These two basic film manufacturing processes produce films with uniquely different performance characteristics. Blown films offer enhanced physical properties, such as increased tear and puncture resistance and better barrier protection. Cast films are generally clearer, softer and more uniform in thickness. The Company also produces a significant amount of printed film rollstocks and bags. The Company employs both flexographic and rotogravure printing equipment in its printing operations.

The products that the Company produces require a variety of raw materials, including polyethylene, PVC, polypropylene and other resins and additives (collectively, “Resins”). The Company purchases most of its Resin from major oil companies and petrochemical companies in North America. For the year ending December 31, 2004 and the six months ending June 30, 2005, Resin costs comprised approximately 61% and 64%, respectively, of the Company’s total manufacturing costs. Raw material costs as a percentage of sales increased to 55.0% for the third quarter of 2005, compared to 51.8% for the comparable period of 2004.

3.                                       Sales and Marketing.

Due to the Company’s broad range of product offerings and customers, its sales and marketing efforts are generally product or customer specific. Most of the Company’s salespeople are dedicated to a specific product line and sometimes to specific customers. While the majority of the Company’s Specialty Films, Printed Products, Engineered Films, Industrial Films and Performance Films are sold by its own direct sales force, certain types of films in these segments are sold through independent third-party brokers.

4.             Intellectual Property.

Patents, trademarks and licenses are significant to the businesses of the Debtors. The Debtors have patents on many of their products and processes that are routinely renewed by the Debtors prior to their expiration. The Debtors also rely on unpatented proprietary know-how, continuing technological innovation and other trade secrets. In addition, the Debtors license certain intellectual property from third parties.

5.             Properties.

The Company’s executive offices are located at 1475 Woodfield Road, Suite 700, Schaumburg, Illinois 60173. This executive office space is leased by the Company. The Company also leases warehouse and office space at various other locations.

In addition, as set forth below, the Company operates 23 principal manufacturing and research and development facilities in the United States, Canada, Australia, Mexico and Germany. With the exception of six of these facilities, all are owned by the Company.

Location	Products

Chippewa Falls, Wisconsin	Converter and personal care films
Danville, Kentucky (two plants)	Converter, polyethylene stretch and custom films
Deerfield, Massachusetts	Converter films
Orillia, Canada (two plants)*	Converter films
Dalton, Georgia	Converter, barrier and custom films
Bloomington, Indiana*	Barrier and custom films
Odon, Indiana	Barrier and custom films
Barrie, Canada*	PVC and polyethylene films
Calhoun Georgia	PVC films
Lewisburg, Tennessee	Polyethylene stretch films
Phillipsburg, Germany	PVC films
Preston, Australia*	PVC films
Toronto, Canada	PVC and polyethylene stretch films
Harrington, Delaware	Personal care, medical and converter films
McAlester, Oklahoma	Personal care, medical and converter films, and printed rollstock
Washington, Georgia	Personal care, medical and agricultural films
Kent, Washington	Printed bags and rollstock
Langley, British Columbia*	Printed bags and rollstock
Macedon, New York	Printed bags and rollstock
Mexico City, Mexico*	Barrier, personal care and custom films, printed bags and rollstock
Newport News, Virginia	Research facility and pilot plant

* Indicates a leased building. In the case of Orillia, Canada, only one of the two plants is leased.

C.            OPERATIONAL STRUCTURE OF THE DEBTORS

Pliant currently has fifteen (15) domestic and foreign subsidiaries. The integrated operations of Pliant and its domestic and foreign subsidiaries are divided into four operating segments corresponding generally to major product groups: (a) the Specialty Products Group, (b) the Industrial Films Segment, (c) the Engineered Films Segment, and (d) the Performance Films Segment.

1.                                       Specialty Products Group.

The Specialty Products Group consists of (i) the Specialty Film division and (ii) the Printed Products Films division. The Company’s Specialty Films division produces personal care films, medical films, and agricultural films. The Company is one of North America’s leading producers of personal care films used in disposable diapers, feminine care products and adult incontinence products.

In addition, the Company is a specialized niche manufacturer of medical films. The Company’s medical films are used in disposable surgical drapes and gowns. The Company also produces protective packaging for medical supplies, such as disposable syringes, intravenous fluid bags and disposable medical devices.

Moreover, the Company is one of North America’s largest producers of polyethylene mulch films that are sold to fruit and vegetable growers and to nursery operators. The Company’s mulch films are used extensively throughout North America and Latin America. Commercial growers of crops such as peppers, tomatoes, cucumbers and strawberries are the primary consumers of the Company’s mulch films. These crops are typically planted on raised beds that are tightly covered with mulch film. The mulch film eliminates or retards weed growth, significantly reduces the amount of water required to sustain the plants, controls soil bed temperatures for ideal growing conditions and allows easy application of fertilizer.

The Company’s Printed Products Films division provides printed rollstock, bags and sheets used to package food and consumer goods. Printed bags and rollstocks are sold to bakeries, fresh and frozen food processors, manufacturers of personal care products, textile manufacturers and other dry goods processors. Bread and bakery bags represent a significant portion of the Company’s Printed Products Films business. The Company’s Printed Products Films division produces approximately four billion bread and bakery bags each year.

2.                                       Industrial Films Segment.

The Company’s Industrial Films Segment manufactures polyethylene stretch films and PVC films. Stretch films are used to bundle, unitize and protect palletized loads during shipping and storage. Stretch films continue to replace more traditional packaging, such as corrugated boxes and metal strapping, because of stretch film’s lower cost, higher strength and ease of use.

The Company’s PVC films are used by supermarkets, delicatessens and restaurants to wrap meat, cheese and produce. Use of PVC films in these applications is preferred because of the films’ clarity, elasticity and cling. The Company also produces PVC films for laundry and dry cleaning bags. Finally, the Company produces PVC films for companies that repackage the films into smaller cutterbox rolls for sale in retail markets in North America, Latin America and Asia.

3.                                       Engineered Films Segment.

The Company’s Engineered Films Segment manufactures films that are sold to converters of flexible packaging who laminate them to foil, paper or other films, print them, and ultimately fabricate them into the final flexible packaging product. The Company’s engineered films are a key component in a wide variety of flexible packaging products, such as fresh-cut produce packages, toothpaste tubes and stand-up pouches. Generally, the Company’s engineered films add value by providing the final packaging product with specific performance characteristics, such as moisture, oxygen or odor barriers, ultraviolet protection or desired sealant properties. Because engineered films are sold for their barrier, sealant or other properties, they must meet stringent performance specifications established by the converter, including gauge control, clarity, sealability and width accuracy. The Company is one of North America’s leading manufacturers of films sold to converters and is an innovator in introducing new engineered film products into the market to meet flexible packaging industry trends and specific customer needs.

4.                                       Performance Films.

The Company’s Performance Films Segment manufactures a variety of barrier and custom films, primarily for smaller, but profitable, niche segments in flexible packaging and industrial markets. For example, the Company is a leading manufacturer of barrier films for cookie, cracker and cereal box liners and of barrier films for liners in multi-wall pet food bags, photoresist coatings for the electronics industry, and films for the protection and transportation of sheet molding compound used in the manufacture of boats and automotive parts.

D.            MANAGEMENT OF THE DEBTORS

1.                                       Directors.

The Board of Directors of Pliant currently consists of seven members, four of whom are designated by Pliant’s institutional common stockholders and warrant holders, two of whom are independent, and one of whom is appointed by Pliant’s Board of Directors and must be a member of Pliant’s senior management. In addition, the Christena Karen H. Durham Trust has the right to designate two directors to the Board, but those seats are currently vacant. As of the Petition Date, the members of the Board of Directors included: Harold C. Bevis, John D. Bowlin, Edward A. Lapekas, Stephen McKenna, Albert (Pat) MacMillan, Jeffrey C. Walker and Timothy J. Walsh. The Board of Directors currently has two committees: the Audit Committee and the Compensation Committee.

The Audit Committee maintains oversight responsibilities with respect to accounting, auditing, financial reporting and internal control processes generally. The Compensation Committee maintains oversight responsibility with respect to, among other things, the compensation of officers and employees as well as the Company’s benefit programs.

2.                                       Executive Officers.

Set forth below are the senior executive officers of Pliant, as of filing of this Disclosure Statement, elected by Pliant’s Board of Directors and each officer’s position within Pliant.

Name	Position

Harold C. Bevis	President and Chief Executive Officer
R. David Corey	Executive Vice President and Chief Operating Officer
Kenneth J. Swanson	Senior Vice President and President, Specialty Products
Robert J. Maltarich	Senior Vice President and General Manager – Industrial Films Business Group
Greg E. Gard	Senior Vice President, Technology & Innovation
Joseph J. Kwederis	Senior Vice President, Finance/Chief Financial Officer
Jim Kingsley	Senior Vice President and General Manager of Engineered Films
Drew McLean	Senior Vice President, Sales, Marketing and Customer Service
James Kaboski	Vice President, Strategy and Business Development
Thomas E. McShane	Vice President, Corporate Controller
Trisha Feely	Vice President of Human Relations
Stephen T. Auburn	Vice President and General Counsel
Chris M. Nielsen	Vice President and Treasurer

E.             COMPENSATION AND BENEFITS PROGRAMS

In the ordinary course of business, the Debtors have implemented a number of compensation and benefits programs, which are designed to reward the Debtors’ employees for excellent service, incentivize future performance, and provide employees with a competitive compensation and benefits package. Except as otherwise indicated on Exhibit I of the Plan, the Debtors intend to honor, in the ordinary course of business after their emergence from Chapter 11, all of their employee compensation and benefits programs that are in effect as of the Confirmation Date, as they may be amended or modified from time to time. These employee compensation and benefits programs are listed and generally described in Exhibit H hereto, with the exception of collectively bargained programs (e.g., collectively bargained agreements and pension and other benefit plans), insured and self-insured programs (e.g., health plans), and customary fringe benefit policies (e.g., vacation, sick leave). The descriptions set forth in Exhibit H are not, and are not intended to be, comprehensive. All such plans and other programs are governed by applicable plan and program terms and conditions, as in effect or amended from time to time. In addition, the Debtors reserve the right to modify, amend or terminate any or all of their employee benefit and compensation programs in the ordinary course of business in their sole discretion, subject to applicable modification, amendment or termination provisions and/or applicable law. In the event the Debtors terminate any compensation or benefit programs prior to the Confirmation Date, they will file an amendment to Exhibit I to the Plan.

In addition to those compensation and benefits programs discussed above, on the Effective Date of the Plan, New Pliant shall pay emergence bonus payments to a limited number of officers and other key employees of the Reorganized Debtors who are and have been principally responsible for the reorganization efforts in order to incentivize such key employees to enable the Debtors to emerge from chapter 11 and achieve the Debtors’ Plan goals expeditiously and in a manner consistent with the Plan. The emergence bonus plan shall contain terms as set forth in Exhibit J to the Plan. Finally, as described in greater detail in Section V.G.10, the Plan also provides for the issuance of Series M Preferred Stock as well as a Deferred Cash Incentive Plan, which shall be used for the purpose of granting awards to officers and other employees of New Pliant.

F.             DEBT AND CAPITAL STRUCTURE OF THE COMPANY

1.                                       Prepetition Secured Credit Obligations.

(a)           Revolving Credit Facility Agreement

Pliant and certain of the Debtors are party to that certain Amended and Restated Credit Agreement, dated as of November 21, 2005, by and among Pliant and certain of its subsidiaries, as borrowers, General Electric Capital Corporation, as Domestic A Agent, Administrative Agent, Collateral Agent and Lender, and Morgan Stanley Senior Funding, Inc., as Domestic B Agent and Lender. Pursuant to the Revolving Credit Facility Agreement,(5) the Revolving Credit Facility Lenders committed to advance loans and provide letters of credit in an aggregate principal amount of up to $140 million to the Debtors.

(5)           The Revolving Credit Facility refinanced the obligations owed pursuant to that certain $100 million revolving credit facility, dated February 17, 2004.

As of the Petition Date, the Debtors were indebted to the Revolving Credit Facility Lenders in the aggregate principal amount of $130,953,697, plus accrued interest with respect thereto and any fees, costs and charges provided under the Revolving Credit Facility Agreement.

Each of the borrowers under the Revolving Credit Facility is a cross-guarantor of the indebtedness under the Revolving Credit Facility Agreement of each other borrower, and certain non-borrowers also guaranteed the indebtedness under the Revolving Credit Facility Agreement.(6)  Additionally, the indebtedness under the Revolving Credit Facility Agreement is secured by a security interest in and lien upon certain of the Debtors’ property, including a first priority security interest in, among other things, inventory, receivables, deposit accounts, the capital stock of, or other equity interests in, subsidiaries, investment property and certain other assets with respect to which a lien was granted as security for the indebtedness under the Revolving Credit Facility Agreement and a second priority security interest in the Debtors’ real property, fixtures, equipment, intellectual property and all other types of property in which a first priority security interest or lien was granted to the First Lien Noteholders pursuant to the First Lien Notes Indenture.

(6)           The borrowers under the Revolving Credit Facility are: (i) Pliant Corporation; (ii) Pliant Packaging of Canada, LLC; (iii) Uniplast Holdings, Inc.; (iv) Uniplast U.S., Inc.; and (v) Uniplast Industries Co.  Additional guarantors under the Revolving Credit Facility are: (i) Pliant Corporation International; (ii) Pliant Film Products of Mexico, Inc. and (iii) Pliant Solutions Corporation.

(b)           Secured Note Obligations

As of the Petition Date, Pliant had two (2) outstanding tranches of secured notes: the First Lien Notes and the Second Lien Notes. Pursuant to the First Lien Notes Indenture, Pliant is indebted to the First Lien Noteholders in the principal amount of $276,788,000, plus additional fees, costs and expenses as of the Petition Date. As collateral for the First Lien Notes Indenture, the Debtors granted a first priority security interest in and lien upon the Debtors’ real property, fixtures, equipment, intellectual property and all other types of property as described in the First Lien Notes Indenture (the “First Lien Noteholder Collateral”) and a second priority security interest and lien upon the Debtors’ inventory, receivables, deposit accounts, the capital stock of, or other equity interest in, subsidiaries, investment property and certain other assets with respect to which a lien was granted as security under the Revolving Credit Facility Agreement (the “Revolving Credit Facility Collateral”). This indebtedness is guaranteed by certain of Pliant’s domestic subsidiaries and by a Canadian subsidiary, Uniplast Industries Co.(7)

(7)           The guarantors of the indebtedness under the First Lien Notes Indenture are: (i) Pliant Corporation International; (ii) Pliant Film Products of Mexico, Inc.; (iii) Pliant Packaging of Canada, LLC; (iv) Uniplast Holdings, Inc.; (v) Uniplast U.S., Inc.; and (vi) Uniplast Industries Co.

Pursuant to the Second Lien Notes Indenture, Pliant is indebted to the Second Lien Noteholders in the approximate amount of $250,000,000 plus additional accrued interest, fees, costs and expenses as of the Petition Date. As collateral for the Second Lien Notes Indenture, the Debtors granted a second priority security interest in and lien upon the First Lien Noteholder Collateral and the Revolving Credit Facility Collateral. This indebtedness is guaranteed by certain of Pliant’s domestic subsidiaries.(8)

(8)           The guarantors of the indebtedness under the Second Lien Notes Indenture are: (i) Pliant Corporation International; (ii) Pliant Film Products of Mexico, Inc.; (iii) Pliant Packaging of Canada, LLC; (iv) Pliant Solutions Corporation; (v) Uniplast Holdings, Inc.; and (vi) Uniplast U.S., Inc.

2.                                       Intercreditor Agreement.

The collateral agent for the Revolving Credit Facility Lenders,(9) the trustee under the First Lien Notes Indenture, the trustee under the Second Lien Notes Indenture and certain of the

(9)           By that certain Consent and Amendment, dated March 8, 2004, General Electric Capital Corporation succeeded Deutsche Bank Trust Company Americas as Collateral Agent under the Prior Credit Facility.  General Electric Capital Corporation remains as the Collateral Agent under the Revolving Credit Facility Agreement.

Debtors are parties to an Amended and Restated Intercreditor Agreement dated as of February 17, 2004. The Intercreditor Agreement delineates the rights and obligations of the parties with respect to the liens described above.

3.                                       DIP Financing and Use of Cash Collateral.

Prior to the Petition Date, the Debtors negotiated an agreement to obtain a commitment for postpetition financing that would allow them to satisfy their ongoing obligations to vendors and suppliers, purchase raw materials and new inventory, and otherwise finance their operations. On January 4, 2006, the Debtors entered into the Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement (as may be subsequently modified or amended, the “DIP Facility Agreement”), by and among Pliant Corporation and the Domestic Subsidiary Borrowers parties thereto, as borrowers, General Electric Capital Corporation, as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, GE Capital Market, Inc., as Sole Lead Arranger and Sole Book Runner, and the Lenders parties thereto (collectively, the “DIP Facility Lenders”). Although the DIP Facility Agreement is nominally in the amount of $200 million, the availability is reduced by any amount outstanding under the Revolving Credit Facility Agreement, and therefore the DIP Facility Agreement provides for a maximum of approximately $68.8 million of additional postpetition financing.

On the Petition Date, the Debtors filed a Motion for Interim and Final Orders (I) Authorizing the Debtors to Obtain Post-Petition Financing Pursuant to section 364 of the Bankruptcy Code; (II) Authorizing Limited Use of Cash Collateral; (III) Granting Liens, Including Priming Liens, and Super-Priority Claims; (IV) Granting Adequate Protection to Prepetition Secured Parties; and (V) Scheduling the Final Hearing on the Debtors’ Motion to Incur Such Financing on a Permanent Basis and Approving the Form and Method of Notice Thereof (the “DIP Motion”).

After a hearing held on February 2, 2006, the Bankruptcy Court entered an order on February 2, 2006 approving the DIP Motion on a final basis (as may be subsequently modified or amended, the “Final DIP Order”). The Final DIP Order approved the DIP Facility Agreement on a final basis and authorized the Debtors to use the cash collateral of the Revolving Credit Facility Agents, the Revolving Credit Facility Lenders, the trustee under the First Lien Notes Indenture, the First Lien Noteholders, the trustee under the Second Lien Notes Indenture and the Second Lien Noteholders (each as defined in the Plan, and collectively, the “Prepetition Entities”). As adequate protection for the use of their cash collateral, the Prepetition Entities were granted, among other things, certain replacement liens, administrative claims, and, in some cases, payment of certain interest, fees and expenses. The Debtors’ obligations under the DIP Facility Agreement are secured by valid, binding, enforceable, first priority (i.e., priming) perfected security interests and liens in substantially all of the assets of the Debtors, as well as super-priority administrative expense claims having priority over all unencumbered prepetition or postpetition property of the Debtors.

4.                                       Unsecured Note Obligations.

(a)           Old Notes

In 2000, Pliant issued those certain 13% Senior Subordinated Notes due 2010 in the aggregate amount of $220 million (the “2000 Notes”). In 2002, Pliant issued those certain Senior Subordinated Notes due 2010 in the aggregate amount of $100 million (together with the 2000 Notes, the “Old Notes”). The Old Notes mature on June 1, 2010, and cash interest is payable on June 1 and December 1 of each year. The Old Notes are subordinated to all of Pliant’s existing and future senior debt, rank equally with any future senior subordinated debt, and rank senior to any future subordinated debt. The Old Notes are unsecured, and are guaranteed by certain of Pliant’s subsidiaries.

On November 4, 2005, Pliant entered into a First Supplemental Indenture with respect to each of the Old Notes Indentures. The Old Notes Indentures were amended to increase the amount of indebtedness permitted to be incurred thereunder by $25 million. In addition, on November 17, 2005, Pliant entered into a Second Supplemental Indenture with respect to each of the Old Notes Indentures. The Old Notes Indentures were amended to modify the anti-layering covenant and related definition of “senior indebtedness” in the Old Notes Indentures and to increase the amount of indebtedness permitted to be incurred under the Old Notes Indenture governing the 2000 Notes by an additional $20 million, thereby allowing Pliant to enter into the Revolving Credit Facility Agreement.

5.                                       Intercompany Claims.

In the normal operations of the Debtors’ businesses, the Debtors and certain of their non-debtor affiliates engage in intercompany transactions involving intercompany trade and intercompany capital needs. As a result, there are numerous intercompany claims that reflect intercompany receivables and intercompany payables made and/or accrued in the ordinary course of the Debtors’ businesses. These intercompany transactions include, but are not limited to, amounts on account of (1) trade receivables and payables resulting from the Debtors’ centralized cash management systems, (2) centrally billed expenses that are allocated among the Debtors and non-debtor affiliates, (3) corporate expenses that are allocated among the Debtors and non-debtor affiliates, (4) advances between and among the Debtors and the non-debtor affiliates used for funding the respective entity’s operations, and (5) interest on outstanding intercompany balances. Accordingly, at any given time, there may be intercompany claims owing among the Debtors and/or non-debtor affiliates. The Debtors maintain records of all intercompany transactions and can ascertain, trace and account for all intercompany transactions.

6.                                       Common Stock and Preferred Stock of Pliant.

(a)           Common Stock

Pliant’s articles of incorporation authorize the issuance of 10,000,000 shares of common stock, of which 571,711 shares were outstanding as of the Petition Date. Pliant’s common stock is not publicly traded. As of December 31, 2005, J.P. Morgan Partners (BHCA), L.P. and/or affiliates owned approximately fifty-five percent (55%) of Pliant’s outstanding common stock. In addition to J.P. Morgan Partners (BHCA), L.P. and/or its affiliates, each of The Christena Karen H. Durham Trust and Perry Acquisition Partners- 2, L.P. own five percent (5%) or more of Pliant’s common stock. All other holders own less than five percent (5%) of the outstanding common stock of Pliant.

In addition, there are approximately 136,739 warrants outstanding for the purchase of Pliant’s common stock. These warrants have an exercise price of .01 per share. As of the Petition Date, J.P. Morgan Partners (BHCA), L.P. and/or its affiliates held approximately 64.3% of the warrants. Finally, Pliant has issued stock options to certain of its present and former employees for the purchase of its common stock.

(b)           Preferred Stock

In addition to its common stock, Pliant’s articles of incorporation authorize the issuance of two series of preferred stock—Series A Preferred Stock and Series B Preferred Stock. As of the Petition Date, Pliant had approximately $253.6 million of Series A Preferred Stock outstanding. As of December 31, 2005, J.P. Morgan Partners (BHCA), L.P. and/or affiliates owned approximately fifty nine percent (59%) of Pliant’s outstanding Series A Preferred Stock.

In 2004, Pliant issued the Series B Preferred Stock in connection with its 2004 Restricted Stock Incentive Plan, pursuant to which Pliant sold the Series B Preferred Stock to its Chief Executive Officer and certain other officers of the company. Pursuant to the terms of the 2004 Restricted Stock Incentive Plan, the interests in the Series B Preferred Stock vest over time. As of December 24, 2005, approximately 196 shares out of 628 shares were vested.

G.                                    PENDING LITIGATION AGAINST THE DEBTORS.

As a consequence of the Debtors’ commencement of these Chapter 11 Cases, all pending claims and litigation against the Debtors in the United States have been automatically stayed pursuant to section 362 of the Bankruptcy Code. In addition, as a consequence of three of the Debtors – Uniplast Industries Co., Pliant Corporation of Canada Ltd., and Pliant Packaging of Canada, LLC (the “Canadian Debtors”) – commencement of proceedings recognizing their chapter 11 proceedings as “foreign proceedings” pursuant to section 18.6 of the CCAA, all pending claims and litigation against Uniplast Industries Co., Pliant Corporation of Canada Ltd., and Pliant Packaging of Canada, LLC in Canada have also been stayed by order of the Canadian Court.

The Debtors are involved from time to time in a variety of litigation that is incidental to their businesses. The material pending litigation of which the Debtors are currently aware and which may result in further litigation following the Effective Date are set forth on the attached Exhibit F. Exhibit F of the Disclosure Statement is not, and is not intended to be, a comprehensive list of all actions involving the Debtors and specifically excludes, among others, administrative actions, workers compensation actions and actions involving union grievances. Inclusion on Exhibit F is for disclosure purposes only and is not an admission, and is not intended to be an admission, of liability with respect to any claim or action.

The Debtors anticipate that, to the extent any of the litigation set forth on Exhibit F is not resolved prior to the Effective Date of the Plan and/or removed by the Debtors to federal court consistent with their powers under applicable law, such litigation will continue after the Effective Date in the forum(s) in which it was initiated. Any adverse judgment in any of these actions would constitute a Claim that would be treated in accordance with the provisions of the Plan, so long as such Claim was otherwise allowable because it complied with the applicable requirements of these Chapter 11 Cases and the Bankruptcy Code.

H.                                    EVENTS LEADING UP TO CHAPTER 11

1.                                       Contraction in Trade Terms and Increase in Price of Raw Materials.

The Debtors commenced these Chapter 11 Cases as a result of several factors, including, primarily, a severe contraction in trade terms from their essential raw material suppliers in the months prior to the Petition Date. This contraction of trade terms ranged from severe tightening of payment periods to placing the Debtors on cash in advance payment terms. Some of these essential vendors threatened to cease shipments to the Debtors where the Debtors resisted the contracted trade terms. The actions of such trade vendors have severely impacted the Debtors’ liquidity.

In addition, the Debtors also faced challenging industry conditions—namely the increase in the price of raw materials. The principal raw materials used by the Debtors for their products are polyethylene, PVC and polypropylene, which are petrochemical products manufactured from ethylene, and therefore their price and availability is linked to the global dynamics of crude oil and natural gas markets. The cost of these resins constituted nearly two-thirds of the Debtors’ total manufacturing costs in the first half of 2005. Hurricane Katrina and Hurricane Rita triggered severe increases in the price of such resins and tightened availability as major resin suppliers declared force majeure.

2.                                       Restructuring Agreement with Certain Principal Stakeholders.

On December 28, 2005, the Company filed a Form 8-K with the United States Securities and Exchange Commission announcing that it had entered into Support Agreements (the “Support Agreements, “ a form copy of which is attached hereto as Exhibit E) with the holders of more than 66 2/3% of its 13% Senior Subordinated Notes, the holders of a majority of the outstanding shares of its mandatorily redeemable preferred stock and the holders of a majority of the outstanding shares of its common stock, pursuant to which such holders agreed, subject to the terms and conditions contained in the Support Agreements, to support the proposed financial restructuring described in the term sheet attached as an exhibit to the Support Agreements.

Under the terms of the proposed restructuring (i) $320 million of Pliant’s 13% Senior Subordinated Notes will be exchanged for a combination of 30% of new common stock, $260 million of new Series AA Preferred Stock, certain additional consideration, and up to $35 million of new debt, (ii) $278 million of Pliant’s mandatorily redeemable preferred stock will be exchanged for a combination of up to $75.5 million of a new Series AA Preferred Stock and a percentage of new common stock, (iii) holders of outstanding common stock will exchange their interest for a percentage of new common stock, and (iv) the Debtors’ first lien and second lien noteholders claims and trade and other general unsecured creditors will remain unimpaired. The Debtors intend to complete the proposed restructuring through the Plan contemplated by this Disclosure Statement.

IV. EVENTS DURING THE CHAPTER 11 CASES

On the Petition Date, the Debtors filed voluntary petitions for reorganization under chapter 11 of title 11 the United States Code in the United States Bankruptcy Court for the District of Delaware. The Debtors’ bankruptcy cases have been assigned to United States Bankruptcy Judge Mary F. Walrath and have been administratively consolidated under case number 06-10001 (MFW).

The following is a brief description of certain major events that have occurred during the Chapter 11 Cases.

A.                                    JOINT ADMINISTRATION OF DEBTORS’ CHAPTER 11 CASES

On the Petition Date, the Debtors filed a motion seeking procedural consolidation of these Chapter 11 Cases for ease of administration. The Bankruptcy Court approved the motion on January 4, 2006.

B.                                    OTHER FIRST-DAY RELIEF

On the Petition Date, the Debtors brought a number of motions seeking typical “first-day” relief in their Chapter 11 Cases. The purpose of such motions was to ensure that the Debtors were able to transition into the Chapter 11 process with as little disruption to their businesses as possible and enabling the Debtors’ businesses to function smoothly while the Chapter 11 process was pending.

In particular, the Debtors brought “first day” motions seeking authority to, among other relief, (i) pay prepetition wages and other benefits to their employees, (ii) honor prepetition customer obligations and continue customer programs, (iii) pay certain prepetition claims of shippers, warehouseman and other lien claimants,(10) (iv) make payments to certain prepetition creditors that were vital to the Debtors’ uninterrupted operations, (v) continue use of their existing cash management system, bank accounts and business forms, (vi) make tax payments to federal, state and local taxing authorities on an uninterrupted basis (vii) pay the prepetition commissions of the Debtors’ brokers, (viii) prohibit utility companies from discontinuing, altering or refusing service and (ix) obtain postpetition financing and use cash collateral. All of the Debtors’ first-day motions were ultimately granted by the Bankruptcy Court in the manner substantially requested by the Debtors in their “first day” motions.

(10)         By order entered February 21, 2006, the Bankruptcy Court increased the amount that it initially authorized the Debtors to pay on account of such prepetition claims.

C.                                    APPROVAL OF DEBTOR-IN-POSSESSION FINANCING

On the Petition Date, the Debtors sought the Bankruptcy Court’s authority to enter into an approximately $68.8 million postpetition financing facility with a syndicate of lenders led by General Electric Capital Corporation. In addition, the Debtors sought the Bankruptcy Court’s authority to use the cash generated in the ordinary course of their business, which constituted “cash collateral” securing the Debtors’ obligations to their prepetition secured lenders and prepetition secured noteholders. As adequate protection for the use of their cash collateral, the Debtors agreed to provide the prepetition secured lenders and prepetition secured noteholders with replacement liens, administrative claims and, in some cases, payment of certain interest, fees and expenses. The Bankruptcy Court authorized the Debtors to enter into the postpetition financing facility on an interim basis on January 4, 2006, and on a final basis on February 2, 2006. On March 13, 2006, the Bankruptcy Court entered an order amending the Final DIP Order to correct an accounting error in the calculation of the principal amount of the Revolving Credit Facility Claims. Refer to Article III, Section F for a more detailed explanation of the postpetition financing.

D.                                    RECOGNITION BY CANADIAN COURT

On January 3, 2006, three of the Debtors – Uniplast Industries Co., Pliant Corporation of Canada Ltd. and Pliant Packaging of Canada, LLC (the “Canadian Debtors”) – obtained an Initial Order (the “Recognition Order”) from the Ontario Superior Court of Justice (the “Canadian Court”) recognizing their chapter 11 proceedings as “foreign proceedings” pursuant to section 18.6 of the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended. For various reasons, including the integrated management of the Canadian Debtors with the Debtors operating in the United States, as well as the role that Uniplast Industries Co. and Pliant Packaging of Canada, LLC play in the Debtors’ overall prepetition debt structure and the requirements of the DIP Facility Agreement, the chapter 11 proceedings will function as the main proceedings with respect to the Canadian Debtors.

Nonetheless, the Recognition Order serves several crucial functions. First, the Recognition Order provides for a stay of all actions, proceedings, enforcement processes, or other rights or remedies (judicial or extra-judicial) that may be taken or exercised in Canada against any of the Canadian Debtors or their property. This includes the right of any claimant to commence or continue any seizure, attachment, realization or similar proceeding in Canada with respect to a claim or any encumbrance, lien, charge, mortgage or other security held in relation to the Canadian Debtors’ property, except with prior leave of the Canadian Court.

Second, the Recognition Order provides a framework which allows certain orders of the Bankruptcy Court to be given full force and effect in the same manner and in all respects as if they had been made by the Canadian Court. For example, by Order dated January 4, 2006 (the “First Day Recognition Order”), the Canadian Court recognized each of the various “first day” orders described above in Article IV, Section B entered by the Bankruptcy Court, which Orders are deemed to be in full force and effect in Canada in the same manner and in all respects as if they had been made by the Canadian Court. In particular, and as set forth in greater detail in the First Day Recognition Order, the Canadian Court specifically authorized and empowered the Canadian Debtors to guarantee the obligations of the Debtors to the DIP Facility Agent and the DIP Facility Lenders (the “Guaranteed Obligations”) under the DIP Facility Agreement and the documents delivered pursuant thereto or in connection therewith (the “DIP Facility Documents”) and to grant security for such guarantees substantially on the terms and conditions set forth in the DIP Facility Documents.

The First Day Recognition Order also provides for, among other things, a lien and security interest in favor of the DIP Facility Agent and the DIP Facility Lenders on all of the Canadian Debtors’ existing and after-acquired property and undertakings in Canada, with such security, having first-ranking priority over all of the existing and after-acquired property of the Canadian Debtors and any proceeds thereof and all other charges, encumbrances or security (subject to certain exceptions set forth in the First Day Recognition Order).

In addition, the First Day Recognition Order provides that the DIP Facility Lenders may exercise certain rights and remedies available upon default pursuant to the DIP Facility Agreement and related documents, with leave of the Canadian Court and having first provided five days’ notice to the Canadian Debtors.

Finally, pursuant to the Recognition Order, RSM Richter Inc. was appointed as information officer (the “Information Officer”) for the purpose of ensuring that Canadian stakeholders and the Canadian Court are apprised of developments in the chapter 11 proceedings.

The Information Officer is required to report to the Canadian Court at least once every three months on the status of the chapter 11 proceedings, the development of any process for dealing with claims, and such other information it believes to be material. In addition, inquiries by creditors in Canada relating to the status of the proceedings may be directed to the Information Officer.

E.                                      CASE ADMINISTRATION AND RELATED ACTIVITIES

1.                                       Retention of Professionals by the Debtors’ Estates.

The Debtors applied for an order authorizing the retention of Sidley Austin LLP (“Sidley”) as its general reorganization and bankruptcy counsel under section 327(a) of the Bankruptcy Code on January 18, 2006. The order approving Sidley’s retention was entered on February 1, 2006. Sidley is to be compensated on an hourly fee basis.

The Debtors also retained Young Conaway Stargatt and Taylor LLP (“Young Conaway”) as Delaware bankruptcy co-counsel in these Chapter 11 Cases and McMillan Binch Mendelsohn LLP (“MBM”) as Canadian bankruptcy co-counsel. The applications to retain Young Conaway and MBM were both filed on January 18, 2006, and the retentions were approved by orders entered on February 1, 2006. Both Young Conaway and MBM are to be compensated on an hourly fee basis.

In addition, the Debtors have filed an application to retain Jefferies & Company, Inc. (“Jefferies”) as their financial advisors. The application to retain Jefferies was filed on February 2, 2006. The order approving Jefferies retention was entered on March 13, 2006. Jefferies is to be compensated with a $150,000 monthly fee, plus expenses. In addition, in consideration for the services to be rendered by Jefferies to the Debtors, the Debtors will pay or cause to be paid to Jefferies a success fee (the “Success Fee”) in an amount equal to the greater of (i) $2,500,000 or (ii) 1.0% of the aggregate principal amount of all restructured liabilities; provided, however, that the Success Fee shall in no event exceed $3,200,000. The first $200,000 of monthly fees actually paid to Jefferies shall be credited against any Success Fee.

To further assist them in carrying out their duties as debtors-in-possession and to otherwise represent their interests in the Chapter 11 Cases, the Debtors also retained or expect to retain the following professionals with the Bankruptcy Court’s approval: (i) Ernst & Young LLP, as accountants and auditors, (ii) Sonnenschein Nath & Rosenthal LLP, as special counsel, (iii) Kekst and Company, Incorporated, as corporate communications consultant, (iv) Buck Consulting, as human resource consultant, and (v) Bankruptcy Services, LLC, as claims, notice and balloting agent. In addition, by order entered February 2, 2006, the Bankruptcy Court authorized the Debtors to employ various “ordinary course professionals” to assist them in operating their businesses.

2.                                       The Committee and its Advisors.

On January 13, 2006, the United States Trustee for the District of Delaware appointed an official committee of unsecured creditors (the “Committee”). The Committee is comprised of the following parties: Bank of New York, Fidelity Management and Research, Total Petrochemicals USA, Inc., Sun Chemical Corporation, Paper Converting Machine Company, BASF Corporation and Oxy Vinyls, LLP. On February 8, 2006, the Committee applied for an order authorizing the retention of Lowenstein Sandler, PC (“Lowenstein”) as its counsel under sections 328(a) and 1103 of the Bankruptcy Code. In addition on February 15, 2006, the Committee applied for an order authorizing the retention of Ashby & Geddes, P.A. (“Ashby”) as Delaware bankruptcy co-counsel. The orders approving the retentions of Lowenstein and Ashby were entered on March 9, 2006. On February 22, 2006, the Committee applied for an order to retain Kramer Capital Partners, LLC as its financial advisors. Bankruptcy Court approval of that retention is currently pending.

3.                                       Ad Hoc Committees

In addition to the Committee, three unofficial ad hoc committees of noteholders are represented in these Chapter 11 Cases. The Ad Hoc Committee of First Lien Noteholders is comprised of Blackport Capital Fund Ltd., Concordia Advisors LLC, Credit Suisse First Boston, Deutsche Bank Securities Inc., Fortress Investment Group LLC, Morgan Stanley, Gruss & Co., Troob Capital Management LLC, Venor Capital Management LP, and Watershed Asset Management LLC. The Ad Hoc Committee of First Lien Noteholders is represented by Stroock & Stroock & Lavan LLP. The Ad Hoc Committee of Second Lien Noteholders is comprised of Angelo, Gordon & Co., LP, Apollo DIF Management, and certain funds managed by Tennenbaum Capital Partners, LLC. This ad hoc committee is represented by Klee, Tuchin, Bogdanoff & Stern LLP. Finally, the Consenting Noteholders are represented by Bingham McCutchen LLP.

4.                                       Trade Vendor Treatment.

(a)           Critical Trade Vendors

As part of their “first day” relief, by order entered on or about January 4, 2006 (the “Critical Vendor Order”), the Bankruptcy Court authorized the Debtors to pay the prepetition claims of certain vendors where a failure to pay such creditor’s prepetition claims would have a material impact on the Debtors’ operations (the “Critical Vendors”). Such payments to the Critical Vendors were authorized in a total amount not to exceed $18.2 million. Under the terms of the Critical Vendor Order, in return for payment of their prepetition claims, such Critical Vendors were required to provide the Debtors with terms that were as or more favorable to the Debtors as the most favorable trade terms, practices and programs in effect between the Debtors and the Vendors in the six months prior to the Petition Date or such other favorable trade terms as were agreed upon by such parties (the “Trade Terms”). In accordance with the Critical Vendor Order, the Debtors are in the process of negotiating such Trade Terms through written agreements in an effort to normalize trade terms with the Critical Vendors.

(b)           Administrative Priority to Non-Critical Goods

By order entered on or about February 8, 2006, the Bankruptcy Court authorized the Debtors, in their discretion, to pay the undisputed obligations of non-critical vendors for goods received by the Debtors within the twenty day period prior to the Petition Date in the ordinary course, as such obligations come due in an amount not to exceed $4 million, provided, that upon notice to the Committee and the United States Trustee, such $4 million limit may be increased to $5 million. Such obligations are entitled to administrative priority status pursuant to section 503(b)(9) of the Bankruptcy Code.

5.                                       Schedules of Assets and Liabilities; Statements of Financial Affairs.

On or about March 9, 2006, the Debtors filed their Schedules of Assets and Liabilities and Statements of Financial Affairs with respect to each of the Debtors.

6.                                       Disposition of Certain Executory Contracts and Unexpired Leases.

The Debtors have not yet assumed or rejected any executory contracts or unexpired leases.

7.                                       Employees.

(a)           Payment of Employee Reimbursement Expenses

On January 4, 2006 the Bankruptcy Court entered an order authorizing the Debtors to pay prepetition wages and other benefits to their employees (the “Wage Order”). The Wage Order authorized, among other things, the Debtors to reimburse employees for expenses incurred prior to January 3, 2006 on behalf of the Debtors in the scope of their employment, and to continue to reimburse employees for any and all such expenses incurred on or after January 3, 2006 (as routinely done prior to the Petition Date). With respect to expenses incurred prior to January 3, 2006 (the “Prepetition Reimbursements”), the Wage Order provided that (i) the Debtors could reimburse such expenses up to a total cap of $150,000 and (ii) the Debtors could only pay each of their employees a maximum of $10,000 on account of Prepetition Reimbursements, wages and other forms of compensation and benefits that are directly payable to the employee.

On January 13, 2006, the Debtors filed a supplemental motion (the “Supplemental Reimbursement Motion”) because upon further consideration, it appeared that (i) certain employees may have had claims for Prepetition Reimbursements that exceeded $10,000 and (ii) the Debtors actually owed over $150,000 in Prepetition Reimbursements. Accordingly, by the Supplemental Reimbursement Motion, the Debtors requested authority to fully reimburse employees for prepetition reimbursable expenses up to a revised cap of $500,000, even where doing so would result in having to pay individual employees more than $10,000. By order entered on or about February 1, 2006, the Bankruptcy Court granted the relief requested in the Supplemental Reimbursement Motion.

(b)           Approval of Certain Employee Severance Plans

On January 31, 2006, the Debtors filed a supplemental motion (the “Supplemental Severance Motion”) further clarifying the scope of their severance program and requesting authority to make severance payments to certain of their non-union, non-insider U.S. employees on the terms set forth in the Supplemental Severance Motion. By order entered February 21, 2006. the Bankruptcy Court granted the Supplemental Severance Motion.

(c)           Approval of Certain Management Incentive Plan Payments

On February 23, 2006, the Debtors filed a motion (the “MIP Motion”) seeking approval to make certain incentive payments to 100 management-level employees consistent with the Debtors’ 2005 Management Incentive Compensation Plan (“MIP”). On March 14, 2006, over the objections of the United States Trustee and the Ad Hoc Committee of Second Lien Noteholders, the Bankruptcy Court granted substantially all of the relief requested by the Debtors in the MIP

Motion. Although the Debtors were not permitted to pay the full MIP award to certain employees, the Bankruptcy Court’s order permitted the Debtors to seek payment of such unpaid portions pursuant to the Plan.

8.                                       Funding of Certain Non-Debtor Subsidiaries.

By order entered on or about February 1, 2006, the Bankruptcy Court authorized the Debtors to continue to advance funds in an aggregate amount not to exceed $2.1 million to certain of their non-debtor foreign subsidiaries including: Aspen Industrial, S.A. de C.V., Jacinto Mexico, S.A. de C.V., Pliant de Mexico, S.A. de C.V. and Pliant Film Products GmbH.

9.                                       Insurance Motion.

By order entered on or about February 1, 2006, the Bankruptcy Court authorized the Debtors to continue to make installment payments to AFCO Credit Corporation (“AFCO”) pursuant to that certain prepetition insurance premium financing arrangement between Pliant and AFCO. This agreement is necessary to enable the Debtors to maintain essential insurance coverage on favorable terms.

10.                                 Filed Claims and Bar Date.

By order entered March 9, 2006, the Bankruptcy Court set May 5, 2006 at 4:00 p.m. (EST) as the final date and time for filing certain proofs of claim in these Chapter 11 Cases.

V. THE PLAN OF REORGANIZATION

A.                                    GENERAL

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and stockholders. In addition to permitting rehabilitation of the debtor, another goal of Chapter 11 is to promote equality of treatment of creditors and equity security holders, respectively, who hold substantially similar claims or interests with respect to the distribution of the value of a debtor’s assets. In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11, section 362 of the Bankruptcy Code generally provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor’s Chapter 11 case.

The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the Plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefore the obligations specified under the confirmed plan, and terminates all rights and interests of prepetition equity security holders.

The confirmation requirements of section 1129(a) of the Bankruptcy Code must be satisfied separately with respect to each Debtor. Therefore, notwithstanding the combination of the separate plans of reorganization of all Debtors in this Plan for purposes of, among other things, economy and efficiency, the Plan shall be deemed a separate Chapter 11 plan for each such Debtor.

THE FOLLOWING SECTIONS SUMMARIZE CERTAIN KEY INFORMATION CONTAINED IN THE PLAN. THIS SUMMARY REFERS TO, AND IS QUALIFIED IN ITS ENTIRETY BY, REFERENCE TO THE PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT A. THE TERMS OF THE PLAN WILL GOVERN IN THE EVENT ANY INCONSISTENCY ARISES BETWEEN THIS SUMMARY AND THE PLAN. THE COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT. IN OTHER WORDS, THE TERMS OF THE PLAN DO NOT YET BIND ANY PERSON OR ENTITY. IF THE BANKRUPTCY COURT DOES CONFIRM THE PLAN, HOWEVER, THEN IT WILL BIND ALL CLAIM AND INTEREST HOLDERS.

CAPITALIZED TERMS USED IN THIS SECTION V OF THE DISCLOSURE STATEMENT THAT ARE NOT OTHERWISE DEFINED IN THIS SECTION V OF THE DISCLOSURE STATEMENT SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN.

B.                                    CLASSIFICATION AND ALLOWANCE OF CLAIMS & EQUITY INTERESTS GENERALLY.

1.                                       Classification and Allowance.

Section 1123 of the Bankruptcy Code provides that, except for administrative expense claims and priority tax claims, a plan of reorganization must categorize claims against and equity interests in a debtor into individual classes. Although the Bankruptcy Code gives a debtor significant flexibility in classifying claims and interests, section 1122 of the Bankruptcy Code dictates that a plan of reorganization may only place a claim or an equity interest into a class containing claims or equity interests that are substantially similar.

The Plan creates numerous “Classes” of Claims and Interests. These Classes take into account the differing nature and priority of Claims against and Interests in the Debtors. Administrative Expense Claims, DIP Facility Claims and Priority Tax Claims are not classified for purposes of voting or receiving distributions under the Plan, but are treated separately as unclassified Claims.

The Plan provides specific treatment for each Class of Claims and Interests. Only holders of Allowed Claims and Interests are entitled to vote on and receive distributions under the Plan.

Unless otherwise provided in the Plan or the Confirmation Order, the treatment of any Claim or Interest under the Plan will be in full satisfaction, settlement, release and discharge of, and in exchange for, such Claim or Interest.

C.                                    PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS, DIP FACILITY CLAIMS AND PRIORITY TAX CLAIMS

1.                                       Administrative Expense Claims.

Administrative Expense Claims are any claims for the payment of administrative expenses, defined in the Plan as any Claim for costs and expenses of administration of the Chapter 11 Cases that are Allowed under sections 503(b) and 507(a)(2) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtors’ Estates and operating the businesses of the Debtors in Possession (such as wages, salaries and commissions for services and payments for inventory, leased equipment and premises) and Claims of governmental units for taxes (including tax audit Claims) related to tax years commencing after the Petition Date, but excluding Claims related to tax periods, or portions thereof, ending on or before the Petition Date; (b) all compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses Allowed by the Bankruptcy Court under sections 328, 330, 331, 363 or 503(b) of the Bankruptcy Code; (c) any indebtedness or obligations incurred or assumed by the Debtors in Possession during the Chapter 11 Cases; (d) any payment to be made under the Plan or otherwise to cure a default on an assumed executory contract or unexpired lease; (e) the indenture trustees’ reasonable fees and expenses under the terms of the respective indentures and pursuant to section 12.5 of the Plan, as may be limited by the terms of the Final DIP Order; and (f) all fees and charges assessed against the Debtors’ Estates under section 1930, chapter 123, of title 28 of the United States Code.

The Bankruptcy Code does not require that administrative expense claims be classified under a plan. It does, however, require that allowed administrative expense claims be paid in full in cash in order for a plan to be confirmed, unless the holder of such claim consents to different treatment.

Pursuant to the Plan and subject to the provisions of sections 328, 330, 331 and 503(b) of the Bankruptcy Code and the Interim Compensation Order, each Allowed Administrative Expense Claim shall be paid by the Debtors, at their election, in full, in Cash, at the Debtors’ option: (i) on the Effective Date, (ii) on the due date thereof in accordance with its terms, (iii) on the date upon which such Administrative Expense Claim becomes an Allowed Claim, (iv) in the ordinary course of business as such claims become due; provided, however, that Administrative Expense Claims not yet due or that represent obligations incurred by the Debtors in the ordinary course of their business during these Chapter 11 Cases, or assumed by the Debtors during these Chapter 11 Cases, shall be paid or performed when due in the ordinary course of business and in accordance with the terms and conditions of the particular agreements governing such obligations or (v) on such other date as may be agreed upon between the Holder of such Allowed Administrative Expense Claim and the Debtors.

Notwithstanding anything to the contrary, Allowed Administrative Expense Claims representing the Debtors’ postpetition liabilities incurred in the ordinary course of business will continue to be paid by the Debtors during the Chapter 11 Cases in accordance with the terms and conditions of the particular transactions and any agreement or Court order relating thereto.

Each Allowed Administrative Expense Claim will be paid from, and to the extent of available assets of, the respective Debtor’s Estate to which such Claim applies or has been allocated. To the extent that an Administrative Expense Claim is Allowed against the Estate of more than one Debtor, there shall be only a single recovery on account of such Allowed Claim.

2.                                       DIP Facility Claims.

Pursuant to the Plan, on the Effective Date, all amounts owed by any Debtor under the DIP Facility Agreement (including, without limitation, all loans and all fees and expenses payable thereunder) shall be paid in full in Cash and the Commitments (as defined in the DIP Facility Agreement) under the DIP Facility Agreement shall be cancelled. In addition, on the Effective Date, any unexpired letters of credit outstanding under the DIP Facility Agreement shall be either (i) returned to the applicable DIP Facility Lender and cancelled without having been drawn or (ii) replaced with back-to-back letters of credit and/or cash collateralized in an amount equal to 105% of the aggregate letter of credit exposure (i.e., the sum of (x) the aggregate undrawn amount of all outstanding letters of credit and (y) all amounts drawn under such letters of credit and not then reimbursed), in each case as provided for in accordance with the DIP Facility Agreement.

3.                                       Priority Tax Claims.

Priority Tax Claims are Allowed Claims of governmental units for taxes owed by the Debtors that are entitled to priority in payment pursuant to sections 502(i) and 507(a)(8) of the Bankruptcy Code.

The taxes entitled to priority are (a) taxes on income or gross receipts that meet the requirements of section 507(a)(8)(A), (b) property taxes meeting the requirements of section 507(a)(8)(B), (c) taxes that were required to be collected or withheld by the Debtors and for which the Debtors are liable in any capacity as described in section 507(a)(8)(C), (d) employment taxes on wages, salaries, or commissions that are entitled to priority pursuant to section 507(a)(4), to the extent such taxes also meet the requirements of section 507(a)(8)(D), (e) excise taxes of the kind specified in section 507(a)(8)(E), (f) customs duties arising out of the importation of merchandise that meet the requirements of section 507(a)(8)(F), and (g) prepetition penalties relating to any of the foregoing taxes to the extent such penalties are in compensation for actual pecuniary loss as provided in section 507(a)(8)(G).

The Bankruptcy Code does not require that priority tax claims be classified under a plan. It does, however, require that such claims receive the treatment described below in order for a plan to be confirmed unless the holder of such claims consents to different treatment.

Pursuant to the Plan, on or as soon as reasonably practicable after (i) the Effective Date if such Priority Tax Claim is an Allowed Priority Tax Claim or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim, at the election of the Debtors: (a) Cash equal to the amount of such Allowed Priority Tax Claim; (b) such other treatment as to which the Debtors or the Reorganized Debtors and the Holder of such Allowed Priority Tax Claims shall have agreed upon in writing; or (c) such Claim will be otherwise treated in any other manner such that it will not be Impaired pursuant to section

1124 of the Bankruptcy Code; further provided, any Allowed Priority Tax Claim not due and owing on the Effective Date will be paid when such Claim becomes due and owing.

D.                                    NON-SUBSTANTIVE CONSOLIDATION AND CLASSIFICATION OF CLAIMS

The Plan is a joint plan that does not provide for substantive consolidation of the Debtors’ estates, and on the Effective Date, the Debtors’ estates shall not be deemed to be substantively consolidated for purposes thereof. Allowed Claims held against one Debtor will be satisfied solely from the Cash and assets of such Debtor and its Estate, provided that, to the extent of any insufficiency, funds may be advanced to the relevant Debtors by the Estate of Pliant. Except as specifically set forth in the Plan, nothing in the Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that any one of the Debtors is subject to or liable for any claim against any other Debtor.

Additionally, claimants holding Claims against multiple Debtors, to the extent Allowed in each Debtor’s case, will be treated as a separate claim against each Debtor’s estate, provided, however, that no Holder shall be entitled to received more than payment in full of its Allowed Claim (plus postpetition interest, if and to the extent provided in the Plan), and such Claims will be administered and treated in the manner provided in the Plan.

The categories of Claims and Interests listed below, which exclude Administrative Expense Claims, DIP Facility Claims and Priority Tax Claims in accordance with section 1123(a)(1) of the Bankruptcy Code, are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan, as follows:

Class	Designation	Impairment	Entitled to Vote
Class 1	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
Class 2	Other Secured Claims	Unimpaired	No (deemed to accept)
Class 3	Revolving Credit Facility Claims	Impaired	Yes
Class 4	First Lien Note Claims	Unimpaired	No (deemed to accept)
Class 5	Second Lien Note Claims	Unimpaired	No (deemed to accept)
Class 6	General Unsecured Claims	Unimpaired	No (deemed to accept)
Class 7	Old Note Claims	Impaired	Yes
Class 8	Intercompany Claims	Impaired	Yes
Class 9	Series A Preferred Stock Interests	Impaired	Yes
Class 10	Series B Preferred Stock Interests	Impaired	Yes
Class 11	Outstanding Common Stock Interests	Impaired	Yes
Class 12	Other Outstanding Common Stock Interests	Impaired	No (deemed to reject)

E.                                      PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

The classification and treatment of Claims against and Interests in the various Debtors are set forth in detail in the Plan. A summary of that treatment is provided below.

1.                                       Priority Non-Tax Claims (Class 1).

Priority Non-Tax Claims are Claims other than Administrative Expense Claims, DIP Facility Claims or Priority Tax Claims, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

All Holders of Allowed Claims in this Class will have their Claims Reinstated. Such Claims are unimpaired under the Plan, and the Holders of such Claims are not entitled to vote on the Plan.

2.                                       Other Secured Claims (Class 2).

Other Secured Claims are Claims (other than an Administrative Expense Claim, DIP Facility Claim or Revolving Credit Facility Claim) that are secured by a lien on property in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

All Holders of Allowed Claims in this Class will have their Claims Reinstated. Such Claims are unimpaired under the Plan, and the Holders of such Claims are not entitled to vote on the Plan.

3.                                       Revolving Credit Facility Claims (Class 3).

Revolving Credit Facility Claims are all Claims of the Revolving Credit Facility Lenders under the Revolving Credit Facility Agreement, which Claims shall be deemed, pursuant to section 506 of the Bankruptcy Code, Allowed pursuant to this Plan in the aggregate principal amount of $130,953,697, plus (a) (i) unpaid interest thereon through the Effective Date at the non-default contract rate and (ii) all fees and expenses payable in respect of such Claims under the Revolving Credit Facility Agreement and minus (b) amounts repaid prior to the Effective Date, if any.

All Holders of Allowed Claims in this Class will be paid in full, including, without limitation, all interest accrued at the non-default contract rate and any unpaid professionals fees and expenses, as provided for in the Revolving Credit Facility Agreement. Such Claims are Impaired under the Plan, and the Holders of such Claims are entitled to vote on the Plan.

4.             First Lien Note Claims (Class 4).

First Lien Note Claims are Claims arising under or evidenced by the 11 5/8% senior secured notes due 2009 and the remaining 11 1/8% Senior Secured Notes due 2009 or the First Lien Notes Indenture and related documents, including any Claim of the First Lien Indenture Trustee.

All Holders of Allowed Claims in this Class will have their Claims Reinstated by way of a reaffirmation by the Reorganized Debtors of the First Lien Notes Indenture and the First Lien Notes in accordance with their terms, and compliance on the Effective Date with section 1124 of the Bankruptcy Code, including, without limitation, the payment of all fees, costs and charges owing to the First Lien Indenture Trustee (as may be limited by the terms of the Final DIP Order) and each Holder of a First Lien Note Claim.

5.             Second Lien Note Claims (Class 5).

Second Lien Note Claims are Claims arising under or evidenced by the 11 1/8% senior secured notes due 2009 or the Second Lien Notes Indenture and related documents, including any Claim of the Second Lien Indenture Trustee.

All Holders of Allowed Claims in this Class will have their Claims Reinstated by way of a reaffirmation by the Reorganized Debtors of the Second Lien Notes Indenture and the Second Lien Notes in accordance with their terms, and compliance on the Effective Date with section 1124 of the Bankruptcy Code, including, without limitation, the payment of Cash on the Effective Date in an amount equal to interest accrued at the contract rate specified in the Second Lien Notes Indenture and the Second Lien Notes through the last payment date immediately preceding the Effective Date and the payment of all fees, costs and charges owing to the Second Lien Indenture Trustee (as may be limited by the terms of the Final DIP Order) and each Holder of a Second Lien Note Claim.

6.             General Unsecured Claims (Class 6).

General Unsecured Claims are Claims against the Debtors that are not Administrative Expense Claims, DIP Facility Claims, Priority Tax Claims, Priority Non-Tax Claims, Other Secured Claims, Revolving Credit Facility Claims, First Lien Note Claims, Second Lien Note Claims, Intercompany Claims or Old Note Claims, and shall not include Claims that are disallowed or released, whether by operation of law or pursuant to order of the Bankruptcy Court, written release or settlement, the provisions of the Plan or otherwise.

All Holders of Allowed Claims in this Class will have their Claims Reinstated. Moreover, all potential preference actions arising under section 547 of the Bankruptcy Code against creditors in this Class shall be waived as provided in Section 10.5 of the Plan. General Unsecured Claims are not Impaired under the Plan, and the Holders of such Claims are not entitled to vote on the Plan.

7.             Old Note Claims (Class 7).

Old Note Claims are Claims arising under or evidenced by the 13.0% unsecured senior subordinated notes due 2010 and other claims arising under the Old Notes Indentures and related documents, including any Claim of the Old Indenture Trustee.

Class 7 shall receive Cash in an amount equal to the Consenting Noteholders’ Professional Fees, which Cash shall be paid directly by Pliant to the relevant professionals incurring such fees.(11)  In addition, all Holders of Allowed Claims in this Class will receive:

(11)         The Consenting Noteholders’ Professionals Fees are the reasonable professional fees and expenses incurred between the Petition Date and the Effective Date by the legal and financial professionals to the Consenting Noteholders in accordance with the fee letters entered into between Pliant and such professionals prior to the Petition Date.  The fee letter of the financial professionals, however, shall be amended to provide that the amount paid to the financial professionals shall not exceed $125,000 per month.   The Debtors shall assume these fee letters, as amended, pursuant to section 7.1 of the Plan.

(a)           their Pro Rata share of the additional First Lien Notes to be issued by New Pliant as of the Effective Date in the aggregate principal amount of $20 million, subject to downward adjustment to reflect rounding of Pro Rata interests to the nearest $1,000, (the “Tack-On Notes”) as consideration for the accrued and unpaid interest payment due on December 1, 2005 under the Old Notes Indentures; provided, however, that in the event that the grant of Tack-On Notes as provided in section 3.2(g) of the Plan results in a determination by the Bankruptcy Court that the First Lien Note Claims or the Second Lien Note Claims are impaired within the meaning of section 1124 of the Bankruptcy Code, each such Holder shall not receive the Tack-On Notes but shall instead receive its Pro Rata Share of new 13% unsecured senior subordinated notes in the aggregate principal amount of $35 million, subject to downward adjustment to reflect rounding of Pro Rata interests to the nearest $1,000, due 2010, to be issued by New Pliant (the “New Senior Subordinated Notes”);

(b)           their Pro Rata share of 77.5% of the aggregate amount of issued and outstanding Series AA Preferred Stock as of the Effective Date; provided, however, that if the grant of Bondholder Additional Consideration (as defined below in subsection (d)) results in a determination by the Bankruptcy Court that the First Lien Note Claims or the Second Lien Note Claims are impaired within the meaning of section 1124 of the Bankruptcy Code, then Holders will receive their Pro Rata share of 80% of the aggregate amount of issued and outstanding Series AA Preferred Stock as of the Effective Date (the “Bondholder Series AA Preferred Stock”);

(c)           their Pro Rata share of thirty percent (30%) of New Common Stock; and

(d)           if Class 7 accepts the Plan, an amount in Cash equal to one percent (1%) of the principal amount of Old Notes held by a Holder of an Old Note Claim (the “Bondholder Additional Consideration”); provided, however, that in the event that the grant of Bondholder Additional Consideration pursuant to this section results in a determination by the Bankruptcy Court that the First Lien Note Claims or the Second Lien Note Claims are impaired within the meaning of section 1124 of the Bankruptcy Code, such Holder shall not be entitled to any Bondholder Additional Consideration.

Such Claims are Impaired under the Plan, and the Holders of such Claims are entitled to vote on the Plan.

8.             Intercompany Claims (Class 8).

Intercompany Claims are all prepetition Claims against any of the Debtors held by a Debtor or a Non-Debtor Affiliate.

Pursuant to the terms of the Plan, on the Effective Date, at the option of the Debtors, all Intercompany Claims in Class 8 shall either be (i) Reinstated, in full or in part, or (ii) discharged and extinguished, in full or in part, in which case such discharged and extinguished portion shall be eliminated and the holders thereof shall not be entitled to, and shall not receive or retain, any property or interest on account of such portion under the Plan, provided, however, that prior to such discharge and extinguishment such Intercompany Claims may be contributed to capital, transferred, setoff or subject to any other arrangement at the option of the Debtors. Any and all Class 8 Claims, or portions thereof, being extinguished and, to the extent, if any, such Claims are being contributed to capital or treated in another manner as permitted in the Plan, are set forth in Exhibit M to the Plan.

As set forth on Exhibit M to the Plan, the Debtors have determined as of the filing of this Disclosure Statement to contribute to capital certain net intercompany balances owing to Pliant by each of Pliant Film Products of Mexico, Inc., Pliant Solutions Corporation and Uniplast Holdings Inc. As set forth in the Plan, in the event the Debtors decide to extinguish any additional intercompany balances and/or contribute any additional intercompany balances to capital, they will supplement Exhibit M to the Plan.

9.             Series A Preferred Stock Interests (Class 9).

Series A Preferred Stock Interests are Interests relating to (i) Series A Cumulative Exchangeable Redeemable Preferred Stock of Pliant and (ii) all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such preferred stock.

All Holders of Allowed Interests in this Class will receive their Pro Rata share of: (i) 22.5% of the aggregate amount of issued and outstanding Series AA Preferred Stock as of the Effective Date, provided, however, that if the grant of Bondholder Additional Consideration as provided in Section 3.2(g) of the Plan results in a determination by the Bankruptcy Court that the First Lien Note Claims or the Second Lien Note Claims are impaired within the meaning of section 1124 of the Bankruptcy Code, Holders of Allowed Interests in this Class will receive 20% of the aggregate amount of issued and outstanding Series AA Preferred Stock as of the Effective Date, and (ii) 28% of New Common Stock. Such Claims are impaired under the Plan, and the Holders of such Claims are entitled to vote on the Plan.

10.           Series B Preferred Stock Interests (Class 10).

Series B Preferred Stock Interests are Interests relating to (i) Series B Redeemable Preferred Stock of Pliant and (ii) all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such preferred stock.

Pursuant to the terms of the Plan, all Holders of Allowed Interests in this Class shall receive an amount equal to $5,146 per share in Cash on account of each vested share, or portion thereof, of Series B Preferred Stock held by such Holder; provided, however, that Holders of Series B Preferred Stock that are eligible to participate in the Management Stock Plan or Deferred Cash Incentive Plan are required to forego any distribution as provided for in Section 3.3(b) of the Plan as a condition to their participation in the Management Stock Plan or Deferred Cash Incentive Plan. All unvested Series B Preferred Stock Interests shall be cancelled, annulled and extinguished, and the Holders thereof shall not be entitled to any distribution on account of such unvested shares.

11.           Outstanding Common Stock Interests (Class 11).

Outstanding Common Stock Interests are Interests of each owner of the common stock of Pliant issued and outstanding as of the Petition Date. In addition, Outstanding Common Stock Interests include warrants for the purchase of common stock of Pliant that have not expired by their terms or by agreement of Pliant and the Holder thereof (the “Warrants”). The Warrants have an exercise price of .01 per share. The Warrants shall be deemed to be exercised pursuant to section 5.16 of the Plan. Finally, Outstanding Common Stock Interests also include the vested options to purchase common stock of Pliant that were granted by Pliant to certain present and former employees, which have not expired by their terms or by agreement between Pliant and the Holder thereof (the “Stock Options”). Pursuant to Section 5.16 of the Plan, the Holder of a Stock Option

may exercise its Stock Option by tendering to Pliant the contractual exercise price on or prior to the Effective Date of the Plan and by complying with certain other requirements (as set forth in Section 5.16 of the Plan).

All Holders of Allowed Interests in this Class will receive their Pro Rata share of 42% of New Common Stock. Such Interests are impaired under the Plan, and the Holders of such Interests are entitled to vote on the Plan.

12.           Other Outstanding Common Stock Interests (Class 12).

Other Outstanding Common Stock Interests are any calls, rights, puts, awards, commitments, repurchase rights, unvested stock options, unvested common stock, unvested preferred stock or any other agreements of any character related to the common stock of Pliant, but do not include Outstanding Common Stock.

No distributions shall be made on account of Interests in this Class, and all such Interests shall be cancelled, annulled and extinguished on the Effective Date. Such Interests are impaired and do not receive or retain any property under the Plan. Accordingly, Holders of such Interests are conclusively presumed to reject the Plan and are not entitled to vote.

F.                                      IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS THAT ARE IMPAIRED; ACCEPTANCE OR REJECTION OF THE PLAN

1.                                       Holders of Claims and Interests Entitled to Vote.

Each of Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 4 (First Lien Note Claims), Class 5 (Second Lien Note Claims) and Class 6 (General Unsecured Claims) is Unimpaired by the Plan and the holders of Allowed Claims in each of such Classes are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

Each of Class 3 (Revolving Credit Facility Claims), Class 7 (Old Note Claims), Class 8 (Intercompany Claims), Class 9 (Series A Preferred Stock Interests), Class 10 (Series B Preferred Stock Interests) and Class 11 (Outstanding Common Stock Interests) is Impaired and the holders of Allowed Claims and Interests in such Classes are entitled to vote to accept or reject the Plan.

Class 12 (Other Outstanding Common Stock Interests) is Impaired by the Plan, and the Holders of Interests in this Class will not receive or retain any property under the Plan on account of such Interests. Accordingly, Holders of Interests in Class 12 are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

2.                                       Acceptance by an Impaired Class.

In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan. In accordance with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests shall have accepted the Plan if the Plan is accepted by Holders of at least two-thirds (2/3) in amount of Allowed Interests of such Class that have timely and properly voted to accept or reject the Plan.

3.                                       Nonconsensual Confirmation.

With respect to the Impaired Class of Interests that is deemed to reject the Plan (Class 12) and any other Class of Claims or Interests that votes to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

G.                                    MEANS OF IMPLEMENTATION

1.                                       Reincorporation of Pliant in Delaware.

The Plan contemplates the reincorporation of Pliant in Delaware. Accordingly, it provides that prior to the Effective Date, a new wholly-owned subsidiary of Pliant – Pliant Corporation, a Delaware corporation – shall be incorporated as a Delaware corporation. On the Effective Date, Pliant shall merge with and into New Pliant, with New Pliant surviving the Merger and all issued and outstanding capital stock in Pliant shall be exchanged in the Merger for the New Common Stock and Series AA Preferred Stock to be distributed to the Holders of Series A Preferred Stock Interests and Outstanding Common Stock Interests as provided for in Sections 5.3(a)(ii) and (iii) and 5.3(c)(2) of the Plan. As provided in Section 5.8 of the Plan, all capital stock in Pliant, including the capital stock so exchanged, and all rights relating thereto, including, but not limited to, any rights that would cause Pliant to repurchase capital stock, shall be extinguished. In addition, immediately after the consummation of the Merger, New Pliant shall issue the New Common Stock, Series AA Preferred Stock and the Tack-On Notes or, alternatively, the New Senior Subordinated Notes to the Holders of Allowed Old Note Claims in exchange therefor, as provided in Sections 5.3(a)(i), 5.3(c)(1), 5.4 and 5.5 of the Plan, as well as the Bondholder Additional Consideration to the extent permitted, as provided in Section 3.2(g)(iv) of the Plan.

2.                                       New Pliant Securities and Corporate Governance.

(a)           New Common Stock.

(i)            Issuance

On the Effective Date, New Pliant will issue shares of New Common Stock. Concurrently with such issuance, New Pliant shall distribute (1) thirty percent (30%) of New Common Stock to the Old Notes Indenture Trustee for further distribution to the Holders of Allowed Old Note Claims on a Pro Rata basis, (2) 28% of New Common Stock to the Holders of Series A Preferred Stock Interests on a Pro Rata basis, and (3) 42% of New Common Stock to the Holders of Outstanding Common Stock of Pliant. Distribution of such New Common Stock shall be deemed complete upon delivery of one or more share certificates representing such shares as described in the Plan. The Certificate of Incorporation, substantially in the form of Exhibit A to the Plan, sets forth the rights and preferences of the New Common Stock. Article IX of this Disclosure Statement contains a more complete description of the New Common Stock to be issued under the Plan.

(ii)           New Pliant Stockholders Agreement

On the Effective Date, New Pliant and the holders of New Common Stock shall enter into the New Pliant Stockholders Agreement, substantially in the form set forth in Exhibit C to the Plan. The New Pliant Stockholders Agreement shall be binding on all parties receiving New Common Stock regardless of whether such parties execute the New Pliant Stockholders Agreement and no certificates representing New Common Stock will be issued to any party until such party has executed the New Pliant Stockholders Agreement. As provided for in the New Pliant Stockholders Agreement and as qualified in its entirety by the terms contained therein, the New Pliant Stockholders Agreement shall generally provide, among other things: (a) that the holders of New Common Stock shall be entitled to, among other things, certain preemptive rights and shall be subject to certain “drag-along” provisions and restrictions on transfers, all as set forth in the New Pliant Stockholders Agreement; and (b) that New Pliant shall be obligated to effect a public offering of the New Common Stock, after the date that is three (3) years following the Effective Date, at the direction of the holders of a majority of the shares of New Common Stock issued to the JP Morgan Entities, certain other Holders of Series A Preferred Stock and Holders of Old Note Claims under the Plan. Article IX of this Disclosure Statement contains a more complete description of the New Pliant Stockholders Agreement.

(b)           Series AA Preferred Stock.

(i)            Issuance

On the Effective Date, New Pliant shall issue 335,600 shares of Series AA Preferred Stock. Concurrently with such issuance, New Pliant shall distribute (1) the Bondholder Series AA Preferred Stock to the Old Notes Indenture Trustee for further distribution to the Holders of Allowed Old Note Claims on a Pro Rata basis and (2) the Series A/Series AA Preferred Stock to the Holders of Series A Preferred Stock Interests on a Pro Rata basis. Distribution of such Series AA Preferred Stock shall be deemed complete upon delivery of one or more share certificates representing such shares as described in the Plan.

(ii)           Certain Rights of Series AA Preferred Stock

The Certificate of Incorporation of New Pliant, substantially in the form annexed as Exhibit A to the Plan, sets forth the rights and preferences of the holders of Series AA Preferred Stock. First, the Certificate of Incorporation shall generally provide that the holders of the Series AA Preferred Stock shall have the right to elect 2 out of 7 member’s of New Pliant’s Board of Directors (the “Series AA Directors”). As more fully set forth in the Certificate of Incorporation and subject to the exceptions contained therein, following the fourth anniversary of the Effective Date, the Series AA Directors shall have certain supermajority voting rights that will permit them to initiate a sale of New Pliant and to control any vote of the board of directors relating thereto.

Second, the Certificate of Incorporation shall generally provide that if the Series AA Preferred Stock is not redeemed within five (5) years after the Effective Date of the Plan, the holders of a majority of the Series AA Preferred Stock shall have certain rights, subject to certain exceptions, to (1) cause all of the outstanding Series AA Preferred Stock to be converted into 99.9% of the fully diluted New Common Stock or (2) appoint a majority of the board of directors of New Pliant without converting the Series AA Preferred Stock to New Common Stock.

Third, in the event that New Pliant seeks to sell all or substantially all of its assets, the approval of the holders of at least two-thirds (2/3) of all of the Series AA Preferred Stock shall be required.

Finally, in the event that New Pliant seeks to effect a merger, then, subject to certain exceptions contained in the Certificate of Incorporation, the approval of the holders of at least two-thirds (2/3) of the Series AA Preferred Stock shall be required. Article IX of this Disclosure Statement contains a more complete description of the Series AA Preferred Stock to be issued under the Plan.

(iii)          Registration

On the Effective Date, New Pliant, the Holders of Old Note Claims and certain other holders of Series AA Preferred Stock shall enter into the Series AA Registration Rights Agreement substantially in the form set forth in Exhibit D to the Plan. Pursuant to the terms of the Series AA Registration Rights Agreement and as qualified in its entirety by the terms contained therein, under certain circumstances, New Pliant shall be obligated to register an underwritten public offering of the Series AA Preferred Stock, after the date that is nine months after the Effective Date, at the direction of holders of a majority of the shares of Series AA Preferred Stock issued to the Holders of Old Note Claims under the Plan.

The Holders of Old Note Claims and certain other holders of Series AA Preferred Stock shall become parties to the Series AA Registration Rights Agreement, which shall be binding on such holders regardless of whether such parties execute the Series AA Registration Rights Agreement. In addition, no certificates representing Series AA Preferred Stock will be issued to any party until such party has executed the Series AA Registration Rights Agreement. Article IX of this Disclosure Statement contains a more complete description of the Series AA Registration Rights Agreement.

3.                                       Issuance of Tack-On Notes.

If and to the extent required by Section 3.2(g) of the Plan, New Pliant shall issue and distribute the Tack-On Notes, substantially in the form annexed as Exhibit F to the Plan, to the Old Notes Indenture Trustee, on behalf of all Holders of Old Notes, for ultimate distribution Pro Rata to each Holder of an Old Note Claim unless the Bankruptcy Court determines that issuance of the Tack-On Notes will result in a determination by the Bankruptcy Court that the First Lien Note Claims or the Second Lien Note Claims are impaired within the meaning of section 1124 of the Bankruptcy Code. The Tack-On Notes shall have an aggregate original principal amount of $20,000,000, subject to downward adjustment to reflect rounding of Pro Rata interests to the nearest $1,000, shall be issued under the First Lien Notes Indenture, and shall benefit from all of the rights and privileges contained therein. In the event that New Pliant does not issue the Tack-On Notes, it shall issue the New Senior Subordinated Notes as described below.

4.                                       Issuance of New Senior Subordinated Notes.

If and to the extent required by Section 3.2(g) of the Plan, in the event that New Pliant does not issue the Tack-On Notes due to a determination by the Bankruptcy Court that the First Lien Note Claims or the Second Lien Note Claims are impaired within the meaning of section 1124 of the Bankruptcy Code, then New Pliant shall instead issue and distribute the New Senior

Subordinated Notes, substantially in the form annexed as Exhibit F to the Plan, to the Old Notes Indenture Trustee, on behalf of all Holders of Old Notes, for ultimate distribution Pro Rata to each Holder of an Old Note Claim. The New Senior Subordinated Notes shall have an aggregate original principal amount of $35,000,000, subject to downward adjustment to reflect rounding of Pro Rata interests to the nearest $1,000, shall mature in 2010 and shall accrue payment in kind interest at a rate of 13% per annum for the first year following issuance and semi-annual cash pay interest at a rate of 13%  per annum thereafter. The New Senior Subordinated Notes shall be subject to New Pliant’s right, which shall be assignable, to refinance the New Senior Subordinated Notes during the first year after the issuance of the New Senior Subordinated Notes by tendering to the holders of the New Senior Subordinated Notes, Cash in an amount equal to (i) $20,000,000 plus (ii) interest accrued at a rate of 13% per annum from the date of issuance through the date of payment on a principal amount of $20,000,000 minus (iii) any interest previously paid in Cash on the New Senior Subordinated Notes. The New Senior Subordinated Notes shall be issued pursuant to the New Senior Subordinated Notes Indenture, a form of which is attached to the Plan as Exhibit K.

5.                                       Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors.

Pursuant to Section 5.6 of the Plan, after the Effective Date the Reorganized Debtors shall continue to exist as separate corporate entities in accordance with the applicable law in the respective jurisdiction in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, except as provided in Section 5.2 of the Plan and except to the extent such certificates or articles of incorporation and by-laws are to be amended pursuant to the terms of the Plan. Notwithstanding anything to the contrary in the Plan, the Unimpaired Claims and Interests and Impaired Claims and Interests of a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor by virtue of the Plan, the Chapter 11 Cases, or otherwise. Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Estates of the Debtors, including all claims, rights and causes of action and any property acquired by the Debtors or the Reorganized Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

6.                                       Corporate Governance, Directors, Officers and Corporate Action.

(a)           Certificates or Articles of Incorporation and By-Laws.

As provided in Section 5.7(a) of the Plan, the certificates or articles of incorporation and by-laws of the Debtors shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their certificates or articles of incorporation and by-laws as permitted by applicable law. In addition, prior to or on the Effective Date or as soon as reasonably practicable thereafter, the Certificate of Incorporation and By-Laws of New Pliant, substantially in the form as set forth in Exhibits A and B, respectively, to the Plan, shall go into effect and shall (i) include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; and (ii) authorize the issuance of New Common Stock, Series M Preferred Stock and Series AA Preferred Stock in an amount not less than the amount necessary to permit the distributions thereof required or contemplated by the Plan.

(b)           Directors and Officers of the Reorganized Debtors.

Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code and Section 5.7(b) of the Plan, as of the Effective Date, the initial directors and officers of New Pliant shall be the persons identified in Exhibit L to the Plan, to be provided in the Plan Supplement. The board of directors of New Pliant shall have seven (7) members. Pursuant to the terms of the Certificate of Incorporation on the Effective Date: (i) holders of New Common Stock Interests and Series A Common Stock will be entitled to designate five directors of New Pliant, one of whom shall be the Chief Executive Officer of New Pliant, and (ii) Holders of Series AA Preferred Stock will be entitled to designate two directors of New Pliant. In addition, the boards of directors of the Reorganized Debtors shall be comprised of members of the board of directors of New Pliant, or such other persons as are designated by the board of directors of New Pliant. Pursuant to section 1129(a)(5), the Debtors will disclose in Exhibit L to the Plan, to be provided in the Plan Supplement, the identity and affiliations of any person proposed to serve on the initial board of directors of New Pliant, and to the extent such person is an insider other than by virtue of being a director, the nature of any compensation for such person. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Certificate of Incorporation, the other constituent documents of the Reorganized Debtors, and applicable law. Each member of the current board of directors of each of the Debtors will be deemed to have resigned on the Effective Date.

(c)           Corporate Action.

On the Effective Date as provided in Section 5.8(c) of the Plan, the adoption of the Certificate of Incorporation or similar constituent documents, the adoption of the By-Laws, the selection of directors and officers for New Pliant and each Reorganized Debtor, and all other actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of New Pliant, the Debtors or the Reorganized Debtors, and any corporate action required by New Pliant, the Debtors or the Reorganized Debtors in connection with the Plan, shall be deemed to have timely occurred in accordance with applicable law and shall be in effect, without any requirement of further action by the security holders or directors of New Pliant, the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers of the New Pliant and/or the Reorganized Debtors and members of the boards of directors of the New Pliant and/or Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the New Pliant and/or Reorganized Debtors.

7.                                       Cancellation of Notes, Instruments, Debentures, Preferred Stock, Outstanding Common Stock and Other Outstanding Common Stock Interests.

Pursuant to Section 5.8 of the Plan, on the Effective Date, except as otherwise provided for herein, (a) Old Notes, Series A Preferred Stock, Series B Preferred Stock, Outstanding

Common Stock, Other Outstanding Common Stock Interests and any other notes, bonds (with the exception of surety bonds outstanding), indentures (including the Old Notes Indentures), stockholders agreements, registration rights agreements, repurchase agreements and repurchase arrangements, or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor that relate to Claims or Interests that are Impaired under the Plan shall be cancelled (with the exception of the Intercreditor Agreement), and (b) the obligations of the Debtors under any agreements, stockholders agreements, registration rights agreements, repurchase agreements and repurchase arrangements, indentures (including the Old Notes Indentures) or certificates of designation governing the Old Note Claims, Series A Preferred Stock Interests, Series B Preferred Stock Interests, Outstanding Common Stock, Other Outstanding Common Stock Interests and any other Claims, or Interests or any notes, bonds, indentures, or other instruments or documents evidencing or creating any Claims or Interests against a Debtor that relate to Claims or Interests that are Impaired under the Plan shall be discharged (with the exception of the Intercreditor Agreement); provided, however, that the Old Notes Indentures shall continue in effect to the extent necessary to allow the Reorganized Debtors and the Old Indenture Trustee to make distributions pursuant to the Plan on account of Old Note Claims. As of the Effective Date, all Series A Preferred Stock, Series B Preferred Stock, Outstanding Common Stock and Other Outstanding Common Stock Interests that have been authorized to be issued but that have not been issued shall be deemed cancelled and extinguished without any further action of any party. For the avoidance of doubt, the Intercreditor Agreement, the First Lien Notes Indenture, the First Lien Notes, the Second Lien Notes Indenture and the Second Lien Notes shall remain in full force and effect in accordance with sections 3.2(d) and 3.2(e) of the Plan.

8.                                       Issuance of New Securities and Related Matters.

(a)           Issuance of New Securities.

On or as soon as reasonably practicable after the Effective Date, New Pliant and the Reorganized Debtors shall issue (subject to Section 5.9(b) of the Plan), all instruments, certificates and other documents, including the New Common Stock, Series M Preferred Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) required to be issued or distributed pursuant to the Plan without further act or action under applicable law, regulation, order or rule. The issuance of the New Common Stock, Series M Preferred Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) and the distribution thereof under the Plan shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements and instruments entered into on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, the Exit Facility Credit Agreement, the New Senior Subordinated Notes Indenture (if the New Senior Subordinated Notes are issued), the New Pliant Stockholders Agreement, the Series AA Registration Rights Agreement and any other agreement entered into in connection with the foregoing, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto.

(b)           Execution and Delivery of the New Pliant Stockholders Agreement and Distribution of the New Common Stock and Series AA Preferred Stock.

As provided by Section 5.9(b) of the Plan, on or as soon as reasonably practicable after the Effective Date, all of the shares of the New Common Stock to which any Holder of a Claim or Interest in Classes 7, 9, 10 and 11 shall become entitled pursuant to the Plan shall be issued in the name of such Holder subject to the terms and conditions of the New Pliant Stockholders Agreement and the other terms and conditions of the Plan and distributed to such Holder following (but only upon) the execution and delivery to New Pliant by such Holder of the New Pliant Stockholders Agreement. In the period pending distribution of the New Common Stock and Series AA Preferred Stock to any Holder of a Class 7, 9, 10 and 11 Claim or Interest, such Holder shall be bound by, have the benefit of and be entitled to enforce the terms and conditions of the New Pliant Stockholders Agreement and the Series AA Registration Rights Agreement (each to the extent applicable) and shall be entitled to exercise any voting rights, receive any dividends or other distributions payable in respect of such Holder’s New Common Stock and Series AA Preferred Stock (including, receiving any proceeds of any permitted transfer of such New Common Stock and Series AA Preferred Stock, as applicable), and to exercise all other rights in respect of the New Common Stock, Series M Preferred Stock and Series AA Preferred Stock (so that such Holder shall be deemed for tax purposes to be the owner of the New Common Stock and Series AA Preferred Stock issued in the name of such Holder, as applicable).

9.                                       Exit Financing.

On the Effective Date and as provided by Section 5.10 of the Plan, without any requirement of further action by security holders or directors of New Pliant, the Debtors or Reorganized Debtors, New Pliant and the Reorganized Debtors shall be authorized and directed to enter into the Exit Facility Credit Agreement, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation or perfection of the liens on the exit facility collateral. The Exit Facility Credit Agreement shall be designated as a Senior Credit Agreement pursuant to the terms of the Intercreditor Agreement.

Attached hereto as Exhibit I is a form of exit facility term sheet based substantially on terms that the Debtors expect that they will be able to obtain with respect to their exit financing.

10.                                 Management Stock Plan and Deferred Cash Incentive Plan.

Pursuant to Section 5.11 of the Plan, on the Effective Date, New Pliant shall issue 8,000 shares of Series M Preferred Stock and designate participants in the Deferred Cash Incentive Plan. The shares of Series M Preferred Stock shall be distributed in accordance with the Management Stock Plan and units shall be distributed in accordance with the Deferred Cash Incentive Plan, forms of which are annexed to the Plan in Exhibit E. The Management Stock Plan and Deferred Cash Incentive Plan shall be used for the purpose of granting awards to officers and other employees of New Pliant and the Reorganized Debtors. As provided for in the Certificate of Incorporation and the Deferred Cash Incentive Plan and as qualified in its entirety by the terms contained therein, the Series M Preferred Stock and the units in the Deferred Cash Incentive Plan shall initially be entitled, in the aggregate, to 7.5% of the equity value of New Pliant. Such percentage may be increased to an aggregate of 8% of the equity value of New Pliant under certain circumstances. Article IX of this Disclosure Statement contains a more complete description of the Series M Preferred Stock to be issued under the Plan.

11.                                 Sources of Cash for Plan Distributions.

Except as otherwise provided in the Plan or the Confirmation Order, pursuant to Section 5.12 of the Plan, all Cash necessary for New Pliant and/or the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from existing Cash balances, the operations of the Debtors and the Reorganized Debtors, sales of assets or the Exit Facility Credit Agreement. New Pliant and the Reorganized Debtors may also make such payments using Cash received from their subsidiaries through the New Pliant and the Reorganized Debtors’ consolidated cash management systems.

12.                                 Cram-Down.

If any Impaired Class fails to accept the Plan by the requisite statutory majorities, the Debtors reserve the right (i) to confirm the Plan by a “cram-down” of such non-accepting Class pursuant to section 1129(b) of the Bankruptcy Code and (ii) to propose any modifications to the Plan and to confirm the Plan as modified, without re-solicitation, to the extent permitted by the Bankruptcy Code.

13.                                 Additional Transactions Authorized Under the Plan.

On or prior to the Effective Date, the Debtors shall be authorized to take any such actions as may be necessary or appropriate to Reinstate Claims or Interests or render Claims or Interests are not Impaired, as provided for in the Plan and in section 1124 of the Bankruptcy Code.

14.                                 Emergence Bonus Payments.

On the Effective Date of the Plan, New Pliant shall pay emergence bonus payments to a limited number of officers and other key employees of the Reorganized Debtors who are and have been principally responsible for the reorganization efforts in order to incentivize such key employees to enable the Debtors to emerge from chapter 11 and achieve the Debtors’ Plan goals expeditiously and in a manner consistent with the Plan. The emergence bonus plan shall contain terms as set forth in Exhibit J to the Plan.

15.                                 Exercise of Warrants and Stock Options.

Pursuant to section 5.16 of the Plan, on or prior to the Effective Date, each Holder of an Allowed Warrant Interest shall be deemed to have exercised its Warrant, which shall entitle such Holder to one share of common stock of Pliant for each Warrant Interest held by such Holder. In addition, each Holder of an Allowed Stock Option shall have the right to exercise such Stock Option by tendering to Pliant the contractual exercise price on or prior to the Effective Date. Each Holder of an Allowed Stock Option shall be required to designate on its Ballot an affirmative intention to exercise its Stock Option pursuant to the terms of the Plan and shall be required to provide therewith proof of such Holder’s ability to pay the contractual exercise price, which proof shall be satisfactory to the Debtors in their sole discretion. To the extent a Holder of an Allowed Stock Option does not designate its intention to exercise its Stock Option on a timely filed Ballot or does not provide adequate proof of payment with a timely filed Ballot, as required by this section, including in either instance such Holders who vote to reject the Plan or abstain from voting on the Plan, such Stock Options shall be cancelled, annulled and extinguished.

H.                                    PROVISIONS GOVERNING DISTRIBUTIONS

THE FOLLOWING IS A SUMMARY OF THE PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS OF THE PLAN.

1.                                       General Matters.

Pursuant to Article VI of the Plan, unless the Holder of an Allowed Claim against or Allowed Interest in the Debtors and the Debtors agree to a different distribution date or except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, distributions to be made on account of Allowed Claims or Interests shall be made on the Effective Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to the Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Notwithstanding the date on which any distribution of securities is made to a Holder of an Allowed Claim or to a Holder of an Allowed Interest, as of the date of the distribution such Holder shall be deemed to have the rights of a Holder of such securities (subject to the terms and conditions of the Plan) distributed as of the Effective Date.

Other than as specifically set forth below, the Disbursing Agent shall make all distributions required to be made under the Plan. Distributions on account of Revolving Credit Facility Claims shall be made by the Disbursing Agent directly to the Revolving Credit Facility Agents. Distributions on account of the First Lien Note Claims, the Second Lien Note Claims and the Old Note Claims shall be made in accordance with the respective indentures or in accordance with the Plan where such indentures are silent. New Pliant and/or the Reorganized Debtors may act as Disbursing Agent or may employ or contract with other entities to assist in or make the distributions required by the Plan.

In connection with the Plan and all distributions thereunder, New Pliant and the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. New Pliant and the Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. All persons holding Claims or Interests shall be required to provide any information necessary to effect information reporting and the withholding of such taxes. Notwithstanding any other provision of the Plan, (a) each Holder of an Allowed Claim or Interest that is to receive a distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution and (b) no distribution shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements satisfactory to New Pliant and the Reorganized Debtors for the payment and satisfaction of such tax obligations.

2.                                       Record Date for Distributions.

Under the terms of the Plan, the Distribution Record Date shall be the Confirmation Date. Pursuant to Section 6.6 of the Plan, New Pliant, the Reorganized Debtors and the Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Interest that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes in the Plan to recognize and distribute only to those Holders of Allowed Claims or Interests that are Holders of such Claims or Interests, or participants therein, as of the close of business on the Distribution Record Date. New Pliant, the Reorganized Debtors and the Disbursing Agent shall instead be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

3.                                       Allocation of Plan Distributions Between Principal and Interest.

As provided for in Section 6.7 of the Plan, except as otherwise expressly provided in the Plan, to the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest. Notwithstanding the foregoing, the distribution in respect of the Consenting Noteholders’ Professionals Fees in accordance with section 3.2(g) of the Plan shall be deemed a payment under the relevant fee letters, as amended, as a result of the assumption thereof and shall not be allocated either to principal or interest in respect of the Old Note Claims.

4.                                       Setoffs.

As provided by Section 6.10 of the Plan, New Pliant and the Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim, the payments or other distributions to be made pursuant to the Plan in respect of such Claim, or claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the Holder of such Claim. Neither the failure to setoff a Claim nor the allowance of any Claim shall constitute a waiver or release by New Pliant or the Reorganized Debtors of any such claim that the Debtors or New Pliant or the Reorganized Debtors may have against the Holder of a Claim.

5.                                       Fractional Shares.

Pursuant to Section 6.11 of the Plan, no fractional shares of New Common Stock, Series M Preferred Stock and Series AA Preferred Stock shall be distributed. Where a fractional share would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of more than ..50) of such fraction to the nearest whole share of New Common Stock, Series M Preferred Stock and Series AA Preferred Stock or a rounding down of such fraction (in the case of .50 or less than .50) to the nearest whole share of New Common Stock, Series M Preferred Stock and Series AA Preferred Stock.

6.                                       Denomination of Tack-On Notes or New Senior Subordinated Notes.

The Tack-On Notes or, if issued in lieu of the Tack-On Notes, the New Senior Subordinated Notes will be issued on the Effective Date of the Plan in denominations of $1,000 principal amount or integral multiples thereof. Accordingly, as set forth in Section 6.12 of the Plan, the Pro Rata principal amount of the Tack-On Notes or New Senior Subordinated Notes, as applicable, to be distributed to each Holder of an Old Note Claim pursuant to the Plan will be rounded down to the nearest $1,000 and no cash shall be payable with respect to the portion of the Pro Rata principal amount that was subtracted to effect such rounding.

I.                                         TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

THE FOLLOWING IS A SUMMARY OF THE PROVISIONS GOVERNING THE TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES UNDER THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS OF THE PLAN.

Prior to the Confirmation Date, the Debtors shall file a motion pursuant to which they will seek authority to assume all of their executory contracts and unexpired leases (the “Global Assumption Motion”). In addition, the Global Assumption Motion shall set forth the amounts the Debtors anticipate will be required to cure any defaults under their executory contracts and unexpired leases, as required by section 365(b) of the Bankruptcy Code. As set forth below, the Debtors shall pay any monetary cure amounts on the Effective Date of the Plan or at such other time as the Debtors and the parties to such executory contracts and unexpired leases shall agree.

In addition, although the Debtors anticipate that the Global Assumption Motion will apply to all of their executory contracts and unexpired leases, as set forth in Article VII of the Plan, on the Effective Date, any executory contracts or unexpired leases of the Debtors that may not have been assumed by Debtors pursuant to the Global Assumption Motion will be deemed assumed in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code unless such executory contract or unexpired lease (i) was previously assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms, or (iii) is an executory contract that is set forth on Exhibit I to the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Global Assumption Motion or the Plan is in default shall be satisfied, pursuant to section 365(b)(l) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree. In the event of a dispute regarding (a) the amount of any cure payments, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(l) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption. Pending the Bankruptcy Court’s ruling on such motion, the executory contract or unexpired lease at issue shall be deemed assumed by the Debtors unless otherwise ordered by the Bankruptcy Court.

In furtherance of, and without in any way limiting Section 12.7 of the Plan, from and after the Effective Date the Debtors shall assume the obligation and shall continue to make the payment of all retiree benefits (if any), as that term is defined in Bankruptcy Code section 1114, at the level established pursuant to subsection (e)(1)(B) or (g) of said section 1114, at any time prior to the Confirmation Date, for the duration of the period (if any) that the Debtors are obligated to provide such benefits.

J.                                      PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS AND DISPUTED INTERESTS

THE FOLLOWING IS A SUMMARY OF THE PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS AND DISPUTED INTERESTS UNDER THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS OF THE PLAN.

As set forth in Article VIII of the Plan, after the Effective Date, only the applicable Reorganized Debtor against whose Estate a Claim was filed or deemed filed may object to the allowance of any Claim. After the Effective Date, the applicable Reorganized Debtor against whose Estate a Claim was filed or deemed filed shall be accorded the power and authority to allow or settle and compromise any Claim, without notice to any other party or approval of, or notice to the Bankruptcy Court. In addition, the Debtors may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or Reorganized Debtors have previously objected to such Claim. Unless otherwise ordered by the Bankruptcy Court, the Debtors or Reorganized Debtors shall serve and file any objections to Claims and Interests as soon as practicable, but in no event later than (a) ninety (90) days after the Effective Date or (b) such later date as may be determined by the Bankruptcy Court upon a motion which may be made without further notice or hearing.

No partial payments and no partial distributions will be made with respect to a disputed, contingent or unliquidated Claim or Interest, or with respect to any Claim for which a proof of claim has been filed, until the resolution of such disputes or estimation or liquidation of such claims by settlement or by final order of the Bankruptcy Court. As soon as practicable after a disputed, contingent or unliquidated Claim or Interest becomes an Allowed Claim or Interest in an amount certain, the holder of such Allowed Claim or Interest will receive all payments and distributions to which such holder is then entitled under the Plan.

Claims in Classes 4 and 5 shall be deemed allowed in aggregate amounts equal to the outstanding principal of either the First Lien Notes or the Second Lien Notes, as applicable, plus the outstanding interest accrued thereon both prior to and after the Petition Date, plus any fees, costs, or charges provided under the First Lien Notes Indenture and the Second Lien Notes Indenture, as applicable. Claims in Class 7 shall be deemed allowed in aggregate amounts equal to the outstanding principal of the Old Notes, plus outstanding interest accrued thereon prior to the Petition Date. Distributions to all Holders of Allowed Claims in Class 7 shall be delivered to the Old Indenture Trustee for further distribution to the ultimate beneficial holders, except those distributions on account of the Consenting Noteholders Professional Fees.

K.                                    CONFIRMATION AND CONSUMMATION OF THE PLAN

1.                                       Conditions to Effective Date.

The Plan shall not become effective and the Effective Date shall not occur unless and until the following conditions shall have been satisfied or waived in accordance with Section 9.2 of the Plan:

(a)           The Confirmation Order confirming the Plan, as such Plan may have been modified, shall have been entered by the Bankruptcy Court in form and substance reasonably satisfactory to the Debtors.

(b)           The Canadian Confirmation Order confirming the Plan, as such Plan may have been modified, shall have been entered by the Canadian Court in form and substance reasonably satisfactory to the Debtors.

(c)           The Exit Facility Credit Agreement and all related documents provided for therein or contemplated thereby, in form and substance satisfactory to the Debtors, shall have been executed and delivered by all parties thereto, and all conditions precedent thereto shall have been satisfied.

(d)           The Certificate of Incorporation and By-Laws and the amended certificates or articles of incorporation of the Debtors, as necessary, shall have been adopted and filed with the applicable authorities of the relevant jurisdictions of incorporation and shall have become effective in accordance with such jurisdictions’ corporation laws.

(e)           All authorizations, consents, certifications, approvals, rulings, no-action letters, opinions or other documents or actions required by any law, regulation or order to be received or to occur in order to implement the Plan on the Effective Date shall have been obtained or shall have occurred unless failure to do so will not have a material adverse effect on New Pliant.

(f)            Seven (7) members of the board of directors of New Pliant shall have been selected and shall have expressed a willingness to serve on the board of directors of New Pliant.

(g)           All other documents and agreements necessary to implement the Plan on the Effective Date shall have been executed and delivered and all other actions required to be taken in connection with the Effective Date shall have occurred.

2.                                       Waiver of Conditions.

Each of the conditions set forth in Section 9.1 of the Plan, with the exception of those conditions set forth in subsection (c), may be waived in whole or in part by the Debtors without any other notice to parties in interest or the Bankruptcy Court and without a hearing.

3.                                       Consequences of Non-Occurrence of Effective Date.

If the Confirmation Order is vacated, (a) this Plan shall be null and void in all respects; (b) any settlement of Claims or Interests provided for hereby shall be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtors may assume and assign or reject all executory contracts and unexpired leases shall be extended for a period of one hundred twenty (120) days after the date the Confirmation Order is vacated.

L.                                     EFFECT OF PLAN CONFIRMATION

1.                                       Binding Effect.

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors and New Pliant.

2.                                       Releases.

(a)           Releases by the Debtors.

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors in their individual capacities and as debtors-in-possession will be deemed to release forever, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) the Debtors’ and their Non-Debtor Affiliates’ present and former officers and directors, (ii) the attorneys, accountants, investment bankers, restructuring consultants and financial advisors of each of the Debtors, and (iii) the Consenting Noteholders and the Consenting Noteholders’ professionals, in each case at any time up to immediately prior to the Effective Date; provided, however, that nothing in Section 10.2(a) of the Plan shall be construed to release any party from willful misconduct or gross negligence as determined by a Final Order. In addition, the releases contained in this section shall not apply to or otherwise affect the obligations of any of the Debtors’ present and former directors and officers to repay loans or advances of money or other property owed to the Debtors or their Estates.

(b)           Releases by Holders of Claims and Interests.

As of the Effective Date, to the fullest extent permitted by law, each Holder of a Claim or an Interest shall in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash and the securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, be deemed to have forever released, waived and discharged all claims, demands, debts, rights, causes of action or liabilities (other than (x) the right to enforce the Debtors’ or the Reorganized Debtors’ obligations under, and the contracts, instruments, releases, agreements, and documents delivered, Reinstated or assumed under the Plan, and (y) any claims or causes of action arising out of willful misconduct or gross negligence as determined by a Final Order), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to (i) the Debtors, the Reorganized Debtors, the Non-Debtor Affiliates the Chapter 11 Cases, the Plan or the Disclosure Statement against the Debtors and the Reorganized Debtors and (ii) the present and former directors, officers, employees, agents of the Debtors and the Non-Debtor Affiliates and the attorneys, accountants, investment bankers, restructuring consultants and financial advisors of each of the Debtors, limited solely to such parties’ capacity set forth in this subsection (b), in each case at any time up to immediately prior to the Effective Date; provided, however, that each Holder of a Claim or Interest that is entitled to vote on the Plan may elect by checking the appropriate box provided on the Ballot and each Holder of an Unimpaired Claim may elect by checking the appropriate box on the Unimpaired Opt-Out Election, as applicable, not to grant the releases set forth in this section 10.2(b) of the Plan. All Holders of Claims and Interests that do not expressly “opt-out” of the Plan releases by returning a Ballot or Unimpaired Opt-Out Election electing such “opt-out,” as applicable (including all Holders who vote to reject the Plan or abstain from voting on the Plan and who do not “opt-out” on a timely filed Ballot) shall be bound by the releases contained in the Plan.

(c)           Injunction Related to Releases.

The Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in Section 10.2 of the Plan.

(d)           Survival of Indemnification Obligations.

The obligations of the Debtors to indemnify any past and present directors, officers, agents, employees and representatives, pursuant to certificates or articles of incorporation, by-laws, contracts and/or applicable statutes, in respect of all actions, suits and proceedings against any of such officers, directors, agents, employees and representatives, based upon any act or omission related to service with or for or on behalf of the Debtors, shall not be discharged or impaired by confirmation or consummation of the Plan.

3.                                       Discharge of Claims and Termination of Interests.

Except as otherwise provided in the Plan or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims and Interests (other than Unimpaired Claims under the Plan) of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests. Upon the Effective Date, the Debtors shall be deemed discharged and released under section 1141(d)(l)(A) of the Bankruptcy Code from any and all Claims and Interests (other than Unimpaired Claims), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, and the Preferred Series A Stock, Preferred Series B Stock, Old Notes and Other Outstanding Common Stock Interests shall be terminated.

4.                                       Preservation of Rights of Action and Settlement of Litigation Claims.

Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims. New Pliant, the Reorganized Debtors, as the successors in interest to the Debtors and the Estates, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall not file, commence or pursue any claim, right or cause of action under section 547 of the Bankruptcy Code or seek to disallow any Claim to the extent it may be avoidable thereunder.

5.                                       Exculpation and Limitation of Liability.

Neither the Debtors, the Reorganized Debtors, New Pliant, nor any of their respective present or former members, officers, directors, employees, advisors or attorneys shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct as determined by a Final Order, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

6.                                       Injunction.

(a)           Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date all Persons who have held, hold or may hold Claims against or Interests in the Debtors, except Claims and Interests that are Unimpaired by the Plan, are (i) permanently enjoined from taking any of the following actions against the Estate(s), or any of their property, on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against any of New Pliant, the Debtors, the Reorganized Debtors or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained Section 10.6 of the Plan shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan.

(b)           By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim or Interest will be deemed to have specifically consented to the injunctions set forth in Section 10.7 of the Plan.

7.                                       Term of Bankruptcy Injunction or Stays.

All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

8.                                       Subordination.

The classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Interests in each Class in connection with the contractual, legal and equitable subordination rights relating thereto whether arising under contract, general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise.

M.                                  MISCELLANEOUS PLAN PROVISIONS

THE FOLLOWING IS A SUMMARY OF CERTAIN MISCELLANEOUS PROVISIONS UNDER THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS OF THE PLAN.

1.                                       Retention of Jurisdiction.

Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction, subject to section 12.21 of the Plan, over all matters arising out of, and related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, as more specifically described in Article XI of the Plan.

2.                                       Committees.

As provided for in Section 12.2 of the Plan, the appointment of the Representative Committee shall terminate on the Effective Date of the Plan.

3.             Post-Confirmation Date Retention of Professionals.

Pursuant to Section 12.3 of the Plan, upon the Effective Date of the Plan, any requirement that professionals employed by the Reorganized Debtors comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will be authorized to employ and compensate professionals in the ordinary course of business and without the need for Bankruptcy Court approval.

4.             Bar Date for Certain Administrative Expense Claims.

Under the terms of Section 12.4 of the Plan, all applications for final allowance of fees and expenses of professional persons employed by the Debtors or the Committees pursuant to orders entered by the Bankruptcy Court and on account of services rendered prior to the Effective date shall be filed with the Bankruptcy Court and served upon the Reorganized Debtors’ counsel at the addresses set forth in section 12.15 of the Plan no later than thirty (30) days after the Effective Date. Any such claim that is not filed within the time period set for in Section 12.4 of the Plan shall be discharged and forever barred. Objections to any application for allowance of Administrative Expense Claims described in Section 12.4 of the Plan must be filed within thirty (30) days after the filing thereof, as may be extended by the Bankruptcy Court upon request of the Reorganized Debtors.

5.             Certain Fees and Expenses of Old Indenture Trustee, First Lien Indenture Trustee, Second Lien Indenture Trustee and New Senior Subordinated Notes Indenture Trustee.

On the Effective Date of the Plan, the reasonable fees and expenses of the Old Indenture Trustee, the First Lien Indenture Trustee, the Second Lien Indenture Trustee and the New Senior Subordinated Notes Indenture Trustee shall be Allowed as Administrative Expense Claims against the Debtors, pursuant to section 503(b) of the Bankruptcy Code, and shall be paid by the Debtors without the need for the Old Indenture Trustee, the First Lien Indenture Trustee, the Second

Lien Indenture Trustee and the New Senior Subordinated Notes Indenture Trustee to file an application for allowance with the Bankruptcy Court; provided, however, that the fees of the First Lien Indenture Trustee and the Second Lien Indenture Trustee shall be limited to the extent required by the Final DIP Order. To the extent that the New Senior Subordinated Notes are not issued, the New Senior Subordinated Notes Indenture Trustee shall still be entitled to its accrued reasonable fees and expenses in consideration for its substantial contribution to these Chapter 11 Cases. The Bankruptcy Court shall retain jurisdiction over any dispute regarding the reasonableness of such fees and expenses.

6.                                       Compensation and Benefits Programs.

Except as otherwise expressly provided in Exhibit I of the Plan, pursuant to section 12.7 of the Plan, the Reorganized Debtors shall continue to perform their obligations under all employment and severance contracts and policies, and all compensation and benefit plans, policies and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans. In addition, New Pliant or any one of the Reorganized Debtors may prior to the Effective Date enter into employment agreements with employees that become effective on or prior to the Effective Date and survive consummation of this Plan. Any such agreements will be annexed to the Plan Supplement or otherwise filed with the Bankruptcy Court. In addition, on the Effective Date, the unpaid portion of any insider Eligible Employee’s (as defined in the MIP Motion) payment pursuant to the 2005 Management Incentive Compensation Plan shall be Allowed and shall be paid by the Debtors or Reorganized Debtors without the need for such insider Eligible Employee to file a proof of claim or an application for allowance with the Bankruptcy Court. Finally, on the Effective Date, New Pliant shall perform its obligations under the emergence bonus plan as set forth in Section 5.15 of the Plan.

7.                                       Exemption from Transfer Taxes.

As provided in Section 12.9 of the Plan, pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, and transfers of tangible property, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales or use tax or other similar tax.

8.                                       Amendment or Modification of the Plan.

Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, pursuant to Section 12.11 of the Plan, the Debtors may, alter, amend or modify the Plan and/or Exhibits at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan, provided that such alteration, amendment, or modification is not inconsistent with the provisions of the Term Sheet in a manner that is materially adverse to the Consenting Noteholders. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

9.                                       Severability of Plan Provisions.

Pursuant to the terms of Section 12.12 of the Plan, if, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

10.                                 Revocation, Withdrawal or Non-Consummation of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if confirmation or consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person or (iii) constitute an admission of any sort by the Debtors or any other Person.

11.                                 Disputes Concerning Canadian Claims against and Interests in Canadian Debtors.

Pursuant to Section 12.21 of the Plan, all disputes involving the rights of a Canadian entity that is (i) the Holder of a Claim against or an Interest in a Canadian Debtor and (ii) not subject to the personal jurisdiction of the Bankruptcy Court will be determined by the Bankruptcy Court without prejudice to such entity’s right to seek to have such dispute heard instead by the Canadian Court. Notwithstanding the foregoing, all such Canadian entities will be bound by the terms and provisions of the Plan.

VI. VOTING PROCEDURES AND REQUIREMENTS

The following section describes in summary fashion the procedures and requirements that have been established for voting on the Plan. If you are entitled to vote to accept or reject the Plan, you should receive a ballot for the purpose of voting on the Plan (the “Ballot”). If you hold Claims and/or Interests in more than one Class and you are entitled to vote such Claims and/or Interests in more than one Class, you will receive separate Ballots which must be used for each separate Class of Claims and or Interests. If you are entitled to vote and did not receive a ballot, received a damaged ballot or lost your ballot please call the Voting Agent, Bankruptcy Services, LLC, at (646) 282-2500.

A.                                    VOTING DEADLINE

TO BE CONSIDERED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN, ALL BALLOTS MUST BE RECEIVED BY THE VOTING AGENT NO LATER THAN THE VOTING DEADLINE OF 4:00 P.M. PREVAILING EASTERN TIME ON [               ], 2006 (THE “VOTING DEADLINE”). ONLY THOSE BALLOTS ACTUALLY RECEIVED BY THE VOTING AGENT BEFORE THE VOTING DEADLINE WILL BE COUNTED AS EITHER ACCEPTING OR REJECTING THE PLAN. ALL BALLOTS MUST BE SENT TO THE FOLLOWING ADDRESS:

FOR FIRST CLASS MAIL:

PLIANT CORPORATION BALLOT PROCESSING CENTER

FDR STATION, P.O. BOX 5014

NEW YORK, NEW YORK 10150-5014

FOR OVERNIGHT MAIL AND HAND DELIVERY:

PLIANT CORPORATION BALLOT PROCESSING

C/O BANKRUPTCY SERVICES, LLC
757 THIRD STREET, THIRD FLOOR

NEW YORK, NY 10017

Votes cannot be transmitted orally, by facsimile or by electronic mail. Accordingly, you are urged to return your signed and completed ballot promptly. Any executed ballot received that does not indicate either an acceptance or rejection of the Plan shall be deemed to constitute an acceptance of the Plan.

THE DEBTORS INTEND TO SEEK TO SATISFY THE REQUIREMENTS FOR CONFIRMATION OF THE PLAN UNDER THE CRAMDOWN PROVISIONS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AS TO ANY CLASS DEEMED TO REJECT, OR AS TO ANY CLASS THAT VOTES TO REJECT, THE PLAN, AND, IF REQUIRED, MAY AMEND THE PLAN TO CONFORM TO THE STANDARDS OF SUCH SECTION.

B.                                    HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE

Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is deemed to be “impaired” under a plan unless (1) the plan leaves unaltered the legal, equitable and contractual rights to which such claim or equity interest entitles the holder thereof or (2) notwithstanding any legal right to an accelerated payment of such claim or equity interest, the plan (a) cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy or defaults of a kind that does not require cure), (b) reinstates the maturity of such claim or equity interest as it existed before the default, (c) compensates the holder of such claim or equity interest for any damages from such holder’s reasonable reliance on such legal right to an accelerated payment (d) if such claim or such interest arises form a failure to perform nonmonetary obligations, other than a default arising form a failure to operate a nonresidential real property lease, compensates the holder of such claim or such interest (other than the debtor or an insider) for any actual pecuniary loss incurred by such holder as a result of such failure and (e) does not otherwise alter the legal, equitable or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 4 (First Lien Note Claims), Class 5 (Second Lien Note Claims) and Class 6 (General Unsecured Claims) are unimpaired under the Plan, and the holders of Allowed Claims in each of these Classes are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan.

In accordance with sections 1126 and 1129 of the Bankruptcy Code, Class 3 (Revolving Credit Facility Claims), Class 7 (Old Note Claims) and Class 8 (Intercompany Claims) are impaired under the Plan and, to the extent Claims in such Classes are deemed Allowed, the Holders of such Claims will receive distributions under the Plan. As a result, the holders of Allowed Claims in each of these Classes are entitled to vote to accept or reject the Plan.

Class 9 (Series A Preferred Stock Interests), Class 10 (Series B Preferred Stock Interests) and Class 11 (Outstanding Common Stock Interests) are impaired under the Plan and, to the extent Interests in such Classes are deemed Allowed, the holders of such Interests will receive distributions under the Plan. As a result, the holders of Allowed Interests in each of these Classes are entitled to vote to accept or reject the Plan.

Class 12 (Other Outstanding Common Stock Interests) are impaired under the Plan and will not receive or retain any property of the Debtors in respect thereof. Pursuant to section 1126(g) of the Bankruptcy Code, the holders of Other Outstanding Common Stock Interests in Class 12 are conclusively deemed to have rejected the Plan and their votes on the Plan will not be solicited.

Accordingly, the Debtors are only soliciting votes on the Plan from the holders of Allowed Claims in Classes 3, 7 and 8 and Allowed Interests in Classes 9, 10 and 11.

With respect to the impaired Class of Claims that is deemed to reject the Plan (Class 12), and any other Class of Claims or Interests that votes to reject the Plan, the Debtors shall request that the Bankruptcy Court confirm the Plan pursuant to section 1129(b) of the Bankruptcy Code.

C.                                    VOTE REQUIRED FOR ACCEPTANCE BY A CLASS

1.                                       Class of Claims.

A Class of Claims shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such Class that have voted on the Plan in accordance with the Solicitation Order.

2.                                       Class of Interests.

A Class of Interests shall have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount of the Allowed Interests in such Class that have voted on the Plan in accordance with the Solicitation Order.

D.                                    VOTING PROCEDURES

1.                                       Ballots.

All votes to accept or reject the Plan with respect to any Class of Claims or Interests must be cast by properly submitting the duly completed and executed form of Ballot designated for such Class. Holders of Impaired Claims and Interests voting on the Plan should complete and sign the Ballot in accordance with the instructions thereon, being sure to check the appropriate box entitled “Accept the Plan” or “Reject the Plan.”

Ballots must be delivered to the Voting Agent, at its address set forth above, and received by the Voting Deadline. THE METHOD OF SUCH DELIVERY IS AT THE ELECTION AND RISK OF THE VOTER. If such delivery is by mail, it is recommended that voters use an air courier with a guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery.

In most cases, each Ballot enclosed with this Disclosure Statement has been encoded with the amount of the Allowed Claim for voting purposes (if the Claim is a contested Claim, this amount may not be the amount ultimately allowed for purposes of Distribution) and the Class into which the Claim has been placed under the Plan.

If you are entitled to vote and you did not receive a Ballot, received a damaged Ballot or lost your Ballot, please contact the Voting Agent in the manner set forth in this Disclosure Statement.

A vote on the Plan may be disregarded if the Bankruptcy Court determines, pursuant to Section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Solicitation Order also sets forth assumptions and procedures for tabulating ballots that are not completed fully or correctly.

2.                                       Withdrawal or Change of Votes on the Plan.

After the Voting Deadline, no vote may be withdrawn without the prior consent of the Debtors, which consent shall be given in the Debtors’ sole discretion.

Any holder who has submitted to the Voting Agent prior to the Voting Deadline a properly completed Ballot may change its vote by submitting to the Voting Agent prior to the voting deadline a subsequent properly completed ballot for acceptance or rejection of the Plan. If more than one timely, properly completed Ballot is received with respect to the same Claim or Interest, the Ballot that will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received will be the Ballot that the Voting Agent determines was the last to be received.

E.                                      OPT-OUT PROCEDURES AND REQUIREMENTS

The following section describes in summary fashion the procedures and requirements that have been established for opting-out of both the releases described in section 10.2(b) of the Plan and the related injunction. If you are entitled to vote to accept or reject the Plan, as described above, you should receive a Ballot for the purpose of voting on the Plan. Each Holder entitled to vote on the Plan may elect, by checking the appropriate box on the Ballot, not to grant the releases. All Holders who do not return a Ballot will be deemed to have consented to both the releases described in section 10.2(b) of the Plan and the related injunction. Furthermore, all Holders who do not wish to vote on the Plan but who wish to opt-out of the releases described in section 10.2(b) of the Plan and related injunction, may return their Ballot, simply indicating their intent to opt-out of the releases and related injunction. All holders of Ballots that are received and that do not indicate a desire to opt-out of the releases and related injunction will be deemed to have agreed to enter into the releases described in section 10.2(b) of the Plan and the related injunction. For all other requirements related to the Ballots, refer to Section VI.D above, “Voting Procedures.”

If you are not entitled to vote to accept or reject the Plan because you are the Holder of an Unimpaired Claim or an unclassified Claim, you should receive an Unimpaired Opt-Out Election, substantially in the form in Exhibit H attached to the Plan, for the purpose of voluntarily opting-out of the releases described in section 10.2(b) of the Plan and the related injunction. Each Holder of an Unimpaired Claim or an unclassified Claim may elect, by checking the appropriate box on the Unimpaired Opt-Out Election, not to grant the releases described in section 10.2(b) of the Plan and the related injunction. All Holders who do not return an Unimpaired Opt-Out Election will be deemed to have consented to the releases in section 10.2(b) of the Plan and the related injunction.

1.                                       Unimpaired Opt-Out Deadline.

TO BE CONSIDERED FOR PURPOSES OF OPTING-OUT OF THE RELEASES DESCRIBED IN SECTION 10.2(b) OF THE PLAN AND THE RELATED INJUNCTION, ALL UNIMPAIRED OPT-OUT ELECTIONS MUST BE RECEIVED BY THE VOTING AGENT NO LATER THAN THE OPT-OUT DEADLINE OF 4:00 P.M. PREVAILING EASTERN TIME ON [               ], 2006 (THE “OPT-OUT DEADLINE”). ONLY THOSE UNIMPAIRED OPT-OUT ELECTIONS ACTUALLY RECEIVED BY THE VOTING AGENT BEFORE THE OPT-OUT DEADLINE WILL BE COUNTED AS EXPRESSING AN INTENT TO OPT-OUT OF THE RELEASES DESCRIBED IN SECTION 10.2(b) OF THE PLAN AND THE RELATED INJUNCTION. ALL UNIMPAIRED OPT-OUT ELECTIONS MUST BE SENT TO THE FOLLOWING ADDRESS:

FOR FIRST CLASS MAIL:

PLIANT CORPORATION BALLOT PROCESSING CENTER

FDR STATION, P.O. BOX 5014

NEW YORK, NEW YORK 10150-5014

FOR OVERNIGHT MAIL AND HAND DELIVERY:

PLIANT CORPORATION BALLOT PROCESSING

C/O BANKRUPTCY SERVICES, LLC
757 THIRD STREET, THIRD FLOOR

NEW YORK, NY 10017

Unimpaired Opt-Out Elections cannot be transmitted orally, by facsimile or by electronic mail. Accordingly, if you wish to opt-out of the releases described in section 10.2(b) of the Plan and the related injunction, you are urged to return your signed and completed Unimpaired Opt-Out Election promptly. Any executed Unimpaired Opt-Out Election received that does not indicate intent to opt-out of the releases described in section 10.2(b) of the Plan and the related injunction (by checking the appropriate box) shall be deemed to constitute an acceptance of the releases.

2.                                       Holders of Claims and Interests Entitled to Receive Unimpaired Opt-Out Elections.

Class 1 (Priority Non-Tax Claims), Class 2 (Other Secured Claims), Class 4 (First Lien Note Claims), Class 5 (Second Lien Note Claims), Class 6 (General Unsecured Claims), and unclassified Claims (Administrative Expense Claims, DIP Facility Claims, Priority Tax Claims) are unimpaired under the Plan, and the holders of Allowed Claims in each of these Classes are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan but are entitled to receive Unimpaired Opt-Out Elections.

3.                                       Unimpaired Opt-Out Elections.

All Unimpaired Opt-Out Elections must be properly submitted by completing and executing the form of Unimpaired Opt-Out Election. Holders of Unimpaired Claims and unclassified Claims who wish to reject the releases described in section 10.2(b) of the Plan and the related injunction should complete and sign the Unimpaired Opt-Out Election in accordance with the instructions thereon, being sure to check the appropriate box. Holders of Unimpaired Claims and unclassified Claims who do not wish to reject the releases described in Section 10.2(b) of the Plan and the related injunction do not need to complete or return an Unimpaired Opt-Out Election.

Unimpaired Opt-Out Elections must be delivered to the Voting Agent, at its address set forth above, and received by the Opt-Out Deadline. THE METHOD OF SUCH DELIVERY IS AT THE ELECTION AND RISK OF THE VOTER. If such delivery is by mail, it is recommended that holders use an air courier with a guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery.

If you are entitled to an Unimpaired Opt-Out Election and you did not receive an Unimpaired Opt-Out Election, received a damaged Unimpaired Opt-Out Election or lost your Unimpaired Opt-Out Election, please contact the Voting Agent in the manner set forth in this Disclosure Statement.

VII. CONFIRMATION OF THE PLAN

A.                                    CONFIRMATION HEARING

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a plan. The Confirmation Hearing pursuant to section 1128 of the Bankruptcy Code will be held on [              ,     ] 2006 at [        ] [  .m.], prevailing Eastern Time, before the Honorable Mary F. Walrath, United States Bankruptcy Judge, at the United States Bankruptcy Court for the District of Delaware, 824 Market Street, Fifth Floor, Courtroom No. 4, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of adjournment at the Confirmation Hearing, or at any subsequent adjourned Confirmation Hearing.

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to Confirmation of the Plan must: (i) be made in writing; (ii) state the name and address of the objecting party and the nature of the claim or interest of such party; (iii) state with particularity the legal and factual basis and nature of any objection to the Plan; and (iv) be filed with the Court, together with proof of service, and served so that they are received on or before [                            ] at [                    ], prevailing Eastern Time by the following parties:

Counsel to the Debtors:
Sidley Austin LLP	Young Conaway Stargatt & Taylor, LLP
One South Dearborn Street	The Brandywine Building
Chicago, Illinois 60603	1000 West Street, 17th Floor
Facsimile: (312) 853-7036	P.O. Box 391
Attn: Larry J. Nyhan	Wilmington, Delaware 19899-0391
Facsimile: (302) 571-1253
Attn: Robert S. Brady

The United States Trustee:
U.S. Trustee
Office of the United States Trustee
J. Caleb Boggs Federal Building
844 King Street, Suite 2207
Lock Box 35
Wilmington, DE 19801
Facsimile: (302) 573-6497
Attn: Mark S. Kenney

Counsel to the Official Committee of Unsecured Creditors:
Lowenstein Sandler PC	Ashby & Geddes, P.A.
65 Livingston Avenue	222 Delaware Avenue, 17th Floor
Roseland, NJ 07068	P.O. Box 1150
Facsimile: (973) 597-2375	Wilmington, Delaware 19899
Attn: Kenneth A. Rosen	Fax: (302) 654-2067
Attn: Don A. Beskrone

Objections to confirmation of the Plan are governed by Rule 9014 of the Bankruptcy Rules. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY AND PROPERLY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

B.                                    STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation are that the Plan (i) is accepted by all impaired Classes of Claims and Interests or, if rejected by an impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class, (ii) is feasible and (iii) is in the “best interests” of holders of Claims and Interests impaired under the Plan.

AS EXPLAINED ABOVE, THE BANKRUPTCY CODE CONTAINS PROVISIONS FOR CONFIRMATION OF A PLAN EVEN IF IT IS NOT ACCEPTED BY ALL

CLASSES. THESE SO-CALLED “CRAMDOWN” PROVISIONS ARE SET FORTH IN SECTION 1129(B) OF THE BANKRUPTCY CODE, WHICH PROVIDES THAT A PLAN OF REORGANIZATION CAN BE CONFIRMED EVEN IF IT HAS NOT BEEN ACCEPTED BY ALL IMPAIRED CLASSES OF CLAIMS AND INTERESTS AS LONG AS AT LEAST ONE IMPAIRED CLASS OF NON-INSIDER CLAIMS HAS VOTED TO ACCEPT THE PLAN.

1.                                       Acceptance.

Claims and Interests in Classes 3, 7, 8, 9, 10 and 11 are impaired under the Plan, and, therefore (with the exception of Class 11), must accept the Plan in order for it to be confirmed without application of the “fair and equitable test,” described below, to such Classes. As stated above, impaired Classes of Claims will have accepted the Plan if the Plan is accepted by at least two-thirds in dollar amount and a majority in number of the Claims of each such Class (other than any Claims of creditors designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan. Impaired Classes of Interests will have accepted the Plan if the Plan is accepted by at least two-thirds in amount of the Interests of each such Class (other than any Claims of creditors designated under section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

Classes 1, 2, 4, 5 and 6 are unimpaired under the Plan, and the holders of Allowed Claims in each of these Classes are conclusively presumed to have accepted the Plan.

Class 12 is impaired and the holders of such Claims and Interests will not receive or retain any property under the Plan. Accordingly, Class 12 is deemed not to have accepted the Plan and confirmation of the Plan will require application of the “fair and equitable test,” described below.

2.                                       Fair and Equitable Test.

The Debtors will seek to confirm the Plan notwithstanding the non-acceptance or deemed non-acceptance of the Plan by any impaired Class of Claims or Interests. To obtain such confirmation, it must be demonstrated that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such dissenting impaired Class. A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to on account of its claims or interests. The Debtors believe that the Plan satisfies these requirements.

The Bankruptcy Code establishes different “fair and equitable” tests for secured claims, unsecured claims and equity interests, as follows:

(a)           Secured Creditors. Either (i) each holder of an impaired secured claim retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim, or (iii) the property securing the claim is sold free and clear of liens, with such liens attaching to the proceeds of the sale and the treatment of such liens on proceeds is as provided in clauses (i) or (ii) above.

(b)           Unsecured Creditors. Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed claim or

(ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan.

(c)           Interest Holders. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greater of the fixed liquidation preference to which such holder is entitled, or the fixed redemption price to which such holder is entitled or the value of the equity interest, or (ii) the holders of equity interests that are junior to the nonaccepting class will not receive or retain any property under the plan.

THE DEBTORS BELIEVE THAT THE PLAN MAY BE CONFIRMED ON A NONCONSENSUAL BASIS (PROVIDED AT LEAST ONE IMPAIRED CLASS OF CLAIMS VOTES TO ACCEPT THE PLAN). ACCORDINGLY, THE DEBTORS WILL DEMONSTRATE AT THE CONFIRMATION HEARING THAT THE PLAN SATISFIES THE REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AS TO ANY NON-ACCEPTING CLASS.

3.                                       Feasibility.

Pursuant to section 1129(a)(11) of the Bankruptcy Code, among other things, the Bankruptcy Court must determine that confirmation of the Plan is not likely to be followed by the liquidation or need for further financial reorganization of the Debtors or any successors to the Debtors under the Plan. This condition is often referred to as the “feasibility” of the Plan. The Debtors believe that the Plan satisfies this requirement.

For purposes of determining whether the Plan meets this requirement, the financial advisors of the Debtors have analyzed the Debtors’ ability to meet their obligations under the Plan. As part of that analysis, the Debtors have prepared consolidated projected financial results for each of the years ending December 31, 2006 through and including 2009. These financial projections, and the assumptions on which they are based, are included in the Projections annexed hereto as Exhibit D. Based upon the Projections, the Debtors believe that New Pliant and the Reorganized Debtors will be able to make all payments required pursuant to the Plan, and therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization. The Debtors also believe that they will be able to repay or refinance any and all of the indebtedness under the Plan at or prior to the maturity of such indebtedness.

The Debtors have prepared the Projections based upon certain assumptions that they believe to be reasonable under the current circumstances. Those assumptions the Debtors considered to be significant are described in the notes which are part of the Projections. The Projections have not been examined or compiled by independent accountants. Many of the assumptions on which the Projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the actual financial results. Therefore the actual results achieved throughout the period covered by the Projections may vary from the projected results, and the variations may be material. All holders of Claims and Interests that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Projections are based in evaluating the Plan.

4.                                       Best Interests Test.

The “best interests” test under section 1129 of the Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each holder of impaired claims or impaired interests receive property with a value not less than the amount such holder would receive in a Chapter 7 liquidation. As indicated above, the Debtors believe that under the Plan, Holders of Impaired Claims and Impaired Interests will receive property with a value equal to or in excess of the value such Holders would receive in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. The Chapter 7 liquidation analysis set forth below demonstrates that the Plan satisfies the requirements of the “best interests” test.

To estimate potential returns to Holders of Claims and Interests in a Chapter 7 liquidation, the Debtors determined, as might a Bankruptcy Court conducting such an analysis, the amount of liquidation proceeds that might be available for distribution (net of liquidation-related costs) and the allocation of such proceeds among the Classes of Claims and Interests based on their relative priority as set forth in the Bankruptcy Code. The Debtors considered many factors and data and have assumed that the liquidation of all assets would be conducted in an orderly manner and, as such, the bids received for the Debtors’ significant assets would be, at most, materially no different from the bids that the Debtors have received from sales and inquiries in recent months. The liquidation proceeds available for distribution to holders of Claims against and Interests in the Debtors would consist of the net proceeds from the disposition of the Debtors’ assets, augmented by any other cash that the Debtors held and generated during the assumed holding period stated in the Plan and after deducting the incremental expenses of operating the business pending disposition.

In general, as to each entity, liquidation proceeds would be allocated in the following priority:

•                  first, to the Claims of secured creditors to the extent of the value of their collateral;

•                  second, to the costs, fees and expenses of the liquidation, as well as other administrative expenses of the Debtors’ Chapter 7 cases, including tax liabilities;

•                  third, to the unpaid Administrative Expense Claims;

•                  fourth, to Priority Tax Claims and other Claims entitled to priority in payment under the Bankruptcy Code;

•                  fifth, to Unsecured Claims;  and

•                  sixth, to Interests.

The Debtors’ liquidation costs in a Chapter 7 case would include the compensation of a bankruptcy trustee, as well as compensation of counsel and other professionals retained by such trustee, asset disposition expenses, applicable taxes, litigation costs, Claims arising from the Debtors’ operation during the pendency of the Chapter 7 cases and all unpaid Administrative Expense Claims that are allowed in the Chapter 7 case. The liquidation itself might trigger certain Priority Claims, such as Claims for severance pay, and would likely accelerate Claims or, in the case of taxes, make it likely that the Internal Revenue Service would assert all of its claims as Priority Tax Claims rather than asserting them in due course as is expected to occur under the Chapter 11 Cases. These Priority Claims would be paid in full out of the net liquidation proceeds, after payment of secured Claims, Chapter 7 costs of administration and other Administrative Expense Claims, and before the balance would be made available to pay Unsecured Claims or to make any distribution in respect of Interests.

The following Chapter 7 liquidation analysis is provided solely to discuss the effects of a hypothetical Chapter 7 liquidation of the Debtors and is subject to the assumptions set forth below. The Debtors cannot assure you that these assumptions would be accepted by a Bankruptcy Court. The Chapter 7 liquidation analysis has not been independently audited or verified.

5.                                       Liquidation Analysis.

A liquidation analysis is attached to this Disclosure Statement as Exhibit B (the “Liquidation Analysis”). This analysis is based upon a number of estimates and assumptions that are inherently subject to significant uncertainties and contingencies, many of which would be beyond the Debtors’ control. Accordingly, while the analyses contained in the Liquidation Analysis are necessarily presented with numerical specificity, the Debtors cannot assure you that the values assumed would be realized if the Debtors were in fact liquidated, nor can the Debtors assure you that the Bankruptcy Court would accept this analysis or concur with these assumptions in making its determinations under section 1129(a) of the Bankruptcy Code. ACTUAL LIQUIDATION PROCEEDS COULD BE MATERIALLY LOWER OR HIGHER THAN THE AMOUNTS SET FORTH IN EXHIBIT B. NO REPRESENTATION OR WARRANTY CAN OR IS BEING MADE WITH RESPECT TO THE ACTUAL PROCEEDS THAT COULD BE RECEIVED IN A CHAPTER 7 LIQUIDATION OF THE DEBTORS. THE LIQUIDATION VALUATIONS HAVE BEEN PREPARED SOLELY FOR PURPOSES OF ESTIMATING PROCEEDS AVAILABLE IN A CHAPTER 7 LIQUIDATION OF THE ESTATE AND DO NOT REPRESENT VALUES THAT MAY BE APPROPRIATE FOR ANY OTHER PURPOSE. NOTHING CONTAINED IN THESE VALUATIONS IS INTENDED TO OR MAY BE ASSERTED TO CONSTITUTE A CONCESSION OR ADMISSION OF THE DEBTORS FOR ANY OTHER PURPOSE.

The Liquidation Analysis is based upon the Debtors’ balance sheets as of December 31, 2005, and assumes that the actual December 31, 2005 balance sheets are conservative proxies for the balance sheets that would exist at the time the Chapter 7 liquidation would commence.

Under section 704 of the Bankruptcy Code, a Chapter 7 trustee must, among other duties, collect and convert the property of a debtor’s estate to Cash and close the estate as expeditiously as is compatible with the best interests of the parties-in-interest. Consistent with these requirements, it is assumed for purposes of the Liquidation Analysis that a liquidation of the Debtors would commence under the direction of a Chapter 7 trustee appointed by the Bankruptcy Court and would continue for a period of nine (9) months, during which time all of the Debtors’ major assets would either be sold or conveyed to their respective lien holders, and the Cash proceeds of such sales, net of liquidation-related costs, would then be distributed to the Debtors’ creditors. Although the liquidation of some assets might not require nine months to accomplish, other assets would be more difficult to collect or sell and hence would require a liquidation period substantially longer than nine months.

As set forth in detail on the attached Liquidation Analysis at Exhibit B, the Debtors believe that the Plan will produce a greater recovery for the holders of Claims and Interests than would be achieved in a Chapter 7 liquidation. Consequently, the Debtors believe that the Plan, which provides for the continuation of the Debtors’ businesses, will provide a substantially greater ultimate return to the holders of Claims and Interests than would a Chapter 7 liquidation.

VIII. PROJECTED FINANCIAL INFORMATION AND REORGANIZATION VALUE

A.                                    PROJECTED FINANCIAL INFORMATION

The Debtors have prepared certain consolidated projected financial results, which are attached to this Disclosure Statement as Exhibit D.

The Debtors prepared the Projections based upon, among other things, the anticipated future financial condition and results of operations of Reorganized Debtors. The Debtors do not generally publish their business plans and strategies or make external projections of their anticipated financial position or results of operations. Accordingly, after the Effective Date, the Reorganized Debtors do not intend to update or otherwise revise the Projections to reflect circumstances existing since their preparation in March 2006 or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, the Reorganized Debtors do not intend to update or revise the Projections to reflect changes in general economic or industry conditions. However, the Reorganized Debtors’ regular quarterly and annual financial statements, and the accompanying discussion and analysis, contained in the Reorganized Debtors’ Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, will contain disclosure concerning the Reorganized Debtors actual financial condition and results of operations during the periods covered by these reports.

THE PROJECTIONS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT D WERE NOT PREPARED TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE COMPANY’S INDEPENDENT ACCOUNTANTS HAVE NEITHER EXAMINED NOR COMPILED THE ACCOMPANYING PROJECTIONS AND ACCORDINGLY DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS, ASSUME NO RESPONSIBILITY FOR THE PROJECTIONS AND DISCLAIM ANY ASSOCIATION WITH THE PROJECTIONS. EXCEPT FOR PURPOSES OF THIS DISCLOSURE STATEMENT, THE COMPANY DOES NOT PUBLISH PROJECTIONS OF ITS ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THESE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE OF THIS DISCLOSURE STATEMENT OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY BELIEVES THAT THE PROJECTIONS ARE BASED ON ESTIMATES AND ASSUMPTIONS THAT ARE REASONABLE. THE ESTIMATES AND ASSUMPTIONS MAY NOT BE REALIZED, HOWEVER, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY’S CONTROL. NO REPRESENTATIONS CAN BE OR ARE MADE AS TO WHETHER THE ACTUAL RESULTS WILL BE WITHIN THE RANGE SET FORTH IN ITS PROJECTIONS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE, AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR MAY BE

UNANTICIPATED, AND THEREFORE MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. SEE ARTICLE X, “RISK FACTORS.”

B.                                    REORGANIZATION VALUE

In connection with certain matters relating to the Plan, the Debtors directed Jefferies & Company, Inc. (“Jefferies”), the financial advisors to the Debtors, to prepare an analysis of the going concern equity value of the Reorganized Debtors for the purposes of assisting the Debtors in evaluating (a) the relative recoveries of holders of Allowed Claims and Interest under the Plan, (b) whether the Plan satisfied the “best interests” test under the Bankruptcy Code and (c) the value of the shares of securities to be issued under the Plan. The valuation analysis conducted by Jefferies is described below.

In preparing its analysis, Jefferies has, among other things:  (i) reviewed certain internal financial and operating data of the Debtors; (ii) discussed with certain senior executives the current operations and prospects of the Debtors; (iii) reviewed certain operating and financial forecasts prepared by the Debtors, including the projections; (iv) discussed with certain senior executives of the Debtors key assumptions related to the projections; (v) prepared discounted cash flow analyses based on the projections, utilizing various discount rates and terminal value multiples; (vi) considered the market multiples of certain publicly-traded companies in businesses reasonably comparable to the operating businesses of the Debtors; (vii) considered the transaction multiples of acquisitions involving companies in businesses reasonably comparable to the operating businesses of the Debtors; and (viii) considered such other analyses as Jefferies deemed necessary under the circumstances.

Jefferies assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information available to it from public sources or as provided to Jefferies by the Debtors or their representatives. Jefferies has not audited, reviewed or compiled the accompanying information in accordance with Generally Accepted Accounting Auditing Standards, or otherwise. Jefferies also assumed that the projections have been reasonably prepared on a basis reflecting the Debtors’ best estimates and judgment as to future operating and financial performance.

As a result of such analyses, review, discussions, considerations and assumptions, Jefferies presented to the Debtors estimates that the total enterprise value (“TEV”) of the Debtors is a range of approximately $860.0 million to $980.0 million with a mid-point value of $920.0 million (the “TEV Range”). Jefferies reduced such mid-point TEV estimate by the estimated pro forma net debt levels of the Reorganized Debtors as of June 30, 2006 (approximately $681.1 million) to calculate the implied reorganized equity value, including both preferred and common equity, of the Reorganized Debtors of $238.9 million. In the event that the Holders of the Old Note Claims do not receive the Tack-On Notes, in the aggregate principal amount of $20.0 million (subject to downward adjustment to reflect rounding of pro rata interests) pursuant to section 3.2(g)(i) of the Plan, the Holders of the Old Note Claims are to receive New Senior Subordinated Notes, in the aggregate principal amount of $35.0 million (subject to downward adjustment to reflect rounding of pro rata interests). As such, the pro forma net debt levels will increase by $15.0 million to $696.1 million, resulting in a reduction of the implied reorganized equity value from $238.9 million to $223.9 million.

Midpoint Reorganization Valuation
	$20 million Tack- On	$35 million New Senior Subordinated Notes

Reorganization Value	$920.0 million	$920.0 million
Less Debt	681.1 million	696.1 million
New Preferred and Common Equity Value	$238.9 million	$223.9 million

Upon emergence, the equity portion of the reorganized capital structure will consist of: (i) new Series AA Redeemable Preferred Stock with a liquation preference of approximately $335.6 million; (ii) new Series M Preferred Stock and units in the Deferred Cash Incentive Plan; and (iii) Common Stock. As the liquidation preference of the new preferred equity is greater than the total implied reorganized equity value, Jefferies estimates that there is no implied reorganized Common Stock value at the Effective Date of the Plan and all of the implied reorganized equity value of $238.9 million, or $223.9 million if the Holders of the Old Note Claims do not receive the Tack-On Notes, will be attributable to the new Series AA Redeemable Preferred Stock, the new Series M Preferred Stock and to the units in the Deferred Cash Incentive Plan.

The Series M Preferred Stock and units in the Deferred Cash Incentive Plan shall initially be entitled, in the aggregate, to 7.5% of the equity value of New Pliant. Such percentage may be increased to an aggregate of 8.0% of the equity value of New Pliant under certain circumstances. As such, in order to estimate the midpoint reorganization value of the securities, 8% of the total implied midpoint reorganized equity value, or $19.1 million, has been allocated to the Series M Preferred Stock and units in the Deferred Cash Incentive Plan, and 92% of the total implied midpoint reorganized equity value, or $219.8 million, has been allocated to the Series AA Redeemable Preferred Stock. If the Holders of the Old Note Claims do not receive the Tack-On Notes, the implied midpoint reorganization value of the Series M Preferred Stock and units in the Deferred Cash Incentive Plan decreases to $17.9 million, and the implied midpoint reorganization value of the Series AA Preferred Stock decreases to $206.0 million.

	Midpoint Reorganization Value
	$20 million Tack- On	$35 million New Senior Subordinated Notes
Series AA Redeemable Preferred Stock	$219.8 million	$206.0 million	92.0%
Series M Preferred Stock and Deferred Cash Incentive Plan	19.1 million	17.9 million	8.0%
Common Stock	0.0 million	0.0 million	0.0%
	$238.9 million	$223.9 million	100.0%

The estimated range of values represents a hypothetical value that reflects the estimated intrinsic value of the Debtors derived through the application of various valuation methodologies. The equity value ascribed in the analysis does not purport to be an estimate of a post-reorganization trading value.

In addition, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates; conditions in the financial markets; the anticipated initial securities holding of pre-petition creditors, some of whom may prefer to liquidate their investment rather than hold them on a long-term basis; the fact that the securities are unregistered and not listed on any securities exchange and other factors that generally influence the prices of securities. Actual prices of such securities may also be affected by the bankruptcy case or by other factors not possible to predict. Accordingly, the going concern enterprise value does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets.

Jefferies’ estimate is based on economic, market, financial and other conditions as they exist on, and on the information made available as of March 1, 2006. It should be understood that, although subsequent developments may affect Jefferies’ conclusions, including the Company’s actual operating performance versus the projections, Jefferies does not have any obligation to update, revise or reaffirm its estimate.

The summary set forth above does not purport to be a complete description of the analyses performed by Jefferies. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of implied equity value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. In addition, estimates of implied equity value do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were sold. Depending on the results of the Debtors’ operations or changes in the financial markets, actual total enterprise value may differ from Jefferies’ valuation analysis disclosed herein.

IX. DESCRIPTION OF CAPITAL STOCK OF NEW PLIANT

On the Effective Date, the authorized capital stock of New Pliant will consist of 335,600 shares of Series AA Preferred Stock, 8,000 shares of Series M Preferred Stock and a fixed number of shares of New Common Stock. Set forth below is a summary of (i) the terms of the Series AA Preferred Stock, Series M Preferred Stock and the New Common Stock, which will be set forth in their entirety in the Amended and Restated Certificate of Incorporation of New Pliant (the “Certificate of Incorporation”), which will be substantially in the form attached as Exhibit A to the Plan, (ii) the terms of a Stockholders Agreement to which all holders of New Common Stock will become parties (the “New Pliant Stockholders Agreement”), which will be substantially in the form attached as Exhibit C to the Plan and (iii) the terms of a Registration Rights Agreement to which the holders of Series AA Preferred Stock will become parties (the “Series AA Registration Rights Agreement”), which will be substantially in the form attached as Exhibit D to the Plan. To the extent that there is any inconsistency between this summary and the Certificate of Incorporation, New Pliant Stockholders Agreement or Series AA Registration Rights Agreement, the terms of the Certificate of Incorporation, New Pliant Stockholders Agreement or Series AA Registration Rights Agreement,  as the case may be, shall control.

1.                                       Series AA Preferred Stock.

The Series AA Preferred Stock will have an initial face amount of $1,000 per share, or an aggregate face amount of $335,600,000, and will accrue dividends at a rate of 13% per annum. Dividends on the Series AA Preferred Stock will cumulate quarterly. New Pliant may not declare, pay or set aside for payment any dividends on the New Common Stock unless it has paid, declared or set aside payments for full cumulative dividends on the shares of Series AA Preferred Stock.

Each share of Series AA Preferred Stock will be entitled to a liquidation preference equal to the $1,000 face amount plus accrued and unpaid dividends. The Series AA Preferred Stock is redeemable at the option of New Pliant at any time at an amount equal to its face amount plus accrued and unpaid dividends.

If the Series AA Preferred Stock has not been redeemed or repurchased by the fifth anniversary of the Effective Date of the Plan, the holders of a majority of the outstanding shares of Series AA Preferred Stock shall have the right to cause all of the outstanding class Series AA Preferred Stock to be converted into a number of shares of New Common Stock equal to 99.99% of (i) the excess if any, of the fully diluted shares of New Common Stock at the time of conversion over (ii) the number of shares of New Common Stock, if any, issued pursuant to the Merger Exception described below. Any shares of New Common Stock issued in a transaction that qualifies for the Merger Exception will not be subject to dilution by the conversion of the Series AA Preferred Stock (e.g., if, after a merger that qualifies for the Merger Exception, shareholders of New Pliant prior to the merger own 70% of the New Common Stock and shareholders of the other party to the merger own 30% of the New Common Stock, then the Series AA Preferred would be convertible into 99.9% of 70% of the New Common Stock outstanding after the conversion).

Shares of Series AA Preferred Stock will not have general voting rights, but will have the right to elect 2 out of the 7 members of New Pliant’s Board of Directors. If the Series AA Preferred is not redeemed or repurchased by the fourth anniversary of the Effective Date of the Plan, directors elected by the holders of Series AA Preferred Stock will have supermajority voting rights that will permit them to initiate a sale of New Pliant and give them majority control of any board vote related to a sale of New Pliant. If the Series AA Preferred Stock is not redeemed by the fifth anniversary of the Effective Date of the Plan, the holders of the Series AA Preferred Stock will be able to appoint a majority of the Board of Directors without converting the Series AA Preferred Stock to New Common Stock.

In addition, there are a number of actions that New Pliant cannot take any of the following actions without the consent of certain of the holders of Series AA Preferred Stock. In particular:

(a) Without the consent of a majority of all the outstanding shares of Series AA Preferred Stock, voting separately as a class, New Pliant may not:

•                  create, authorize or issue shares of stock (other than the Series M Preferred Stock) that are either senior to or on a parity with the Series AA Preferred Stock with respect to liquidation or dividends; or

•                  redeem, purchase or otherwise acquire any New Common Stock or other capital stock that is junior to the Series AA Preferred Stock (other than certain purchases of stock for management upon termination of employment).

(b)  Without the consent of the holders of at least two-thirds of all the outstanding shares of Series AA Preferred Stock,  New Pliant may not:

•                  sell or dispose of all or substantially all of its assets unless, as part of such transaction, the Series AA Preferred Stock will be redeemed and any remaining balance on the Tack-On Note or New Senior Subordinated Note will be paid in full; or

•                  merge or consolidate with any other entity, other than (i) mergers in which New Pliant is the surviving corporation and which do not result in a change in shares of Series AA Preferred Stock or New Common Stock and (ii) mergers that meet certain financial and other tests described in the following paragraph (the “Merger Exception”).

Under the Merger Exception, a merger transaction will not require the approval of the holders of two-thirds of the outstanding shares of Series AA Preferred Stock if, after giving effect to the merger, (1) the pro forma ratio of EBITDA to total interest and dividend obligations (including cash or PIK interest on the New Senior Subordinated Notes and dividends on the Series AA Preferred Stock) for the most recent four fiscal quarters for which financial statements are available prior to signing is at least 10% higher than New Pliant’s actual ratio of EBITDA to total interest and dividend obligations for the same period, (2) the pro forma ratio of total funded debt and Series AA Preferred Stock to EBITDA as of the end of the most recent fiscal quarter for which financial statements are available prior to signing is at least 10% less than New Pliant’s actual ratio of total funded debt and Series AA Preferred Stock to EBITDA for the same period, (3) the conversion right described above will, if exercised, result in the Series AA Preferred Stock converting into at least 51% of the common equity of the surviving parent entity, and (4) holders of a majority of the Series AA Preferred Stock will be able to appoint a majority of the board of directors of the surviving parent entity if the Series AA Preferred Stock is not redeemed prior to the fifth anniversary of the Effective Date of the Plan.

2.             Series M Preferred Stock.

The Series M Preferred Stock may be granted to certain members of management of New Pliant in an aggregate amount not to exceed 8,000 shares. The Series M Preferred Stock will represent 7.5% of the equity value of New Pliant in excess of the Hurdle Amount (as defined below), subject to an increase to 8% upon requisite approval of the holders of Series AA Preferred Stock (such equity value percentage, the “Applicable Percentage”). Shares of Series M Preferred Stock will not be entitled to vote with respect to the election of directors of New Pliant.

Dividends are payable on the Series M Preferred Stock in certain circumstances as follows. To the extent that a redemption is made with respect to the Series AA Preferred Stock (excluding proceeds from a Liquidation Event (as defined below)) and the sum of the dollar amount of the proceeds with respect to such redemption of Series AA Preferred Stock plus the dollar amount of the deferred cash pools created in connection therewith pursuant to New Pliant’s deferred cash plan is in excess of the Hurdle Amount, then dividends will be payable with respect to the Series M Preferred Stock in an aggregate amount equal to the Applicable Percentage of such redemption proceeds and deferred cash pools which are in excess of the Hurdle Amount. The “Hurdle Amount”

will be equal to a fixed dollar amount (to be set forth in a supplement to the Certificate of Incorporation, annexed to the Plan as Exhibit A) minus the sum of the aggregate amount of redemption proceeds received with respect to the Series AA Preferred Stock and deferred cash pools created in connection therewith prior to the consummation of such event of redemption or, in the case of a Liquidation Event, liquidation.

The Series M Preferred Stock also is redeemable and convertible in certain circumstances. In the event of a liquidation or merger of New Pliant or the transfer of all or substantially all of New Pliant’s assets or a majority of the New Common Stock (other than an acquisition of a majority of the New Common Stock by JP Morgan) (each a “Liquidation Event”), the Series M Preferred Stock will be redeemable for an aggregate amount (which under certain circumstances may include securities) equal to the Applicable Percentage of the portion of the sum of the net proceeds received from such Liquidation Event (including, for these purposes, any securities retained by New Pliant’s stockholders following such transaction) and the aggregate distributions made by New Pliant to its stockholders solely in respect of their capital stock from the Effective Date through the date of consummation of the Liquidation Event (excluding redemption proceeds and certain other distributions) that is in excess of the Hurdle Amount. Upon consummation of a public offering of at least $100 million of New Common Stock (a “Qualified Public Offering”) and after giving effect to any distributions made to or redemptions of the Series AA Preferred Stock in connection with or as a result of the use of the proceeds thereof, the Series M Preferred Stock will receive the Applicable Percentage of the aggregate distributions made by New Pliant to its stockholders solely in respect of their capital stock from the Effective Date through the date of consummation of such Qualified Public Offering and will be converted into the Applicable Percentage of the aggregate number of shares of each class of equity securities of New Pliant outstanding immediately after the consummation of such Qualified Public Offering and the making of such distributions or redemptions with respect to the Series AA Preferred Stock.

The Series M Preferred Stock will vest monthly over a thirty-six month vesting period commencing on the Effective Date, subject to accelerated vesting in the event of a Liquidation Event, a Qualified Public Offering or the redemption of at least 80% of the Series AA Preferred Stock then outstanding. The Series M Preferred Stock is subject to additional provisions regarding the repurchase of unvested, and in certain circumstances for employees other than Harold Bevis, vested shares and restricting transferability of such shares.

3.             New Common Stock.

Holders of New Common Stock are entitled to elect 5 out of 7 of the members of the Board of Directors of New Pliant. In the event of the liquidation, dissolution or winding up of New Pliant, the holders of New Common Stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities, including the liquidation preferences of the Series AA Preferred Stock and the Series M Preferred Stock described above. Holders of New Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of New Pliant out of assets legally available therefor, subject to the preferential dividend rights of the Series AA Preferred Stock and Series M Preferred Stock. The Certificate of Incorporation also provides for restrictions on transfer that are designed to keep the number of record holders of New Common Stock below 500.

4.                                       New Pliant Stockholders Agreement.

Under the terms of the New Pliant Stockholders Agreement, holders of New Common Stock who are “Permitted Holders” under the First and Second Lien Notes Indentures cannot transfer their New Common Stock to anyone other than another Permitted Holder as long as any First Lien Notes or Second Lien Notes are outstanding. Also, all transferees of New Common Stock must become a party to the New Pliant Stockholders Agreement.

The New Pliant Stockholders Agreement also grants to the holders of New Common Stock the right to purchase their pro rata share of any new equity securities issued by Company, subject to exceptions for acquisitions, management equity and certain other transactions. The New Pliant Stockholders Agreement also contains “drag-along rights” that require all holders of New Common Stock to participate in and vote in favor any sale of the Company approved by the Board of Directors and the JP Morgan Entities; provided, that the holders of the New Common Stock issued to the Holders of Old Note Claims may not be required to participate unless the Series AA Preferred Stock and Tack-On Note or New Senior Subordinated Note are paid in full.

Under the New Pliant Stockholders Agreement, the 5 members of the Board of Directors to be elected by the holders of New Common Stock will consist of the CEO of New Pliant and 4 members appointed by the JP Morgan Entities (as the holder of a majority of the New Common Stock held by the Permitted Holders under the First and Second Lien Indentures).

Holders of a majority of the New Common Stock allocated to the JP Morgan Entities and the noteholders have demand registration rights following the third anniversary of the Effective Date of the Plan. Affiliates (such as the JP Morgan Entities) have additional demand and piggyback registration rights following an IPO of the New Common Stock.

5.             Series AA Registration Rights Agreement.

New Pliant will take all actions reasonably required to permit the Series AA Preferred Stock to be quoted on the NASDAQ OTC Bulletin Board as soon as practicable following the Effective Date of the Plan. At any time after the nine month anniversary of the Effective Date of the Plan, the holders of a majority of the Series AA Preferred Stock issued to Holders of Old Note Claims can require New Pliant to register an underwritten public offering of the Series AA Preferred Stock.

X. RISK FACTORS

THE IMPLEMENTATION OF THE PLAN AND THE NEW COMMON STOCK, SERIES M PREFERRED STOCK, SERIES AA PREFERRED STOCK AND THE TACK-ON NOTES (OR TO THE EXTENT NECESSARY, THE NEW SENIOR SUBORDINATED NOTES) TO BE ISSUED ON THE EFFECTIVE DATE ARE SUBJECT TO A NUMBER OF MATERIAL RISKS, INCLUDING THOSE ENUMERATED BELOW.

IN EVALUATING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS AND INTERESTS AGAINST ANY OF THE DEBTORS ENTITLED TO VOTE ON THE PLAN SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO

ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION, OR ALTERNATIVES TO THE PLAN.

THESE RISK FACTORS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, INCLUDING THE IMPLEMENTATION OF THE PLAN, THE CONTINUING AVAILABILITY OF SUFFICIENT BORROWING CAPACITY OR OTHER FINANCING TO FUND OPERATIONS, THE PRICES AT WHICH THE COMPANY CAN SELL ITS PRODUCTS, THE AVAILABILITY AND COST OF RESIN AND OTHER RAW MATERIALS, CHANGES IN CREDIT TERMS FROM SUPPLIERS, CURRENCY EXCHANGE RATE FLUCTUATIONS, THE DEVELOPMENT OF NEW TECHNOLOGIES, ECONOMIC DOWNTURN, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, TERRORIST ACTIONS OR ACTS OF WAR, OPERATING EFFICIENCIES, LABOR RELATIONS, ACTIONS OF GOVERNMENTAL BODIES AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. NO PARTY, INCLUDING, WITHOUT LIMITATION, THE DEBTORS OR THE REORGANIZED DEBTORS, UNDERTAKES AN OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

A.                                    GENERAL BANKRUPTCY LAW CONSIDERATIONS

1.             Failure to Obtain Confirmation of the Plan May Result in Liquidation or Alternative Plan on Less Favorable Terms.

Although the Debtors believe that the Plan will satisfy all requirements for confirmation under the Bankruptcy Code, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not be sufficiently material as to necessitate the resolicitation of votes on the Plan.

The Plan provides that the Debtors reserve the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code, to the extent applicable, in view of the deemed rejection by Class 11. In the event that Classes 3, 7, 8, 9, 10 and/or 11 fail to accept the Plan in accordance with section 1126(c) and 1129(a)(8) of the Bankruptcy Code, the Debtors reserve the right: (a) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code; and/or (b) to modify the Plan in accordance with Section 12.9 thereof. While the Debtors believe that the Plan satisfies the requirements for non-consensual confirmation under section 1129(b) of the Bankruptcy Code because it does not “discriminate unfairly” and is “fair and equitable” with respect to the Classes that reject or are deemed to reject the Plan, there can be no assurance that the Bankruptcy Court will reach the same conclusion. There can be no assurance that any such challenge to the requirements for non-consensual confirmation will not delay the Debtors’ emergence from chapter 11 or prevent confirmation of the Plan.

Confirmation of the Plan is subject to certain conditions as described in Article IX of the Plan. Failure to meet any of these conditions could result in the Plan not being confirmed.

If the Plan is not confirmed, there can be no assurance that the Chapter 11 Cases will continue rather than be converted into chapter 7 liquidation cases or that any alternative plan or plans of reorganization would be on terms as favorable to the holders of Claims against any of the Debtors as the terms of the Plan. If a liquidation or protracted reorganization of the Debtors’ Estates were to occur, there is a substantial risk that the Debtors’ going concern value would be substantially eroded to the detriment of all stakeholders.

2.                                       Failure of Occurrence of the Effective Date May Result in Liquidation or Alternative Plan on Less Favorable Terms.

Although the Debtors believe that the Effective Date may occur as soon as ten (10) Business Days after the Confirmation Date, there can be no assurance as to such timing. The occurrence of the Effective Date is also subject to certain conditions precedent as described in Article IX of the Plan. Failure to meet any of these conditions could result in the Plan not being consummated.

If the Confirmation Order is vacated, (a) this Plan shall be null and void in all respects; (b) any settlement of Claims or Interests provided for hereby shall be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtors may assume and assign or reject all executory contracts and unexpired leases shall be extended for a period of one hundred twenty (120) days after the date the Confirmation Order is vacated.

If the Effective Date of the Plan does not occur, there can be no assurance that the Chapter 11 Cases will continue rather than be converted into chapter 7 liquidation cases or that any alternative plan or plans of reorganization would be on terms as favorable to the holders of Claims against any of the Debtors as the terms of the Plan. If a liquidation or protracted reorganization of the Debtors’ Estates were to occur, there is a substantial risk that the Debtors’ going concern value would be eroded to the detriment of all stakeholders.

B.                                    OTHER RISK FACTORS

1.                                       Variances from Projections May Affect Ability to Pay Obligations.

The Debtors have prepared the projected financial information contained in this Disclosure Statement relating to the Reorganized Debtors, including the pro forma financial statements attached as Exhibit D to this Disclosure Statement, in connection with the development of the Plan and in order to present the anticipated effects of the Plan and the transactions contemplated thereby. The Projections are intended to illustrate the estimated effects of the Plan and certain related transactions on the results of operations, cash flow and financial position of the Reorganized Debtors for the periods indicated. The Projections are qualified by the introductory paragraphs thereto and the accompanying assumptions, and must be read in conjunction with such introductory paragraphs and assumptions, which constitute an integral part of the Projections. The Projections are based upon a variety of assumptions as set forth therein, and Reorganized Debtors’ future operating results are subject to and likely to be affected by a number of factors, including significant business, economic and competitive uncertainties, many of which are beyond the control of the Reorganized Debtors. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement many affect the actual financial results of the Reorganized Debtors’ operations. Accordingly, actual results may vary materially from those shown in the Projections, which may adversely affect the ability of the Reorganized Debtors to pay the obligations owing to certain holders of Claims and Interests entitled to distributions under the Plan and other indebtedness incurred after confirmation of the Plan.

Management believes that the industries in which the Reorganized Debtors will be operating are volatile due to numerous factors, all of which make accurate forecasting very difficult. Although it is not possible to predict all risks associated with the Projections and their underlying assumptions, there are some risks which management is presently able to identify. The Projections assume that all aspects of the Plan will be successfully implemented on the terms set forth in this Disclosure Statement and that the publicity associated with the bankruptcy proceeding contemplated by the Plan will not adversely affect the Reorganized Debtors’ operating results. There can be no assurance that these two assumptions are accurate, and the failure of the Plan to be successfully implemented, or adverse publicity, could have a materially detrimental effect on the Reorganized Debtors’ businesses, results of operations and financial condition.

Moreover, the Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. Rather, the Projections were developed in connection with the planning, negotiation and development of the Plan. The Reorganized Debtors do not undertake any obligation to update or otherwise revise the Projections to reflect events or circumstances existing or arising after the date of this Disclosure Statement or to reflect the occurrence of unanticipated events. In management’s view, however, the Projections were prepared on a reasonable basis and represent a reasonable view of the expected future financial performance of the Reorganized Debtors after the Effective Date. Nevertheless, the Projections should not be regarded as a representation, guaranty or other assurance by the Debtors, New Pliant, the Reorganized Debtors or any other person that the Projections will be achieved and holders are therefore cautioned not to place undue reliance on the projected financial information contained in this Disclosure Statement.

2.             Extent of Leverage May Limit Ability to Obtain Additional Financing for Operations.

Although the Plan will result in the elimination of $320 million of subordinated debt and approximately $278 million of mandatorily redeemable preferred stock of Pliant, the Reorganized Debtors will continue to have a significant amount of indebtedness.

Such levels of indebtedness may limit the ability of the Reorganized Debtors to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes. Such levels of indebtedness may also limit the ability of the Reorganized Debtors to adjust to changing market conditions and to withstand competitive pressures, possibly leaving the Reorganized Debtors vulnerable in a downturn in general economic conditions or in their businesses or unable to carry out capital spending that is important to their growth and productivity improvement programs.

3.                                       Uncertainty Regarding Exit Facility Credit Agreement May Adversely Affect Success of Reorganization.

Although a term sheet setting forth the expected terms of the Exit Facility Credit Agreement to be entered into by the Reorganized Debtors is set forth as Exhibit I to this Disclosure Statement, the exact terms of the Exit Facility Credit Agreement have not yet been finalized. In addition, even if an Exit Facility Credit Agreement is entered into on substantially the terms set forth in such term sheet, any inability of New Pliant to satisfy the financial covenants and maintain sufficient inventory and receivables levels could restrict the ability of New Pliant to fully access the maximum amount that may be borrowed under the Exit Facility Credit Agreement. Moreover, covenants contained in the First Lien Notes Indenture and the Second Lien Notes Indenture may further restrict the ability of New Pliant to fully utilize the Exit Facility Credit Agreement. These uncertainties with respect to the Exit Facility Credit Agreement may adversely affect the success of the reorganization of the Reorganized Debtors.

4.                                       Assumptions Regarding Value of the Debtors’ Assets May Prove Incorrect.

It has been generally assumed in the preparation of the Projections that the historical book value of the Debtors’ assets approximates those assets’ fair value, except for specific adjustments. For financial reporting purposes, the fair value of the Debtors’ assets must be determined as of the Effective Date. This determination will be based on an independent valuation. Although the Debtors do not presently expect this valuation to result in values that are materially greater or less than the values assumed in the preparation of the Projections, the Debtors can make no assurances with respect thereto.

5.                                       Historical Financial Information May Not Be Comparable.

As a result of the consummation of the Plan and the transactions contemplated thereby, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

6.                                       Market and Business Risks May Adversely Affect Business Performance.

In the normal course of business, the Debtors are subject to the following types of risks and variables, which the Debtors anticipate may materially affect their business performance following the Effective Date:(12)

•                  The Debtors’ ability to generate cost savings and manufacturing and operational efficiencies sufficient to achieve the financial performance set forth in the Projections, including, but not limited to, initiatives to obtain new business and to generate and manage working capital consistent with the Projections and the underlying assumptions thereto;

•                  Variations in the financial or operational condition of the Debtors’ significant customers;

•                  Material shortages, transportation systems delays or other difficulties in markets where the Debtors purchase supplies for the manufacturing of their products;

(12)         See also Pliant’s Annual Report on Form 10-K for the year ended December 31, 2004 (attached as Exhibit C hereto) and the additional “Risk Factors” contained therein.

•                  Significant work stoppages, disputes or any other difficulties in labor markets where the Debtors obtain materials necessary for the manufacturing of their products or where their products are manufactured, distributed or sold;

•                  Increased development of competitive alternatives to the Debtors’ products;

•                  Fluctuations in interest rates;

•                  Unscheduled plant shutdowns;

•                  Increased operating costs;

•                  Changes in prices and supply of raw materials;

•                  Changes in credit terms offered by the Debtors’ suppliers;

•                  The Debtors’ ability to obtain cash adequate to funds their needs, including the borrowings available under the Exit Facility Credit Agreement;

•                  Various worldwide economic and political factors, changes in economic conditions, currency fluctuations and devaluations, credit risks in foreign markets or political instability in foreign countries where the Debtors and the Affiliates have manufacturing operations or suppliers;

•                  Physical damage to or loss of significant manufacturing or distribution property, plant and equipment due to fire, weather or other factors beyond the Debtors’ control;

•                  Legislative activities of governments, agencies and similar organizations, both in the United States and in foreign countries, that may affect the operations of the Debtors and their Affiliates;

•                  The Debtors’ ability to comply with government regulations, including public market disclosure requirements such as those contained within the Sarbanes-Oxley Act;

•                  Legal actions and claims of undetermined merit and amount involving, among other things, product liability, recalls of products manufactured or sold by the Debtors and environmental and safety issues involving the Debtors’ products or facilities; and

•                  Possible terrorist attacks or acts of aggression or war, which could exacerbate other risks such as slowed production or interruptions in the transportation system.

7.                                       Failure to Maintain Customer Relationships May Adversely Affect Financial Results.

The loss of one or more major customers, or a material reduction in sales to these customers as a result of competition from other film manufacturers, in-sourcing of film requirements or other factors, would have a material adverse effect on the Company’s results of operations.

8.                                       Foreign Currency Risk May Adversely Affect Financial Results.

The Debtors are subject to the risk of changes in foreign currency exchange rates due to their global operations. The Company manufactures and sells its products in North America, Latin America, Europe and Australia. As a result, the Debtors’ financial results could be significantly affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets in which the Debtors manufacture and distribute their products. The Debtors’ operating results are primarily exposed to changes in exchange rates between the U.S. dollar and Canadian currency.

9.                                       Failure to Attract and Maintain Employees May Adversely Affect Financial Results.

Among the Debtors’ most valuable assets are their highly skilled professionals who have the ability to leave the Debtors and so deprive the Debtors of valuable skills and knowledge that contribute substantially to their business operations. Although the Debtors have tried to maintain the confidence and dedication of their personnel through the pendency of the Chapter 11 Cases, the Debtors cannot be sure that they will ultimately be able to do so and, if not, that they will be able to replace such personnel with comparable personnel. In addition, the Debtors cannot be sure that such key personnel will not leave after consummation of the Plan and emergence from Chapter 11. Further attrition may hinder the Debtors’ ability to operate efficiently, which could have a material adverse effect on their results of operations and financial condition.

10.                                 Cost of Compliance with Government Regulation May Adversely Affect Financial Results.

The Debtors are subject to various foreign, federal, state and local laws and regulations that affect the conduct of their operations, including environmental laws. The Debtors cannot assure you that compliance with these laws and regulations or the adoption of modified or additional laws and regulations will not require large expenditures by the Debtors or otherwise have a significant effect on the Debtors’ financial condition or results of operations. Among other laws, a change in the tax laws of the United States or Canada could materially affect the consequences of the Plan as described herein to the Debtors and the holders of Claims and Interests. See Article XI, “Certain Federal Income Tax Consequences of the Plan.”

11.                                 Volatile Resin Prices May Affect Ability to Recover Raw Material Costs.

Polyethylene, PVC, polypropylene and other resins and additives constitute the major raw material for the Debtors’ products. The Debtors purchase most of their resin from major oil companies and petrochemical companies in North America. The price of resins is a function of, among other things, manufacturing capacity, demand, and the price of crude oil and natural gas. Resin shortages or significant increases in the price of resin have had and could continue to have a significant adverse effect on the Debtors’ businesses. High crude oil and natural gas pricing have had significant impact on the price and supply of resins. If high resin pricing continues, the Debtors may be limited in their ability to pass through such costs to their customers.

12.                                 Intellectual Property May Not Be Adequately Protected.

The Debtors rely on patents, trademarks and licenses to protect their intellectual property, which is significant to their businesses. The Debtors also rely on unpatented proprietary know-how, continuing technological innovations and other trade secrets to develop and maintain their competitive position. The Debtors routinely seek to protect their patents, trademarks and other intellectual property, but their precautions may not provide meaningful protection against competitors or protect the value of their trademarks. In addition to their own patents, trade secrets and proprietary know-how, the Debtors license from other parties, the right to use some of their intellectual property. The Debtors routinely enter into confidentiality agreements to protect their trade secrets and property know-how. However such agreements may be breached, may not provide meaningful protection or may not contain adequate remedies for the Debtors if they are breached.

13.                                 Other Manufactures May Have a Competitive Advantage.

The markets in which the Company operates are highly competitive on the basis of service, product quality, product innovation and price. Small and medium-sized manufacturers that compete primarily in regional markets service a large portion of the film and flexible packaging market, and there are relatively few large national manufacturers. In addition to competition from many smaller competitors, the Company faces competition from a number of large film and flexible packaging companies. Some of the Company’s competitors are substantially larger, are more diversified and have greater resources, creating certain competitive advantages.

C.                                    RISKS TO CREDITORS WHO WILL RECEIVE SECURITIES

The ultimate recoveries under the Plan to holders of Class 7, 9, 10 and 11 Claims and Interests that receive New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) pursuant to the Plan will depend on the realizable value of the New Common Stock, Series M Preferred Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes). The securities to be issued pursuant to the Plan, including the New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes), are subject to a number of material risks, including, but not limited to, those specified below. Prior to voting on the Plan, each holder of Class 7, 9, 10 and 11 Claims and Interests should carefully consider the risk factors specified or referred to below, as well as all of the information contained in the Plan.

1.             Lack of Established Market for the Securities May Adversely Affect Liquidity.

There can be no assurance that an active market for the New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) will develop, nor can any assurance be given as to the prices at which such securities might be traded. The New Common Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) to be issued under the Plan will not be listed on or traded on any nationally recognized market or exchange. Although the Company has agreed to take all steps reasonably required to permit the Series AA Preferred Stock to be traded on the NASDAQ OTC Bulletin Board, only market makers can apply to quote securities on such service. Even if the Series AA Preferred Stock is quoted for trading on the NASDAQ OTC Bulletin Board, there can be no assurance that an active or liquid trading market will develop for the Series AA Preferred Stock.

The New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) to be issued under the Plan have not been registered under the Securities Act of 1933 (as amended, together with the rules and regulations promulgated thereunder, the “Securities Act”), any state securities laws or the laws of any other jurisdiction. Absent such registration, the New Common Stock, Series M Preferred Stock, Series

AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) may be offered or sold only in transactions that are not subject to or that are exempt from the registration requirements of the Securities Act and other applicable securities laws. As explained in more detail in Section XI (Certain Securities Law Considerations), most recipients of New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) will be able to resell such securities without registration pursuant to the exemption provided by Section 4(1) of the Securities Act.

2.             Value of New Common Stock May be Significantly Diluted.

If the Series AA Preferred Stock has not been redeemed or repurchased by the fifth anniversary of the Effective Date of the Plan, the holders of a majority of the outstanding shares of Series AA Preferred Stock will have the right to cause all of the outstanding Series AA Preferred Stock to be converted into a number of shares of New Common Stock that will dilute the ownership interest of the New Common Stock to be issued pursuant to the Plan to .01% or less. Thus, if New Pliant is unable to redeem or repurchase the Series AA Preferred Stock by the fifth anniversary of the Effective Date of the Plan, the New Common Stock issued pursuant to the Plan may be rendered essentially worthless by such conversion. The terms of the First Lien Notes Indenture and Second Lien Notes Indentures currently prohibit, and the terms of the Exit Facility Credit Agreement are expected to prohibit, New Pliant from redeeming or repurchasing the Series AA Preferred Stock.

Although no options or warrants will be issued under the Plan and there are restrictions on New Pliant’s ability to issue options or warrants in the future, the issuance of options or warrants to purchase New Common Stock or the issuance of additional shares of New Common Stock following the Effective Date would dilute the ownership percentage represented by the New Common Stock distributed pursuant to the Plan (regardless of whether the Series AA Preferred Stock is converted into Common Stock) .

3.             Lack of Dividends on Securities May Adversely Affect Liquidity.

The Debtors do not anticipate that cash dividends or other distributions will be made by New Pliant or the Reorganized Debtors with respect to the New Common Stock or Series AA Preferred Stock in the foreseeable future. In addition, covenants in certain debt instruments to which New Pliant or the Reorganized Debtors will be a party may restrict the ability of New Pliant or the Reorganized Debtors to pay dividends and make certain other payments. Further, such restrictions on dividends may have an adverse impact on the market demand for New Common Stock or Series AA Preferred Stock as certain institutional investors may invest only in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in the securities issued pursuant to the Plan.

4.                                       Holders of Options Who Elect to Exercise May Not Realize a Positive Return on Their Investment.

The holders of Options may exercise such Options and receive shares of New Common Stock in New Pliant upon tender of the contractual exercise price of such Options on or prior to the Effective Date of the Plan. The exercise price of such Options may greatly exceed the value on the Effective Date of the Plan of the shares of New Common Stock that may be purchased in connection therewith and the value of such shares of New Common Stock may never equal or exceed the exercise price paid for such shares of New Common Stock. In addition, the value of the New Common Stock received in connection with the exercise of an Option is subject to dilution as set forth above in the risk factor entitled “RISKS TO CREDITORS WHO WILL RECEIVE SECURITIES – Value of New Common Stock May be Significantly Diluted.”  Accordingly, holders of Options who elect to exercise such Options to purchase shares of New Common Stock may not realize a positive return on such investment.

5.                                       Interest of J.P. Morgan Partners, LLC as Controlling Stockholder May Differ from Interests of Other Securities Holders.

Affiliates of J.P. Morgan Partners, LLC currently own approximately 55% of Pliant’s outstanding common stock, 74% of Pliant’s detachable warrants to purchase common stock issued in connection with our preferred stock and 59% of Pliant’s outstanding preferred stock. Following consummation of the Plan, affiliates of J.P. Morgan Partners, LLC will own approximately 13% of the Series AA Preferred Stock and approximately 40% of the New Common Stock of Pliant Holdings. Under the terms of the New Pliant Stockholders Agreement, those affiliates will have the right to designate 4 out of the 7 members of the New Pliant Board of Directors and thereby will have effective control of New Pliant. As the holders of a significant percentage of the New Common Stock, the interests of the affiliates of J.P. Morgan Partners, LLC may not in all cases be aligned with the interests of recipients of securities the Tack-On Notes (or, if necessary, the New Subordinated Notes) or other recipients of Series AA Preferred Stock pursuant to the Plan. As the holders of a significant percentage of the Series AA Preferred Stock, the interests of the affiliates of J.P. Morgan Partners, LLC may not in all cases be aligned with the interests of other recipients of New Common Stock pursuant to the Plan.

XI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion is a summary of certain United States federal income tax aspects of the Plan, is for general information purposes only, and should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular holder of a Claim or Interest. This discussion does not purport to be a complete analysis or listing of all potential tax considerations.

This discussion is based on existing provisions of the Internal Revenue Code of 1986, as amended (the “IRC”), existing and proposed Treasury Regulations promulgated thereunder, and current administrative rulings and court decisions. Legislative, judicial, or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan. Any such changes or interpretations may be retroactive and could significantly affect the United States federal income tax consequences of the Plan.

No ruling has been requested or obtained from the Internal Revenue Service (the “IRS”) with respect to any tax aspects of the Plan and no opinion of counsel has been sought or obtained with respect thereto. No representations or assurances are being made to the holders of Claims or Interests with respect to the United States federal income tax consequences described herein.

Any discussion of United States federal tax issues set forth in this Disclosure Statement is written solely in connection with the confirmation of the Plan to which the transactions described in this Disclosure Statement are ancillary. Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any United States federal tax penalties that may be imposed on such person. Each holder of a Claim or Interest should seek advice based on its particular circumstances from an independent tax advisor.

A.                                    FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

1.             Cancellation of Indebtedness Income

Under the IRC, a taxpayer generally must recognize income from the cancellation of debt (“COD Income”) to the extent that its indebtedness is discharged during the taxable year. Section 108(a)(1)(A) of the IRC provides an exception to this rule, however, where a taxpayer is in bankruptcy and where the discharge is granted, or is effected pursuant to a plan approved, by the bankruptcy court. In this case, instead of recognizing income, the taxpayer is required, under Section 108(b) of the IRC, to reduce certain of its tax attributes by the amount of COD Income. The attributes of the taxpayer are to be reduced in the following order:  net operating losses (“NOLs”), general business and minimum tax credit carryforwards, capital loss carryforwards, the basis of the taxpayer’s assets, and finally, foreign tax credit tax carryforwards (collectively, “Tax Attributes”). Section 108(b)(5) of the IRC permits a taxpayer to elect to first apply the reduction to the basis of the taxpayer’s depreciable assets, with any remaining balance applied to the taxpayer’s other Tax Attributes in the order stated above. In addition to the foregoing, Section 108(e)(2) of the IRC provides a further exception to the realization of COD Income upon the discharge of debt, providing that a taxpayer will not recognize COD Income to the extent that the taxpayer’s satisfaction of the debt would have given rise to a deduction for United States federal income tax purposes. The effect of Section 108(e)(2) of the IRC, where applicable, is to allow a taxpayer to discharge indebtedness without recognizing income and to avoid any reduction of its Tax Attributes.

As a result of having their debt reduced in connection with their bankruptcy, the Debtors generally will not recognize COD Income from the discharge of indebtedness pursuant to the Plan; however, certain Tax Attributes of the Debtors will be reduced or eliminated. The Debtors currently do not expect to make the election under the IRC to apply any required attribute reduction first to the basis of the Debtors’ depreciable property.

To the extent that the Debtors are required to reduce their Tax Attributes, the mechanics of such attribute reduction will be governed by Treasury Regulation §1.1502-28, which contains rules that apply where the debtor corporation is a member of a group filing a consolidated return. These rules generally provide that the Tax Attributes attributable to the debtor corporation are the first to be reduced. For this purpose, Tax Attributes attributable to the debtor member include consolidated Tax Attributes (such as consolidated NOLs) that are attributable to the debtor member pursuant to the consolidated return regulations, and also include the basis of property of the debtor (including subsidiary stock), all of which are reduced in the order described above. To the extent that the COD Income of the debtor member exceeds the Tax Attributes attributable to it, the consolidated Tax Attributes attributable to other members of the consolidated group must be reduced. In the case of a consolidated group with multiple debtor members, each debtor member’s Tax Attributes must be reduced before such member’s COD Income can be reduced by Tax Attributes attributable to other members of the consolidated group. In addition, to the extent that the debtor corporation is required to reduce its basis in the stock of another group member, the lower-tier member also must reduce its Tax Attributes, including the consolidated Tax Attributes attributable to that lower-tier member. Any required attribute reduction will take place after the Debtors have determined their taxable income, and any federal income tax liability, for the taxable year in which the Effective Date occurs.

2.                                       Net Operating Losses and Other Attributes

Following the Effective Date, the Debtors expect to have NOLs. As of December 31, 2005, the Debtors had approximately $318 million of NOLs, and in addition the Debtors expect to generate additional NOLs through the Effective Date. The amount of such NOLs remains subject to adjustment by the IRS. As explained above, however, the Debtors’ NOLs and other Tax Attributes may be reduced or eliminated as of the beginning of the taxable year following the year in which the Effective Date occurs as a result of the COD Income expected to be realized on implementation of the Plan. Accordingly, there can be no assurance that the Reorganized Debtors will have NOLs following the year in which the Plan is implemented.

As a general rule, an NOL incurred by a taxpayer during a taxable year can be carried back and deducted from its taxable income generated within the two preceding taxable years and the remainder can be carried forward and deducted from the taxpayer’s taxable income over the 20 succeeding taxable years.

3.             Annual Section 382 Limitation on Use of NOLs

Section 382 of the IRC contains certain rules limiting the amount of NOLs a corporate taxpayer can utilize in the years following an “ownership change” (the “Annual Section 382 Limitation”). An “ownership change” generally is defined as a more than 50 percentage point change in ownership of the value of the stock of a “loss corporation” (a corporation with NOLs) that takes place during the three year period ending on the date on which such change in ownership is tested. Certain of the Debtors’ NOLs may be subject to an Annual Section 382 Limitation triggered by a prior ownership change.

As a general rule, a loss corporation’s Annual Section 382 Limitation equals the product of the value of the stock of the corporation (with certain adjustments) immediately before the ownership change and the applicable “long-term tax-exempt rate,” a rate published monthly by the Treasury Department (4.40% for ownership changes that occurred during February, 2006). Any unused portion of the Annual Section 382 Limitation generally is available for use in subsequent years. The Annual Section 382 Limitation is increased if the loss corporation has net unrealized built-in gains, i.e., gains economically accrued but unrecognized at the time of the ownership change, in excess of a threshold amount. Such a corporation can use NOLs in excess of its Annual Section 382 Limitation to the extent that it realizes those net unrealized built-in gains for United States federal income tax purposes in the five years following the ownership change. A correlative rule applies to a corporation that has net unrealized built in losses, i.e., losses economically accrued but unrecognized as of the date of the ownership change in excess of a threshold amount. Such a corporation’s ability to deduct its built-in losses (in addition to its NOLs) following an ownership change is limited. If a loss corporation does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the corporation’s Annual Section 382 Limitation is zero. In this regard, the Debtors expect, but have not yet conclusively determined, that they will have a net unrealized built-in gain as of the Effective Date.

Section 382(l)(5) of the IRC provides an exception to the application of the Annual Section 382 Limitation when a corporation is under the jurisdiction of a court in a Title 11 case (the “382(l)(5) Bankruptcy Exception”). The 382(l)(5) Bankruptcy Exception provides that where an ownership change occurs pursuant to a bankruptcy reorganization or similar proceeding, the Annual Section 382 Limitation will not apply if the pre-change shareholders and/or “qualified creditors” (as defined by applicable Treasury Regulations) own at least 50 percent of the stock of the reorganized corporation immediately after the ownership change.

If the 382(l)(5) Bankruptcy Exception applies, a corporation’s pre-change losses and excess credits that may be carried over to a post-change year must be reduced to the extent attributable to any interest paid or accrued on certain debt converted to stock in the reorganization. In addition, under the 382(l)(5) Bankruptcy Exception, a subsequent ownership change of the corporation within a two-year period will cause the corporation to forfeit all of its unused NOLs that were incurred prior to the date of the subsequent ownership change.

If a corporation qualifies for the 382(l)(5) Bankruptcy Exception, the use of its NOLs will be governed by that exception unless the corporation affirmatively elects for the provisions not to apply. If a corporation that is eligible for the 382(l)(5) Bankruptcy Exception elects out of that provision, a special rule under Section 382(l)(6) of the IRC will apply in calculating the Annual Section 382 Limitation. Under this special rule, the Annual Section 382 Limitation will be calculated by reference to the lesser of the value of the corporation’s stock (with certain adjustments) immediately after the ownership change (as opposed to immediately before the ownership change, as discussed above) or the value of the Debtor’s assets (determined without regard to liabilities) immediately before the ownership change.

It is unclear whether the Debtors will qualify for the 382(l)(5) Bankruptcy Exception because its “qualified creditors” may not own 50 percent or more of the stock of New Pliant. Even if the Debtors qualified for the 382(l)(5) Bankruptcy Exception, its usefulness would be limited by the rule described above relating to the reduction for interest paid or accrued on certain debt converted into stock in the reorganization. Accordingly, if the Debtors actually qualify for the 382(l)(5) Bankruptcy Exception, it is expected they will elect to apply the special rule under Section 382(l)(6) described above.

4.                                       Accrued Interest

To the extent that the consideration issued to holders of Claims pursuant to the Plan is attributable to accrued but unpaid interest, the Debtors should be entitled to interest deductions in the amount of such accrued interest, but only to the extent the Debtors have not already deducted such amount. The Debtors should not have COD Income from the discharge of any accrued but unpaid interest pursuant to the Plan to the extent that the payment of such interest would have given rise to a deduction pursuant to Section 108(e)(2) of the IRC, as discussed above.

5.                                       Federal Alternative Minimum Tax

A corporation may incur alternative minimum tax liability even where NOL carryovers and other tax attributes are sufficient to eliminate its taxable income as computed under the regular corporate income tax. It is possible that the Reorganized Debtors will be liable for the alternative minimum tax.

B.                                    FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND INTERESTS

The United States federal income tax consequences of the transactions contemplated by the Plan to Claim holders that are United States Persons will depend upon a number of factors. For purposes of the following discussion, a “United States Person” is any person or entity (1) who is a citizen or resident of the United States, (2) that is a corporation or partnership created or organized in or under the laws of the United States or any state thereof, (3) that is an estate, the income of which is subject to United States federal income taxation regardless of its source or (4) that is a trust (a) the administration over which a United States person can exercise primary supervision and all of the substantial decisions of which one or more United States persons have the authority to control; or (b) that has elected to continue to be treated as a United States Person for United States federal income tax purposes. In the case of a partnership, the tax treatment of its partners will depend on the status of the partner and the activities of the partnership. United States Persons who are partners in a partnership should consult their tax advisors. A “Non-United States Person” is any person or entity that is not a United States Person. For purposes of the following discussion and unless otherwise noted below, the term “Holder” shall mean a holder of a Claim that is a United States Person. The general United States federal income tax consequences to Claim holders that are Non-United States Persons are discussed below under Section XI.B.8 of this Disclosure Statement.

The United States federal income tax consequences to Holders and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for thereby will depend upon, among other things, (1) the manner in which a Holder acquired a Claim; (2) the length of time the Claim has been held; (3) whether the Claim was acquired at a discount; (4) whether the Holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (5) whether the Holder has previously included in income accrued but unpaid interest with respect to the Claim; (6) the method of tax accounting of the Holder; and (7) whether the Claim is an installment obligation for United States federal income tax purposes. Certain holders of Claims (such as foreign persons, S corporations, regulated investment companies, insurance companies, financial institutions, small business investment companies, broker-dealers and tax-exempt organizations) may be subject to special rules not addressed in this summary of United States federal income tax consequences. There also may be state, local, and/or foreign income or other tax considerations or United States federal estate and gift tax considerations applicable to holders of Claims, which are not addressed herein. EACH HOLDER OF A CLAIM OR INTEREST AFFECTED BY THE PLAN IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

1.                                       General

A Holder who receives Cash or other consideration (including, without limitation, stock) in satisfaction of its Claims may recognize ordinary income or loss to the extent that any portion of such consideration is characterized as accrued interest. A Holder who did not previously include in income accrued but unpaid interest attributable to its Claim, and who receives a distribution on account of its Claim pursuant to the Plan, will be treated as having received interest income to the extent that any consideration received is characterized for United States federal income tax purposes as interest, regardless of whether such Holder realizes an overall gain or loss as a result of surrendering its Claim. A Holder who previously included in its income accrued but unpaid interest attributable to its Claim should recognize an ordinary loss to the extent that such accrued but unpaid interest is not satisfied, regardless of whether such Holder realizes an overall gain or loss as a result of the distribution it may receive under the Plan on account of its Claim. Although the manner in which consideration is to be allocated between accrued interest and principal for these purposes is unclear under present law, the Debtors reserve the right, to the extent, consistent with the Plan, to allocate for United States federal income tax purposes the consideration paid pursuant to the Plan with respect to a Claim, first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim. Accordingly, in cases where a Holder receives less than the principal amount of its Claim, the Debtors intend to allocate the full amount of consideration transferred to such Holder to the principal amount of such obligation and to take the position that no amount of the consideration to be received by such Holder is attributable to accrued interest. There is no assurance that such allocation will be respected by the IRS for United States federal income tax purposes.

If not otherwise so required, a Holder that receives Series AA Preferred Stock, New Common Stock or Series M Preferred Stock in exchange for its Claim will be required to treat gain recognized on a subsequent sale or other taxable disposition of such stock as ordinary income to the extent of (i) any bad debt deductions taken with respect to the Claim and any ordinary loss deductions incurred upon satisfaction of the Claim, less any income (other than interest income) recognized by the Holder upon satisfaction of its Claim, and (ii) any amounts which would have been included in a Holder’s gross income if the Holder’s Claim had been satisfied in full, but which was not included in income because of the application of the cash method of accounting.

2.                                       Holders of Class 3 Claims

Holders of Class 3 Claims will realize gain or loss for United States federal income tax purposes as a result of the consummation of the Plan equal to the difference between their adjusted tax bases in their Claims immediately prior to the Effective Date and the amount of Cash they receive pursuant to the Plan.

3.                                       Holders of Class 7 Claims

(a)                                                          Consequences of the Exchange

Holders of Class 7 Claims will realize gain or loss for United States federal income tax purposes as a result of the consummation of the Plan equal to the difference between their adjusted tax bases in the Old Notes surrendered in the exchange, determined immediately prior to the Effective Date, and the sum of (i) the amount of Cash, (ii) the fair market value of the New Common Stock and Series AA Preferred Stock, and (iii) the “issue price” of the Tack-On Notes or, if issued, New Subordinated Notes, it receives in the exchange. The “issue price” of the Tack-On Notes (or New Subordinated Notes) is generally expected to equal the fair market value of such notes on the date they are issued.

The United States federal income tax treatment to Holders of Class 7 Claims depends upon whether the Old Notes and Tack-On Notes or, if issued, New Subordinated Notes, are “securities” for United States federal income tax purposes. The term “security” is not defined in the IRC or in the Treasury Regulations. Whether an instrument constitutes a “security” for United States federal income tax purposes is determined based on all of the facts and circumstances. Certain authorities have held that one factor to be considered is the length of the initial term of the instrument. These authorities have indicated that an initial term of less than five years is evidence that the instrument is not a security, whereas an initial term of ten years or more is evidence that it is a security. Treatment of an instrument with an initial term between five and ten years is generally unsettled. Numerous factors other than the term of an instrument could be taken into account in determining whether a debt instrument is a security, including, but not limited to, whether repayment is secured, the level of creditworthiness of the obligor, whether or not the instrument is subordinated, whether the holders have the right to vote or otherwise participate in the management of the obligor, whether the instrument is convertible into an equity interest, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or are accrued.

If the Old Notes do not constitute “securities” for United States federal income tax purposes, an exchanging Holder will be required to recognize the full amount of the gain or loss it realized on the exchange. An exchanging Holder’s initial tax basis in the New Common Stock, Series AA Preferred Stock and Tack-On Notes (or New Subordinated Notes) it receives in the exchange will equal the respective fair market values of such property on the Effective Date. An exchanging Holder’s holding period in the New Common Stock, Series AA Preferred Stock and Tack-On Notes (or New Subordinated Notes) it receives in the exchange will commence on the day after the Effective Date.

If the Old Notes and Tack-On Notes (or New Subordinated Notes) constitute “securities” for United States federal income tax purposes, an exchanging Holder that realizes gain on the exchange will be required to recognize the lesser of (i) the amount of gain realized and (ii) the amount of Cash it receives in the exchange. An exchanging Holder that realizes a loss on the exchange will not be permitted to recognize such loss. An exchanging Holder’s initial aggregate tax basis in the New Common Stock, Series AA Preferred Stock and Tack-On Notes (or New Subordinated Notes) it receives in the exchange should equal the sum of (x) such Holder’s adjusted tax basis in the Old Notes exchanged therefor and (y) the amount of gain it recognizes on the exchange, reduced by the amount of Cash it receives in the exchange. Such tax basis would be allocated among the New Common Stock, Series AA Preferred Stock and Tack-On Notes (or New Subordinated Notes) it receives based on the relative fair market values of such property on the Effective Date. An exchanging Holder’s holding period for the New Common Stock, Series AA Preferred Stock and Tack-On Notes (or New Subordinated Notes) it receives in the exchange will include the Holder’s holding period for the Old Notes.

If the Old Notes constitute “securities” but the Tack-On Notes (or New Subordinated Notes) do not constitute “securities” for United States federal income tax purposes, an exchanging Holder that realizes gain on the exchange will be required to recognize the lesser of (i) the amount of gain realized and (ii) the sum of (a) the fair market value of the Tack-On Notes (or New Subordinated Notes) and (b) the amount of Cash it receives in the exchange. An exchanging Holder that realizes a loss on the exchange will not be permitted to recognize such loss. An exchanging Holder’s initial tax basis in the New Common Stock and Series AA Preferred Stock it receives in the exchange should equal the sum of (x) such Holder’s adjusted tax basis in the Old Notes exchanged therefor and (y) the amount of gain it recognizes on the exchange, reduced by the amount of Cash and the fair market value of the Tack-On Notes (or New Subordinated Notes) it receives in the exchange. An exchanging Holder’s initial tax basis in the Tack-On Notes (or New Subordinated Notes) it receives in the exchange will equal the fair market value of such property on the Effective Date. An exchanging Holder’s holding period for the New Common Stock and Series AA Preferred Stock it receives will include the Holder’s holding period for the Old Notes. An exchanging

Holder’s holding period in the Tack-On Notes (or New Subordinated Notes) it receives in the exchange will commence on the day after the Effective Date.

The foregoing discussion is based on the Debtors’ intention not to treat the Series AA Preferred Stock as nonqualified preferred stock for purposes of Section 356(e) of the IRC. The Debtors intend to follow this treatment because the Series AA Preferred Stock should be considered to participate in corporate growth to a significant extent. If this treatment were not respected by the IRS, the amount of realized gain, if any, that a Class 7 Claim Holder would be required to recognize would be increased by the fair market value of the Series AA Preferred Stock it receives, and, in addition, different rules for determining the Holder’s tax basis and holding period in the Series AA Preferred Stock would apply.

(b)                                 Consequences of Holding Tack-On Notes or, if issued,  New Subordinated Notes

New Pliant will be required to pay interest on the Tack-On Notes or, if issued, New Subordinated Notes, through the issuance of additional Tack-On Notes or New Subordinated Notes, as the case may be. As a result, the Tack-On Notes (or New Subordinated Notes) will be treated as being issued with original issue discount (“OID”) for United States federal income tax purposes. OID on a Tack-On Note (or New Subordinated Note) will equal the excess of such note’s “stated redemption price at maturity” over its issue price (as determined above) by more than a statutory de minimis amount. A debt instrument’s “stated redemption price at maturity” is the sum of all payments provided by the debt instrument (whether designated as interest or as principal) other than payments of qualified stated interest. For these purposes, qualified stated interest does not include interest paid in debt instruments of the issuer. Accordingly, OID on the Tack-On Notes (or New Subordinated Notes) will include the amount of any interest payable on such notes.

Because the Tack-On Notes or, if issued, New Subordinated Notes, will be treated as being issued with OID, Holders of Tack-On Notes (or New Subordinated Notes) will be required to include any OID in income as it accrues in accordance with a constant yield method, regardless of their regular method of tax accounting. The amount of OID allocable to an accrual period will be an amount equal to the product of the “adjusted issue price” of the Tack-On Note (or New Subordinated Note) at the beginning of such accrual period and its yield-to-maturity. The “adjusted issue price” of a Tack-On Note (or New Subordinated Note) at the start of any accrual period will equal its issue price increased by the accrued OID for each prior accrual period and reduced by any prior payments.

As a result of the OID rules, Holders of Tack-On Notes (or New Subordinated Notes) generally will recognize taxable income in advance of the receipt of cash payments attributable to such income. The Holder’s tax basis in its Tack-On Notes (or New Subordinated Notes) will be increased by the amount of OID included in income and reduced by the amount of Cash (other than payments of stated interest) received with respect to such notes.

4.                                       Holders of Class 9, 10 and 11 Claims

Holders of Class 9, 10 and 11 Claims (the “Impaired Claims,” and Holders of such Claims, “Impaired Claim Holders”) will realize gain or loss for United States federal income tax purposes on the exchange of its Impaired Claim for Series AA Preferred Stock, New Common Stock, or Series M Preferred Stock, as the case may be, equal to the difference between (i) its adjusted tax bases in the Impaired Claim surrendered in the exchange, determined immediately prior to the Effective Date, and (ii) the fair market value of Series AA Preferred Stock, New Common Stock or Series M Preferred Stock it receives in the exchange. The exchange of an Impaired Claim should qualify as a transaction subject to Section 351 of the IRC for United States federal income tax purposes. Accordingly, a Holder of an Impaired Claim should recognize any gain or loss realized for United States federal income tax purposes.

An Impaired Claim Holder’s initial tax basis in the New Common Stock and Series M Preferred Stock it receives in exchange for its Impaired Claim should equal the sum of (i) its adjusted tax bases in such Impaired Claim and (ii) the amount of gain it recognizes on the exchange, reduced by the fair market value of the Series AA Preferred Stock it receives in the exchange. An Impaired Claim Holder’s holding period in the New Common Stock and Series M Preferred Stock it receives in the exchange will include the holding period in the Impaired Claim surrendered.

An Impaired Claim Holder’s initial tax basis in the Series AA Preferred Stock it receives in the exchange will equal its fair market value as of the Effective Date. The Holder’s holding period for the Series AA Preferred Stock would commence on the day after the Effective Date.

The foregoing discussion is based on the Debtors’ intention not to treat the Series AA Redeemable Preferred Stock as nonqualified preferred stock for purposes of Section 351(g) of the IRC. The Debtors intend to follow this treatment because the Series AA Redeemable Preferred Stock should be considered to participate in corporate growth to a significant extent. If this treatment were not respected by the IRS, the amount of realized gain, if any, that an Impaired Claim Holder would be required to recognize would be increased by the fair market value of the Series AA Redeemable Preferred Stock it receives, and, in addition, different rules for determining the Holder’s tax basis and holding period in the Series AA Redeemable Preferred Stock would apply.

5.                                       Holders of Class 12 Interests

Pursuant to the Plan, all Class 12 Interests will be cancelled, annulled and extinguished, and holders of Class 12 Interests will receive nothing in exchange for such Interests. As a result, each Holder of a Class 12 Interest generally should recognize a loss equal to the Holder’s tax basis in its Class 12 Interest extinguished under the Plan unless the Holder previously claimed a loss with respect to such Interests under its regular method of accounting. In general, if the Holder held its Class 12 Interest as a capital asset, the loss will be treated as a loss from the sale or exchange of such capital asset. Capital loss will be long-term if the Class 12 Interest was held by the Holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate Holder only to offset capital gains, and by an individual Holder only to the extent of capital gains plus $3,000 of other income.

6.                                       Series AA Preferred Stock

Under Section 305 of the IRC, Holders of Series AA Preferred Stock after the consummation of the Plan may be required to accrue the “redemption premium” on such stock in income as a dividend using OID principles (as described in more detail above) to the extent that New Pliant has current or accumulated earnings and profits. Generally, the “redemption premium” on redeemable preferred stock is equal to the difference between the price at which the stock is redeemable and the issue price of the stock. The Series AA Preferred Stock is redeemable at its principal amount plus accrued dividends. Therefore, if the issue price of the Series AA Preferred

Stock is less than the principal amount of the stock, Holders of the stock may be required to accrue the difference in income as OID. In addition, it is possible that the amount of accrued but unpaid dividends on the Series AA Preferred Stock may be treated as “redemption premium” for these purposes.

The foregoing rules will not apply to the extent that the Series AA Preferred Stock is considered to participate in corporate growth to any significant extent. The Company intends to treat the Series AA Preferred Stock as participating in corporate growth to a significant extent and, accordingly, if this treatment is respected by the IRS, Holders of Series AA Preferred Stock will not be required to accrue any “redemption premium” in their income as described above.

7.                                       Market Discount

The market discount provisions of the IRC may apply to Holders of certain Claims. In general, a debt obligation that is acquired by a holder in the secondary market is a “market discount bond” as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having OID, its adjusted issue price) exceeds, by more than a statutory de minimis amount, the tax basis of the debt obligation in the holder’s hands immediately after its acquisition. If a Holder has accrued market discount with respect to its Claims and such Holder realizes gain upon the exchange of its Claims for property pursuant to the Plan, such Holder may be required to include as ordinary income the amount of such accrued market discount to the extent of such realized gain. If a Holder has accrued market discount with respect to its Claims and such Holder receives Tack-On Notes or, if issued, New Subordinated Notes, in an exchange pursuant to the Plan, such Holder may not be required immediately to include in income the accrued market discount to the extent such accrued market discount is allocable to the Tack-On Notes (or New Subordinated Notes). In this event, such portion of the accrued market discount should carry over to the Tack-On Notes (or New Subordinated Notes). Holders who have accrued market discount with respect to their Claims should consult their tax advisors as to the application of the market discount rules to them in view of their particular circumstances.

8.                                       Non-United States Persons

A holder of a Claim that is a Non-United States Person generally will not be subject to United States federal income tax with respect to property (including money) received in exchange for such Claim pursuant to the Plan, unless (i) such holder is engaged in a trade or business in the United States to which income, gain or loss from the exchange is “effectively connected” for United States federal income tax purposes, or (ii) if such holder is an individual, such holder is present in the United States for 183 days or more during the taxable year of the exchange and certain other requirements are met.

9.                                       Information Reporting and Backup Withholding

Certain payments, including the payments with respect to Claims pursuant to the Plan, may be subject to information reporting by the payor (the relevant Debtor) to the IRS. Moreover, such reportable payments may be subject to backup withholding (currently at a rate of 28%) under certain circumstances. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a United States federal income tax return).

C.                                    IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A CLAIM HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, CLAIM HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

D.                                    RESERVATION OF RIGHTS

This tax section is subject to change (possibly substantially) based on subsequent changes to other provisions of the Plan. The Debtors and their advisors reserve the right to further modify, revise or supplement this Article XI and the other tax related sections of the Plan up to ten (10) days prior to the date by which objections to Confirmation of the Plan must be filed and served.

XII. CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion identifies certain Canadian federal income tax considerations pursuant to the provisions of the Income Tax Act (Canada) (the “Canada Tax Act”) that are relevant to holders of certain Classes of Claims under the Plan. For the purposes of the following discussion, the term “Holder” shall mean a holder of a Claim that is resident in Canada for the purposes of the Canada Tax Act. In addition, for the purposes of the following discussion, all Stock Interests in Pliant currently held by a Holder are assumed to constitute capital property of the Holder for the purposes of the Canada Tax Act.

This discussion is based on the current provisions of the Canada Tax Act, the regulations thereunder, and the published administrative practices and policies of the Canada Revenue Agency available prior to the date hereof and also takes into account all specific proposals to amend the Canada Tax Act and the regulations thereunder publicly announced by the Minister of Finance (Canada) prior to the date hereof. Except for the foregoing, this discussion does not take into account or anticipate any changes in law, whether by legislative, regulatory, administrative or judicial action. Furthermore, this discussion does not take into account provincial or foreign income tax legislation or considerations.

The following discussion is of a general nature only and is not intended to constitute legal or tax advice to any particular Holder. EACH HOLDER IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED IN THE PLAN.

A.                                    CANADIAN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND INTERESTS

1.                                       Holders of Class 6 Claims.

A Holder that is an existing creditor of Pliant, which exchanges its Class 6 Claims for new debt claims against New Pliant, may recognize income, a gain or a loss as a result of the exchange, depending upon the Holder’s circumstances. A Holder may also incur income, a gain or a loss upon the receipt of Cash or other consideration in satisfaction of its Class 6 Claims. Holders of Class 6 Claims should consult their own tax advisors to determine the Canadian tax implications of the execution of the Plan in light of their own circumstances.

2.                                       Holders of Class 9, 10 and 11 Claims.

Holders of Stock Interests in Pliant will generally be considered to have disposed of such Interests for the purposes of the Canada Tax Act upon the execution of the Plan. A gain or loss for Canadian tax purposes may arise upon any such disposition unless the Merger constitutes a “foreign merger” for the purposes of the Canada Tax Act and certain designated elections are not made by the relevant Holder. All Holders of Series A Preferred Stock Interests, Series B Preferred Stock Interests and Outstanding Common Stock Interests should consult with their own tax advisors to determine the Canadian tax implications of an exchange of their interests for new Stock Interests upon the execution of the Plan in light of their own circumstances.

B.                                    IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

THE FOREGOING DISCUSSION IS INTENDED TO SERVE ONLY AS A SUMMARY OF CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO THE EXECUTION OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE PRECEDING DISCUSSION IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES RESULTING FROM THE EXECUTION OF THE PLAN ARE, IN MANY INSTANCES, UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE CANADIAN AND FOREIGN TAX CONSEQUENCES THAT WILL ARISE AS A RESULT OF THE EXECUTION OF THE PLAN.

C.                                    RESERVATION OF RIGHTS

The preceding tax summary is subject to change (possibly substantially) based on subsequent changes to the provisions of the Plan. The Debtors and their advisors reserve the right to further modify, revise or supplement this Article XII and the other tax-related sections of the Plan up to ten (10) days prior to the date by which objections to Confirmation of the Plan must be filed and served.

XIII. CERTAIN FEDERAL,  STATE AND FOREIGN SECURITIES LAW CONSIDERATIONS

A.                                    FEDERAL AND STATE SECURITIES LAW CONSIDERATIONS

1.                                       Exemption from Registration Requirements.

Upon consummation of the Plan, the Debtors will rely on section 1145 of the Bankruptcy Code to exempt the issuance of the New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes), from the registration requirements of the Securities Act and of any state securities or “blue sky” laws. Section 1145 of the Bankruptcy Code exempts from registration the offer or sale of securities of the debtor or a successor to a debtor under a chapter 11 plan if such securities are offered or sold in exchange for a claim against, or equity interest in, or a claim for an administrative expense in a case concerning, the debtor or a successor to the debtor under the Plan. The Debtors believe that New Pliant is a successor to Pliant under the Plan for purposes of section 1145 of the Bankruptcy Code and that the offer and sale of the New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) under the Plan satisfies the requirements of section 1145 and is therefore exempt from the registration requirements of the Securities Act and state securities laws.

2.                                       Subsequent Transfers of Securities.

In general, recipients of the New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) will be able to resell the New Common Stock and Series AA Preferred Stock and the Tack-On Notes (or the extent necessary, the New Senior Subordinated Notes) without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by Section 4(1) of the Securities Act, unless the holder of such stock is an “underwriter” within the meaning of section 1145(b) of the Bankruptcy Code. In addition, the New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states. However, recipients of the New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) issued under the Plan are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

Section 1145(b) of the Bankruptcy Code defines “underwriter” as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for such claim, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution, or (d) is an “issuer” of the relevant security, as such term is used in Section 2(11) of the Securities Act. Under Section 2(11) of the Securities Act, an “issuer” includes any “affiliate” of the issuer, which means any person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with the issuer.

To the extent that recipients of the New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) under the

Plan are deemed to be “underwriters,” the resale of the New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable laws. Persons deemed to be underwriters may, however, be permitted to sell such New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) or other securities without registration pursuant to the provisions of Rule 144 under the Securities Act. This rule permits the public resale of securities received by “underwriters” if current information regarding the issuer is publicly available and if certain volume limitations and other conditions are met.

GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER WITH RESPECT TO THE NEW COMMON STOCK, SERIES AA PREFERRED STOCK AND THE TACK-ON NOTES (OR TO THE EXTENT NECESSARY, THE NEW SENIOR SUBORDINATED NOTES), THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE SHARES OF NEW COMMON STOCK, SERIES M PREFERRED STOCK, SERIES AA PREFERRED STOCK AND THE TACK-ON NOTES (OR TO THE EXTENT NECESSARY, THE NEW SENIOR SUBORDINATED NOTES) ISSUED UNDER THE PLAN. THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS OR INTERESTS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

B.                                    CANADIAN SECURITIES LAW CONSIDERATIONS

1.                                       Exemption from Registration and Prospectus Requirements.

The issuance of the New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) to holders of Claims resident in Canada, other than to certain holders of Claims resident in the Yukon Territory, may take place in reliance on exemptions from the dealer registration requirements and prospectus requirements of the securities laws in such jurisdictions. Section 2.11 of National Instrument 45-106 provides that the dealer registration requirements and prospectus requirements do not apply in respect of a trade in a security in connection with a reorganization that is under a statutory procedure. The Canadian securities regulatory authorities interpret the phrase “statutory procedure” broadly; it includes procedures done under any statutes of a foreign jurisdiction under which the entities involved exist or under which the transaction is taking place. The Debtors believe that the offer and sale of the New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) under the Plan to Debtors resident in Canada would constitute trades made in connection with a reorganization that is under a statutory procedure and would therefore be exempt from the registration requirements of provincial and most territorial securities laws in Canada.

2.                                       Subsequent Transfers of Securities.

Recipients of the New Common Stock, Series AA Preferred Stock and the Tack-On Notes (or to the extent necessary, the New Senior Subordinated Notes) resident in Canada will be subject to certain restrictions on resale imposed by Canadian provincial and territorial securities laws. Recipients of securities under the Plan are encouraged to seek legal advice prior to any resale of such securities. In general, recipients of securities under the Plan resident in Canada may not resell their shares to Canadian purchasers and must resell their shares outside of Canada.

THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON RESIDENT IN CANADA TO TRADE IN THE SHARES OF NEW COMMON STOCK, SERIES M PREFERRED STOCK, SERIES AA PREFERRED STOCK AND THE TACK-ON NOTES (OR TO THE EXTENT NECESSARY, THE NEW SENIOR SUBORDINATED NOTES) ISSUED UNDER THE PLAN. THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS OR INTERESTS RESIDENT IN CANADA CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES WITHOUT REGISTRATION UNDER THE APPLICABLE SECURITIES LAWS IN THE JURISDICTION IN WHICH THEY ARE RESIDENT.

XIV. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

If the Plan is not confirmed, the alternatives include (a) continuation of the Chapter 11 Cases and formulation of an alternative plan or plans of reorganization or (b) liquidation of the Debtors under Chapter 7 or Chapter 11 of the Bankruptcy Code. Each of these possibilities is discussed in turn below.

A.                                    CONTINUATION OF THE CHAPTER 11 CASES

If the Debtors remain in Chapter 11, the Debtors could continue to operate their businesses and manage their properties as Debtors-in-Possession, but they would remain subject to the restrictions imposed by the Bankruptcy Code. It is not clear whether the Debtors could continue as viable going concerns in protracted Chapter 11 cases. The Debtors could have difficulty operating with the high costs, operating financing and the eroding confidence of their customers and trade vendors, if the Debtors remained in Chapter 11. It is highly unlikely that the Debtors would be able to find alternative bank financing if the DIP Facility Agreement were terminated. If the Debtors were able to obtain financing and continue as a viable going concern, the Debtors (or other parties in interest) could ultimately propose another plan or attempt to liquidate the Debtors under Chapter 7 or Chapter 11. Such plans might involve either a reorganization and continuation of the Debtors’ businesses, or an orderly liquidation of their assets, or a combination of both.

B.                                    LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11

If the Plan is not confirmed, the Debtors’ Chapter 11 Cases could be converted to liquidation cases under Chapter 7 of the Bankruptcy Code. In Chapter 7, a trustee would be appointed to promptly liquidate the assets of the Debtors.

The Debtors believe that in a liquidation under Chapter 7, before creditors received any distributions, additional administrative expenses involved in the appointment of a trustee and attorneys, accountants, and other professionals to assist such trustee, along with an increase in expenses associated with an increase in the number of unsecured claims that would be expected, would cause a substantial diminution in the value of the estates. The assets available for distribution to creditors and equity holders would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of the Debtors’ operations and the failure to realize the greater going concern value of the Debtors’ assets.

The Debtors could also be liquidated pursuant to the provisions of a Chapter 11 plan of reorganization. In a liquidation under Chapter 11, the Debtors’ assets could be sold in a more orderly fashion over a longer period of time than in a liquidation under Chapter 7. Thus, Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values being received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distributions to the holders of Claims or Interests under a Chapter 11 liquidation plan probably would be delayed substantially.

XV. CONCLUSION AND RECOMMENDATION

The Debtors believe that confirmation of the Plan is preferable to the alternatives described above because it provides the greatest distributions and opportunity for distributions to holders of Claims against any of the Debtors. In addition, any alternative to confirmation of the Plan could result in extensive delays and increased administrative expenses.

Accordingly, the Debtors urge all holders of Claims and Interests entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their Ballots so that they are received no later than [      ] p.m., prevailing Eastern Time, on [            ], 2006.

Dated:  March 17, 2006

Respectfully submitted,

PLIANT CORPORATION (for itself and on behalf of the Affiliate Debtors, as Debtors and Debtors-in- Possession)

By:	/s/ Stephen T. Auburn
Stephen T. Auburn
Vice President and General Counsel

SIDLEY AUSTIN LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP

James F. Conlan	Robert S. Brady (No. 2847)
Larry J. Nyhan	Edmon L. Morton (No. 3856)
William A. Evanoff	Kenneth J. Enos (No. 4544)
Jessica C. Knowles	The Brandywine Building
Laura B. Franzon	1000 West Street, 17th Floor
One South Dearborn Street	P.O. Box 391
Chicago, Illinois 60603	Wilmington, Delaware 19899-0391
Telephone: (312) 853-7000	Telephone: (302) 571-6600
Facsimile: (312) 853-7036	Facsimile: (302) 571-1253

Counsel to the Debtors and Debtors-in-Possession

Exhibit A

Debtors’ Joint Plan of Reorganization

(See Exhibit 2 to the Current Report on Form 8-K,

filed by Pliant Corporation on March 20, 2006.)

Exhibit B

LIQUIDATION ANALYSIS

PLIANT CORPORATION

Liquidation Analysis

The Debtors believe that the Plan meets the “best interest of creditors” test as set forth in section 1129(a)(7) of the Bankruptcy Code. There are Impaired Classes with respect to each Debtor, certain of which are contemplated to receive recoveries under the Plan. The Debtors believe that the members of each Impaired Class will receive at least as much as they would if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

Obligations under the Revolving Credit Facility are secured by a first priority security interest in substantially all inventory, receivables, deposits accounts, 100% of capital stock of, or other equity interests in, domestic subsidiaries, and 65% of the capital stock of, or other equity interests in, foreign subsidiaries, investment property and certain other assets with respect to which a lien was granted (the “Second Priority Collateral”), and a second priority security interest in the real property, fixtures, equipment, intellectual property and other assets (the “First Priority Collateral”). Obligations under the First Lien Notes are secured by a first priority security interest in the First Priority Collateral and a second priority security interest in the Second Priority Collateral. The First Lien Notes are guaranteed by certain domestic and foreign subsidiaries. Obligations under the Second Lien Notes are secured by a second priority security interest in the First Priority Collateral and the Second Priority Collateral. The Second Lien Notes are guaranteed by certain domestic and foreign subsidiaries. The Revolving Credit Facility, the First Lien Notes, and the Second Lien Notes are collectively referred to as the “Secured Lenders”.

As the Revolving Credit Facility only has a security interest in 65% of the stock of the non-Debtor Subsidiaries (Pliant Corporation Pty Ltd. (“Pliant Australia”), Pliant Film Products GmbH (“Pliant Germany”) and ASPEN Industrial, S.A. de C.V. and its subsidiaries, Jacinto Mexico, S.A. de C.V. and Pliant de Mexico S.A. de C.V. (collectively “Pliant Mexico”)), only 65% of the net proceeds available to equity holders from the sale of the non-Debtor Subsidiaries may be applied to satisfy secured claims and the remaining 35% of such proceeds are available to satisfy the general unsecured claims of the Debtors.

Additionally, the Revolving Credit Facility, the First Lien Notes and the Second Lien Notes do not have a security interest in the Debtor subsidiary Pliant Corporation of Canada Ltd. (“Pliant Toronto and Pliant Barrie”). As such, the proceeds from the liquidation of Pliant Toronto and Pliant Barrie are available first to satisfy general unsecured claims of Pliant Toronto and Pliant Barrie.

Other than the unencumbered assets described above, the assets of each of the Debtors are required to be applied to the secured claims of the Secured Lenders. Notwithstanding this application, the Secured Lenders would still have a substantial unsecured deficiency claim. Accordingly, the Liquidation Analysis is shown on a consolidated basis except with respect to the Pliant Australia, Pliant Germany, Pliant

Mexico, Pliant Toronto and Pliant Barrie, which are separately described. The Liquidation Analysis reflects the estimated cash proceeds, net of liquidation-related costs that would be realized if the Debtors were to be liquidated in accordance with Chapter 7 of the Bankruptcy Code. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management of the Company, and by the Debtors’ professionals, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Debtors and management, and are also based upon assumptions with respect to certain liquidation decisions which could be subject to change. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

The Liquidation Analysis was prepared by management of the Debtors, with the assistance of both Jefferies and other Debtor professionals. The Liquidation Analysis is based on the Company’s balance sheet as of December 31, 2005, and is predicated on the assumption that the Debtors would commence Chapter 7 liquidation on June 30, 2006. The Liquidation Analysis assumes that the actual December 31, 2005 balance sheet is a proxy for the June 30, 2006 balance sheet.

It is also assumed that the liquidation of the Debtors would commence under the direction of a Court-appointed trustee and would continue for a period of nine months, during which time all of the Debtors’ major assets would either be sold or conveyed to the respective lien holders, and the cash proceeds, net of liquidation-related costs, would then be distributed to creditors. Although the liquidation of some assets might not require nine months, other assets would be more difficult to collect or sell, thus requiring a liquidation period substantially longer than nine months. The liquidation period would allow for the collection of receivables, the orderly sale of inventory and fixed assets, and the orderly wind-down of daily operations. For certain assets, estimates of the liquidation values were made for each asset individually. For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a trustee might achieve through an orderly disposition.

The Liquidation Analysis assumes the orderly liquidation and wind down of all Debtor assets. Management believes the remaining non-Debtor assets, specifically those located in Mexico, Germany and Australia, have greater value as a going concern than in an orderly wind-down. Thus, the Liquidation Analysis assumes an orderly liquidation on a going concern basis for the non-Debtor assets. There can be no assurances that the actual value realized in a sale of these operations would yield the results as assumed in the Liquidation Analysis.

The Liquidation Analysis assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code sections 726 and 1129(b). If a Chapter 7 liquidation were pursued for the Debtors, the amount of liquidation value available to unsecured creditors would be reduced first, by the costs of the liquidation including fees and expenses of the trustee appointed to manage the liquidation, fees and expenses of other professionals retained by the trustee to assist with the liquidation and asset disposition expenses, second, by the DIP Facility Claim and the carve-out for unpaid professional fees and disbursements from the Chapter 11 Cases (the “Carve-Out”), third, by the claims of secured creditors to the extent of the value of their collateral except as described herein, and, fourth, by the priority and administrative costs and expenses of the Chapter 7 estates, including unpaid operating expenses incurred during the Chapter 11 Cases and any accrued and unpaid professional fees in excess of the Carve-Out allowed in the Chapter 7 cases.

The liquidation itself would trigger certain priority payments that otherwise would not be due in the ordinary course of business. These priority payments would be made in full before any distribution of proceeds to pay general unsecured claims or to make distributions in respect of equity interests. The liquidation would likely prompt certain other events to occur including the termination of the Company’s pension and benefit plans, the rejection of remaining executory contracts and unexpired leases, and defaults under agreements with customers to provide products. Such events would likely create a much larger number of unsecured creditors and would subject the Chapter 7 estates to considerable additional claims for damages for breaches of those contracts or for the rejection of those contracts under the Bankruptcy Code. Such claims would also materially increase the amount of General Unsecured Claims against the Debtors and would dilute any potential recoveries to other holders of General Unsecured Claims. No attempt has been made to estimate additional General Unsecured Claims that may result from such events under a Chapter 7 liquidation scenario.

The Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. Estimates for various classes of Claims are based solely upon the Debtors’ continuing review of the Claims filed in these Chapter 11 Cases and the Company’s books and records. No order or finding has been entered by the Court estimating or otherwise fixing the amount of Claims at the projected levels set forth in this Liquidation Analysis. In preparing the Liquidation Analysis, the Debtors have projected amounts of Claims that are consistent with the estimated Claims reflected in the Plan with certain modifications as specifically discussed herein.

The Liquidation Analysis assumes that there are no recoveries from the pursuit of any potential preferences, fraudulent conveyances, or other causes of action and does not include the estimated costs of pursuing those actions.

Pliant Corporation (Note A)

Liquidation Analysis - Statement of Assets

($Millions) (Unaudited)

		Book Value as at 12/31/05	Hypothetical Recovery Percentage		Estimated Liquidation Value
	Note	(Note B)	Low	High	Low	High
Debtor Asssets:
Cash and Cash Equivalents	C	$6.9	100.0%	100.0%	$6.9	$6.9
Trade and Other Receivables, Net	D	120.0	65.5%	80.0%	78.6	96.0
Inventories, Net	E	100.4	69.4%	79.6%	69.7	79.9
Other Current Assets	F	17.8	10.1%	20.2%	1.8	3.6
Property, Plant and Equipment, Net	G	266.3	22.3%	38.5%	59.2	102.5
Intercompany Receviables	H	66.4	12.5%	13.6%	8.3	9.0
Other Non-Current Assets	I	49.4	15.0%	15.0%	7.4	7.4
Goodwill and Other Intangibles	J	197.0	0.0%	0.0%	0.0	0.0
Liquidation of Non-Debtor Subsidaries	K	40.8	70.6%	79.6%	28.8	32.5
Gross Estimated Liquidation Proceeds Available for Distribution		$864.9			$260.7	$337.7
Cost Associated with Liquidation:	L
Payroll / Overhead Costs					$(25.2)	$(25.2)
Chapter 7 Trustee Fees					(7.8)	(10.1)
Chapter 7 Professional Fees (9 months)					(4.5)	(4.5)
Net Estimated Liquidation Proceeds Available for Distribution					$223.2	$297.9

The accompanying notes are an integral part of the liquidation analysis.

Pliant Corporation

Distribution Analysis Summary

($Millions) (Unaudited)

	Estimated Allowable	Estimated Liquidation Value
	Claims	Low	High	Note

Net Estimated Proceeds Available for Distribution		$223.2	$297.9
Less Superpriority Administrative Claims:
Carve Out for Professional Fees	$5.0			M
Debtor-in-Possession Facility	0.0			M
Total Superpriority Administrative Claims		$5.0	$5.0
Hypothetical Recovery to Superpriority Administrative Claims		100.0%	100.0%
Gross Proceeds Available after Superpriority Administrative Claims		$218.2	$292.9
Distribution of Proceeds from Unencumbered Debtor Subsidiaries		(7.6)	(10.5)	N
Distribution of Proceeds from Unencumbered Non-Debtor Subsidiaries		(10.1)	(11.4)	O
Net Proceeds Available after Superpriority Administrative Claims		$200.5	$271.1
Less Secured Claims:
Prepetition Credit Facilities	$137.6			P
Additional Drawn Letters of Credit	7.4			P
First Lien Notes	294.5			P
Second Lien Notes	273.7			P
		$713.2	$713.2
Hypothetical Recovery to Secured Claims		28.1%	38.0%
Proceeds Available after Secured Claims		$0.0	$0.0
Distribution of Proceeds from Unencumbered Debtor Subsidiaries		$3.7	$6.6	N
Distribution of Proceeds from Unencumbered Non-Debtor Subsidiaries		10.1	11.4	O
Total Proceeds Available after Secured Claims		$10.1	$11.4
Less Administrative and Priority Claims(1):				Q
Administrative and Priority Expense Claims	$16.9			Q
Chapter 11 Post-Petition Accounts Payable and Accrued Liabilities	19.6			Q
Priority Tax Claims	0.3			Q
		$36.9	$36.9
Hypothetical Recovery to Administrative and Priority Claims		27.3%	30.8%
Proceeds Available after Administrative and Priority Claims		$0.0	$0.0
Less Total Unsecured Claims:
Secured Debt - Deficiency Claim		$512.6	$442.1	R
Senior Subordinated Notes		344.8	344.8	R
General Unsecured Claims(2)		22.5	22.5	R
		$880.0	$809.4
Hypothetical Recovery to Unsecured Claims		0.0%	0.0%
Net Estimated Deficiency to Unsecured Claims		$(880.0)	$(809.4)

(1) Excludes $1.9 million of administrative and priority claims attributable to Pliant Corporation of Canada. See Note N.

(2) Excludes $2.9 million of general unsecured claims attributable to Pliant Corporation of Canada. See Note N.

The accompanying notes are an integral part of the Liquidation Analysis.

Pliant Corporation

Distribution of Proceeds From Unencumbered Debtor Subsidiaries (Note N)

($Millions) (Unaudited)

	Estimated Allowable	Estimated Liquidation Value
	Claims	Low	High	Note
Net Estimated Proceeds Available for Distribution		$7.6	$10.5	N
Less Administrative and Priority Claims:
Administrative and Priority Expense Claims	$0.9			Q
Chapter 11 Post-Petition Accounts Payable and Accrued Liabilities	1.0			Q
Priority Tax Claims	0.0			Q
		$1.9	$1.9
Hypothetical Recovery to Administrative and Priority Claims		100.0%	100.0%
Proceeds Available after Administrative and Priority Claims		$5.7	$8.6
Less Total Unsecured Claims
General Unsecured Claims		2.0	2.0	R
		$2.0	$2.0
Hypothetical Recovery to Unsecured Claims		100.0%	100.0%
Proceeds Available after Unsecured Claims		$3.7	$6.6

The accompanying notes are an integral part of the liquidation analysis.

FOOTNOTES TO LIQUIDATION ANALYSIS

Note A – Organization and Ownership

Pliant is the parent entity for all the Debtors and non-Debtor Subsidiaries and Affiliates. Its primary assets are the direct and indirect ownership interests in its Subsidiaries and Affiliates, intercompany receivables from other Debtor entities, substantially all of the assets of the Company’s domestic operations.

Note B - Book Values at December 31, 2005

Unless stated otherwise, the book values used in this Liquidation Analysis are the un-audited net book values of the Debtors as of December 31, 2005, and are assumed to be a proxy for the assets of these entities as of June 30, 2006. The balances exclude the assets of any non-Debtor Subsidiaries. These assets are valued in Note K – Orderly Liquidation Value of Non-Debtor Entities.

Note C - Cash and Cash Equivalents

The Liquidation Analysis assumes that operations during the liquidation period would not generate additional cash available for distribution except for net proceeds from the disposition of non-cash assets. It is assumed that cash and cash equivalents of approximately $6.9 million held in the Debtors’ accounts are fully collectible.

Note D - Accounts Receivable

The analysis of accounts receivable assumes that a Chapter 7 trustee would retain certain existing staff of the Debtors to handle an aggressive collection effort for outstanding trade accounts receivable for the Debtors. Collections during a liquidation of the Debtors would likely be significantly compromised as customers may attempt to set off outstanding amounts owed to the Debtors against alleged damage and breach of contract claims. The liquidation value of accounts receivable was estimated by applying a recovery factor consistent with the Debtors’ experience in collecting accounts receivable and the expectation of additional attempts to setoff. Based on this analysis, the Debtors estimate recoveries from the liquidation of its accounts receivable would be between $78.6 million and $96.0 million. The estimate also considers the inevitable difficulty a liquidating company has in collecting its receivables and any concessions that might be required to facilitate the collection of certain accounts. Estimated recoveries are between approximately 65.5% to 80.0% of net accounts receivable.

Note E – Inventories

Inventories consist principally of finished film and packaging product and resin and other raw materials necessary to produce them. In November 2005, Hilco Appraisal Services LLP (“Hilco”)  conducted an appraisal of the Debtors’ inventory on an orderly liquidation value basis. Our recovery analysis assumes that some of the work-in-progress inventory would be converted into finished goods in order to maximize recoveries. Accordingly, based on the estimates provided by Hilco, the Debtors estimate the projected gross recoveries from the liquidation of inventory, excluding related expenses, would be between $69.7 million and $79.9 million, with the low value of the range representing a 5% discount from the estimates included in the Hilco appraisal.

Note F—Other Current Assets

Other current assets include prepaid payroll, prepaid taxes, prepaid insurance, prepaid rent, income taxes receivable, deferred taxes, and other prepaid expenses and deposits. Other current assets are estimated to have a liquidation value ranging from $1.8 million to $3.6 million, primarily representing offsets to projected operating expenses in the liquidation period. Estimated recoveries are between approximately 10.1% and 20.2% of Other Current Assets.

Note G –Property, Plant & Equipment, Net*

Property, Plant & Equipment includes all land, buildings, machinery and equipment owned by the Debtors.

In November 2005, DoveBid Valuation Services, Inc. (“DoveBid”) conducted an appraisal of substantially all of the Debtors’ machinery and equipment. The high range of our recovery rate for machinery and equipment was based on the values prescribed in the DoveBid appraisal. The low range of our recovery rate for machinery and equipment was assumed to be equal to 70% of the appraised value. This recovery rate is consistent with the advance rate afforded to the Debtors under the current DIP borrowing base. Estimated recovery rates have been shown net of sales commissions, estimated to be 5% of proceeds. The Liquidation Analysis does not include any value associated with equipment held under capital leases. Equipment held under such leases is assumed to be returned to the respective lessor in satisfaction of their secured claim.

Certain property and equipment, including amongst other things, computers, office equipment and fixtures located at Pliant’s corporate offices in Schaumburg,

*The appraisals conducted by DoveBid and Cushman & Wakefield were prepared at the request of General Electric Capital Corporation, as Agent under the Revolving Credit Facility Agreement.  Each Debtor hereby releases General Electric Capital Corporation, Morgan Stanley Senior Funding, Inc., each lender under the Revolving Credit Facility Agreement, DoveBid, Cushman & Wakefield, and each of their respective officers, directors, and employees, from and against any and all claims, rights, actions, damages and liabilities of any kind, and waives any and all claims and rights to commence any action against such parties in connection with each appraisal report prepared by DoveBid and/or Cushman & Wakefield and its disclosure

Illinois, were not included in the DoveBid appraisal. For the purposes of this analysis, it is assumed that the property and equipment not included in the DoveBid appraisals would have a liquidation value of approximately $1 million.

In November 2005, Cushman & Wakefield of Illinois, Inc. (“Cushman & Wakefield”) conducted appraisals of substantially all of the Debtor’s real property, consisting of 15 owned locations. The high range of our recovery rate for real property was based on the values prescribed in the Cushman & Wakefield appraisals. The low range of our recovery rate for real property was assumed to be equal to 50% of the appraised value. This recovery rate is consistent with the advance rate afforded to the Debtors under the current DIP borrowing base. Estimated recovery rates have been shown net of sales commissions, estimated to be 5% of proceeds.

Total liquidation value for Property, Plant & Equipment is estimated to be between 22.3% and 38.5% of its net book value.

Note H – Intercompany Receivables

Intercompany receivables consist of three components. The first component is an intercompany note between Pliant Corporation and Pliant Mexico, a non-Debtor Subsidiary. The principal balance of the note and accrued and unpaid interest is approximately $28.9 million. The second component is $37.4 million of intercompany receivables due from non-Debtor subsidiaries, which represents certain costs and overhead charges allocated by Pliant Corporation to Pliant Australia and Pliant Mexico. The liquidation value of the intercompany note and the intercompany receivable between the Debtor and certain non-Debtor subsidiaries is estimated to be between $8.3 million and $9.0 million and is repaid with the proceeds from the going concern sale of those entities as discussed in Note K – Orderly Liquidation of Non-Debtor Entities. The third component of intercompany receivables are amounts due to Pliant Corporation from certain Debtor Subsidiaries, which represent certain costs and overhead charges allocated by Pliant Corporation to certain of its Debtor subsidiaries. The entire balance is estimated to have no value.

Note I – Other Non-Current Assets

Other non-current assets include capitalized financing costs, cash collateralized letters of credit (“LCs”), and deposits with certain capital lease providers. Management believes other non-current assets will have no value in a liquidation, with the exception of $7.4 (including a 5% premium over the face amount of LCs) million of cash collateralized LCs which be used to satisfy the claims on the letters of credit.

Note J – Goodwill and Other Intangibles

As at December 31, 2005, the Debtors’ book value of goodwill and other intangible assets was $197.0 million consisting primarily of goodwill arising in connection with numerous acquisitions, customer lists, and other intangibles. Management estimates that there would be no value to goodwill and other intangible assets under a Chapter 7 liquidation scenario.

Note K – Orderly Liquidation Value of Non-Debtor Entities

In order to maximize total liquidation value, the Liquidation Analysis assumes the orderly liquidation on a going concern basis of the non-Debtor operations.

The estimated sale price of non-Debtor operations (comprised of Pliant Mexico, Pliant Australia and Pliant Germany) were valued by applying a market multiple to its fiscal 2006 projected EBITDA to arrive at an estimated Enterprise Value. The multiple selected is consistent with the methodology used to determine the Enterprise Value of the Company as discussed in Section VIII – Projected Financial Information and Reorganization Value. A 20% discount was applied to the estimated Enterprise Value to reflect the effect of a Chapter 7 sale process, the likelihood of a “damaged goods” or fire sale perception by bidders, and the loss of value attributable to the Company’s global market presence.

The Liquidation Analysis assumes the purchaser(s) of the non-Debtor Operations will assume all liabilities with the exception of intercompany debt. As such, the liquidation proceeds have been reduced by between $8.3 million to $9.0 million for the repayment of intercompany debt. Additionally, liquidation proceeds have been reduced by approximately $2.2 million to $2.5 million, or 5% of the total enterprise value, for estimated transaction costs. Net proceeds have been further reduced by $2.2 million to satisfy the secured claims relating to a pledge of the Plaint Germany assets to one of Pliant’s trade creditors.

The remaining net proceeds are returned to the Debtors is estimated to be between $28.8 million and $32.5 million collectively. The impact of potential tax liabilities resulting from the sale of the non-Debtor subsidiaries in not included in this analysis and is not determinable. Any additional tax liabilities not included in this analysis would likely result in the potential overstatement of the liquidation proceeds included in this analysis.

Note L – Costs Associated with Liquidation

Corporate payroll and certain operating costs during the liquidation are based upon the assumption that certain plant and corporate functions would be retained to oversee the liquidation process and complete the conversion of work-in-process inventory to finished goods. The remaining staff would also be needed to maintain and close the accounting records and to complete certain administrative tasks including payroll and tax forms and records. Certain minimum staff would be required at the physical locations to complete the closure of the facilities, to disassemble the equipment and to oversee the sale process for equipment and real estate.

Chapter 7 trustee fees include those fees associated with the appointment of a Chapter 7 trustee in accordance with section 326 of the Bankruptcy Code. Trustee fees are estimated based on historical experience in other similar cases and are calculated at 3% of the total liquidation value of the Debtor entities.

Chapter 7 professional fees include legal, appraisal, broker and accounting fees expected to be incurred during the nine-month liquidation period and not already deducted from liquidation values. Monthly professional fees for legal, accounting and other staff to assist the estates and the Chapter 7 trustee with the process are assumed to be $500,000 per month for a period of nine months.

The costs of administering the Chapter 7 liquidation are estimated as follows:

Payroll/overhead costs	$25.2 million
Trustee Fees	$10.1 million
Professional Fees	$4.5 million
Total	$39.8 million

Note M – Superpriority Administrative Claims

The estimated obligation under the DIP Credit Facility is estimated to be $nil million at June 30, 2006. The Carve-Out for accrued and unpaid professional fees at June 30, 2006 is estimated to be $5.0 million. The Carve-Out from the Chapter 11 Estates are assumed to be paid after the liquidation costs of the Chapter 7 estates.

Note N – Distribution of Proceeds from Unencumbered Debtor Subsidiaries

The Revolving Credit Facility, the First Lien Notes and the Second Lien Notes do not have a security interest in the Debtor subsidiary Pliant Corporation of Canada Ltd. (“Pliant Toronto and Pliant Barrie”). Accordingly, the Liquidation Analysis assumes that the proceeds from the liquidation of Pliant Toronto and Pliant Barrie are available to satisfy the unsecured claims of Pliant Toronto and Pliant Barrie.

The orderly liquidation value of Pliant Toronto and Barrie is estimated to be between $7.6 million and $10.5 million. The methodology used to estimate the liquidation value of Pliant Toronto and Plaint Barrie is consistent with the assumptions used to determine the liquidation value of the other Debtor assets.

Liquidation proceeds will be used first to satisfy the $1.9 million of administrative and priority claims and the $2.0 million unsecured claims of Pliant Toronto and Pliant Barrie. After the satisfaction of the Pliant Toronto and Pliant Barrie Claims, the balance of the liquidation proceeds remaining ($3.7 million to $6.6 million) is available to satisfy the administrative and priority claims and General Unsecured Claims of the Debtors.

Note O – Distribution of Proceeds from Unencumbered Non-Debtor Subsidiaries

The Liquidation Analysis assumes that any value from the going concern sale of its non-Debtor Subsidiaries (See Note K – Orderly Liquidation Value of Non-Debtor Entities) remaining after the repayment of the intercompany note and the intercompany receivables is distributed to Pliant Corporation.

Although 65% of the shares of these foreign Subsidiaries is pledged to the Revolving Credit Facility Lenders, the remaining 35% of the shares are unencumbered. Accordingly, the Liquidation Analysis assumes only 65% of the proceeds from the liquidation of the non-Debtor Subsidiaries may be applied to satisfy Secured Claims of the Revolving Credit Facility Lenders, and the remaining 35% of such proceeds are available to satisfy the unsecured claims of the Debtors. Of the estimated liquidation value of $28.8 million to $32.5 million, $10.1 million to $11.4 million, or 35% is estimated to be available to satisfy such claims.

The amounts available to satisfy unsecured claims of the Debtors is assumed to be applied first to the administrative and priority claims and second to satisfy Unsecured Claims on a pro rata basis and subject to the subordination provisions that exist between certain of the classes of Unsecured Claims.

Note P – Secured Claims

For purposes of the Liquidation Analysis, management has assumed that Secured Claims will consist primarily of the estimated Revolving Credit Facility, the First Lien Notes and the Second Lien Notes. Total Secured Creditor Claims are estimated to be $713.2 million, included accrued interest to June 30, 2006. For the purposes of this Liquidation Analysis, it is assumed that Equipment held under such leases is to be returned to the respective lessor in satisfaction of their secured claim.

Note Q – Administrative and Priority Claims

Administrative and priority claims include unpaid postpetition operating expenses of the Chapter 11 Estates as projected at June 30, 2006 assuming the amount trade credit advance by creditors remains comparable to the actual amount of trade credit advanced at January 31, 2006, as well as estimated Chapter 7 Administrative claims, and estimated Priority Claims. The Liquidation Analysis does not include any estimate for unpaid severance obligations owed by the Chapter 11 Estates that may be administrative claims under the Chapter 7 estates. Administrative claims are assumed paid on a pro rata basis from the net proceeds, if any, remaining after the payment of liquidation costs, DIP Facility Claims (including the Carve-Out), and Secured Claims. Other Priority Claims are assumed to be paid on a pro rata basis from the net proceeds available, if any, after the payment of liquidation costs, DIP Facility Claims (including the Carve-Out), Secured Claims and administrative claims. These Claims are assumed to have their priority as set out in the Bankruptcy Code. Total Administrative and Priority claims are estimated to be $38.8 million, of which $1.9 million is attributable to the Unencumbered Debtor Subsidiary, Pliant Corporation of Canada, as discussed in Note N – Distribution of Proceeds from Unencumbered Debtor Subsidiaries.

Note R – Unsecured Claims

For purposes of the Liquidation Analysis, management has assumed that unsecured claims will consist of estimated Senior Subordinated Note Claims, and General Unsecured Claims as defined in the Plan. It should be noted that the Liquidation Analysis does not attempt to estimate potential additional General Unsecured Claims that would likely arise as a result of the termination of the Debtors’ pension and benefit plans, the rejection of remaining executory contracts and leases, and the failure of the Debtors to perform under existing contracts with its customers. Such additional claims would likely result from a cessation of operations as contemplated herein and would likely be substantial in amount. Senior Subordinated Note Claims and General Unsecured Claims are assumed to be paid on a pro rata basis from the net liquidation proceeds available, if any, after the payment of all other Claims. Total unsecured claims are estimated to be $882.0 million, of which $2.0 million is attributable to the Unencumbered Debtor Subsidiary, Pliant Corporation of Canada, as discussed in Note N – Distribution of Proceeds from Unencumbered Debtor Subsidiaries.

Exhibit C

Selected Historical Financial Statements

Pliant Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2005 (File No. 333 – 40067), and most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the Commission on November 21, 2005 (File No. 333 – 40067), each filed as Exhibit C to the Disclosure Statement for Debtor’s Joint Plan of Reorganization, are hereby incorporated by reference and available for review at the Commission’s website at www.sec.gov.

Exhibit D

PROJECTIONS

PLIANT CORPORATION, et al.

Disclosure Statement

Exhibit D

Introduction:

Financial Information and Projections

1

Exhibit A
Projections
(Unaudited)

(All $ in Millions Unless Otherwise Noted)

The financial projections (“Projections”) contained herein reflect numerous assumptions, including the confirmation and consummation of the Plan for the Debtors, as filed with the Bankruptcy Court. The Projections should be viewed in conjunction with a review of these assumptions including the qualifications and footnotes as set forth herein. The Projections were prepared by management in good faith based upon assumptions believed to be reasonable at the time of preparation. While presented with numerical specificity, the Projections are based upon a variety of estimates and assumptions subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the control of the Debtors.  Actual results may vary materially from those presented.  The Projections have not been prepared to comply with the guidelines established with respect to Projections by the Securities and Exchange Commission or the American Institute of Certified Public Accountants (“AICPA”), have not been audited, and are not presented in accordance with Generally Accepted Accounting Principles (“GAAP”).

The Projections are based on the assumption that the Debtors will emerge from Chapter 11 on June 30, 2006.(1)

(1)If the Effective Date of the Plan is significantly delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted.

In accordance with statement of Position 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code, the debtors are not required to implement fresh-start reporting adjustments as there is no change in control.

The Projections include (a) the Pre-Reorganization Balance Sheet as projected at June 30, 2006, (Exhibits D1 and D2)(2), (b) adjustments to the Pre-Reorganization Balance Sheet to reflect projected payments and borrowings made as a result of consummation of the Plan, (Exhibits D1 and D2)(2); (c) the opening balance sheets for New Pliant, (Exhibits D1 and D2)(2); and (d) post-Effective Date balance sheets, income statements, and statements or cash flows for New Pliant, (Exhibits D3 and D4)(2).

(2)Exhibits D1 and D3 assume the $20mm Tack-On Note will be issued to the Old Note holders.  Exhibits D2 and D4 assume the $35 million in New Senior Subordinated Notes will be issued in the event the Holder of the Old Note Claims are not able to receive the Tack-On Notes pursuant to section 3.2 (g)(i) of the Plan.

The Projections are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Factors that could cause actual results to differ materially include, but are not limited to, New Pliant’s ability to operate the Debtors’ business consistent with their projections, comply with the covenants of their financing agreements, New Pliant’s ability to restore trade credit terms to historical levels, New Pliant’s ability to successfully implement operational improvements, and its ability to acquire resin at prices consistent with assumptions included in the financial projections. See also Section X Risk Factors.

2

EXHIBIT D1

Pro Forma Balance Sheet (1)

$20 mm Tack On Note

($Millions)

	Pre Reorganization	Emergence		Reorganized Opening
(Unaudited)	Balance Sheet	Adjustments (2)		Balance Sheet
Assets:
Cash	$69.9	$(60.9	)(3)(4)	$9.0
Receivables	154.1			154.1
Inventories	114.9			114.9
Prepaid expenses and other	7.6			7.6
Income taxes receivable	10.5			10.5
Current assets	$356.9	$(60.9)		$296.0
Plant and Equipment, net	293.7			293.7
Goodwill and Intangibles	195.9			195.9
Other assets	47.2			47.2
Total assets	$893.8	$(60.9)		$832.9

Liabilities and Shareholders Equity:
Liabilities Not Subject to Compromise:
Post Petition Financing	$—	$111.8	(3)	$111.8
Accounts Payable & Accrued Liabilities - Pre Petition	41.7	(41.7	)(4)	—
Accounts Payable & Accrued Liabilities - Post Petition	96.8	96.8
Current portion of LT debt	1.3	—		1.3
Other Current Liabilities	57.6			57.6
Total Current Liabilities	$197.4	$70.1		$267.4
Long Term Debt, net of current portion	548.0	20.0	(5)	568.0
Other	60.2			60.2
Total Liabilities	805.5	90.1		895.6
Liabilities Subject to Compromise	743.3	(743.3	)(6)	—
Total Liabilities and Shares Subject to Compromise	$1,548.8	$(653.2)		$895.6
Preferred stock (Series AA and M)	—	364.7	(7)	364.7
Shareholders Equity	(655.1)	227.7		(427.4)
Total Liabilities and stockholders’ deficit	$893.8	$(60.9)		$832.9

3

EXHIBIT D2

Pro Forma Balance Sheet (1)

$35 mm New Senior Subordinated Notes

($Millions)

	Pre Reorganization	Emergence		Reorganized Opening
(Unaudited)	Balance Sheet	Adjustments (2)		Balance Sheet
Assets:
Cash	$69.9	$(60.9	)(3)(4)	$9.0
Receivables	154.1			154.1
Inventories	114.9			114.9
Prepaid expenses and other	7.6			7.6
Income taxes receivable	10.5			10.5
Current assets	$356.9	$(60.9)		$296.0
Plant and Equipment, net	293.7			293.7
Goodwill and Intangibles	195.9			195.9
Other assets	47.2			47.2
Total assets	$893.8	$(60.9)		$832.9

Liabilities and Shareholders Equity:
Liabilities Not Subject to Compromise:
Post Petition Financing	$—	$111.8	(3)	$111.8
Accounts Payable & Accrued Liabilities - Pre Petition	41.7	(41.7	(4)	—
Accounts Payable & Accrued Liabilities - Post Petition	96.8	96.8
Current portion of LT debt	1.3	—		1.3
Other Current Liabilities	57.6			57.6
Total Current Liabilities	$197.4	$70.1		$267.4
Long Term Debt, net of current portion	548.0	35.0	(5)	583.0
Other	60.2			60.2
Total Liabilities	805.5	105.1		910.6
Liabilities Subject to Compromise	743.3	(743.3	(6)	—
Total Liabilities and Shares Subject to Compromise	$1,548.8	$(638.2)		$910.6
Preferred stock (Series AA and M)	—	364.7	(7)	364.7
Shareholders Equity	(655.1)	212.7		(442.4)
Total Liabilities and stockholders’ deficit	$893.8	$(60.9)		$832.9

4

Notes to Exhibit D1/D2

Pro Forma Balance Sheet

(Unaudited)

(All $$ in millions unless otherwise noted)

1.               The Pre-Reorganization Balance Sheet is based upon the Debtors’ estimates of the consolidated results of operations of the Debtors’ estates through June 30, 2006, an assumed Effective Date of the Plan of June 30, 2006, and includes the Debtors’ wholly-owned non-Debtor foreign subsidiaries.  Inter-company accounts receivable and payable, including those of the Debtors’ non-Debtor foreign subsidiaries, have been eliminated in accounting consolidation.

2.               In accordance with statement of Position 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code, the debtors are not required to implement fresh-start reporting adjustments as there is no change in control.

3.               Upon Emergence, the $130.9 million pre-petition revolver is being repaid with $19.2 million of cash on hand and $111.8 million from a new working capital facility.

4.               Pursuant to the Plan, pre-petition unsecured claims will be paid out in full upon emergence.

5.               Reflects the new $20 million Tack-On Notes that are distributed to holders of the Old Notes in Exhibit D1 and the $35 million New Senior Subordinated Notes in Exhibit D2.

6.               Represents the elimination of certain liabilities subject to compromise based on the forgiveness of debt and settlement of Allowed Claims as provided for in the Plan.

7.               Reflects the transactions described above and the new Series AA and Series M Pro Forma stock issued in accordance with the Plan.

5

EXHIBIT D3

Projected Statements of Operations

$20 mm Tack On Note

($Millions)

	Projected Financials for the Year ended December 31,
(Unaudited)	2006	2007	2008	2009

Trade Pounds Sold	910.3	934.0	958.4	983.5

Net Sales	$1,234.8	$1,205.6	$1,167.3	$1,120.5
Cost of Goods Sold	1,080.0	1,036.1	980.8	917.9
Gross profit	154.9	169.5	186.6	202.6
Operating Expenses
Selling, General & Administrative	83.8	84.4	84.9	86.4
Research & Development	6.9	9.2	9.4	9.7
Restructuring and other costs	15.7	—	—	—
Total operating expenses	106.3	93.6	94.3	96.0
Operating Income	48.6	75.9	92.2	106.6
Interest expense	83.8	82.1	82.2	82.9
Other income/expense	(0.1)	(0.5)	(0.5)	(0.5)
Loss from continuing operations before taxes	(35.2)	(5.7)	10.6	24.2
Income tax expense	1.4	1.4	3.0	3.3
Gain on extinquishment of debt, net of tax	245.2	—	—	—
Net Loss	$208.6	$(7.2)	$7.6	$20.9

Loss from continuing operations before taxes	$(35.2)	$(5.7)	$10.6	$24.2
Interest	83.8	82.1	82.2	82.9
Depreciation, amortization and FA impairments	42.7	45.5	47.9	51.0
Restructuring and other costs	15.7	—	—	—
EBITDA	$107.0	$121.9	$140.7	$158.1

6

EXHIBIT D3

Projected Balance Sheet

$20 mm Tack On Note

($Millions)

	Projected Financials for the Year ended December 31,
(Unaudited)	2006	2007	2008	2009

Cash	$9.0	$9.0	$9.0	$79.9
Receivables	145.1	147.3	142.7	137.2
Inventories	108.1	107.9	102.1	95.6
Prepaid expenses and other	7.6	7.6	7.6	7.6
Deferred income taxes	10.5	10.5	10.5	10.5
Current assets	$280.2	$282.2	$271.9	$330.8
Plant and Equipment, net	297.7	302.8	306.3	311.3
Goodwill and Intangibles	194.7	192.4	191.0	190.1
Other assets	43.5	36.0	28.5	21.0
Total assets	$816.1	$813.4	$797.7	$853.1

Current Liabilities
Revolver	$96.9	$62.2	$3.5	$—
Trade accounts payable	90.3	91.9	85.7	78.7
Interest payable	10.2	10.4	10.2	9.8
Other current liabilities	47.4	47.4	47.4	47.4
Current portion of LT debt	1.3	1.3	1.3	1.3
Current liabilities	$246.2	$213.2	$148.1	$137.2

Other Long Term Debt, net of current portion	586.1	624.8	668.0	715.1
Other long term liabilities	29.4	29.4	29.4	29.4
Deferred income taxes	30.8	30.8	30.8	30.8
Total Liabilities	$892.4	$898.1	$876.3	$912.6
Equity
Preferred Stock - series AA and M	388.8	441.8	502.1	570.6
Shareholders Equity	(465.1)	(526.6)	(580.8)	(630.1)
Total Liabilities and stockholders’ deficit	$816.1	$813.4	$797.7	$853.1

7

EXHIBIT D3

Projected Statement of Cash Flows

$20 mm Tack On Note

($Millions)

	Projected Financials for the Year ended December 31,
(Unaudited)	2006	2007	2008	2009

CASH FLOW FROM OPERATIONS
Net Income	$224.7	$(8.4)	$6.1	$19.2
Depreciation and amortization	42.7	45.5	47.9	51.0
Deferred income taxes	0.2	—	—	—
Amortization/write-off of deferred financing costs	7.5	7.5	7.5	7.5
Accretion on debt discount	35.2	38.7	43.3	47.1
Gain on extinquishment of debt	(260.2)	—	—	—
Changes in assets and liabilities
Accounts Receivable	(7.4)	(2.2)	4.5	5.5
Inventories	(1.3)	0.2	5.8	6.5
Prepaid expenses and other	1.1	—	—	—
Accounts payable	37.9	1.6	(6.2)	(7.0)
Accrued liabilities	(27.6)	0.2	(0.2)	(0.4)
Other assets	1.4	—	—	—
Other liabilities	0.2	—	—	—
Cash provided from (used in) operations	$54.4	$83.1	$108.7	$129.5
CASH FLOW FROM INVESTING
Capital expenditures - GAAP	$(47.6)	$(48.0)	$(50.0)	$(55.0)
Cash provided from (used in) investing	$(47.6)	$(48.0)	$(50.0)	$(55.0)
CASH FLOW FROM FINANCING
Borrowings(Repayments) of revolver	$(34.0)	$(34.8)	$(58.7)	$(3.5)
Borrowings(Repayments) of other debt	28.3	—	—	(0.0)
Payment of capitalized loan/consent fees	(6.2)	—	—	—
Cash provided from (used in) financing	$(11.9)	$(34.8)	$(58.7)	$(3.5)

EFFECT OF EXCHANGE RATE ON CASH	0.5	(0.3)	—	—
NET INCREASE (DECREASE) IN CASH	$(4.6)	$(0.0)	$(0.0)	$70.9

CASH AT BEGINNING OF PERIOD	13.6	9.0	9.0	9.0
CASH AT END OF PERIOD	$9.0	$9.0	$9.0	$79.9

8

EXHIBIT D4

Projected Statements of Operations

$35 mm New Senior Subordinated Notes

($Millions)

	Projected Financials for the Year ended December 31,
(Unaudited)	2006	2007	2008	2009

Trade Pounds Sold	910.3	934.0	958.4	983.5

Net Sales	$1,234.8	$1,205.6	$1,167.3	$1,120.5
Cost of Goods Sold	1,080.0	1,036.1	980.8	917.9
Gross profit	154.9	169.5	186.6	202.6
Operating Expenses
Selling, General & Administrative	83.8	84.4	84.9	86.4
Research & Development	6.9	9.2	9.4	9.7
Restructuring and other costs	15.7	—	—	—
Total operating expenses	106.3	93.6	94.3	96.0
Operating Income	48.6	75.9	92.2	106.6
Interest expense	82.7	83.3	83.6	84.6
Other income/expense	(0.1)	(0.5)	(0.5)	(0.5)
Loss from continuing operations before taxes	(34.1)	(7.0)	9.1	22.5
Income tax expense	1.4	1.4	3.0	3.3
Gain on extinquishment of debt, net of tax	260.2	—	—	—
Net Loss	$224.7	$(8.4)	$6.1	$19.2

Loss from continuing operations before taxes	$(34.1)	$(7.0)	$9.1	$22.5
Interest	82.7	83.3	83.6	84.6
Depreciation, amortization and FA impairments	42.7	45.5	47.9	51.0
Restructuring and other costs	15.7	—	—	—
EBITDA	$107.0	$121.9	$140.7	$158.1

9

EXHIBIT D4

Projected Balance Sheet

$35 mm New Senior Subordinated Notes

($Millions)

	Projected Financials for the Year ended December 31,
(Unaudited)	2006	2007	2008	2009

Cash	$9.0	$9.0	$9.0	$78.2
Receivables	145.1	147.3	142.7	137.2
Inventories	108.1	107.9	102.1	95.6
Prepaid expenses and other	7.6	7.6	7.6	7.6
Deferred income taxes	10.5	10.5	10.5	10.5
Current assets	$280.2	$282.2	$271.9	$329.0
Plant and Equipment, net	297.7	302.8	306.3	311.3
Goodwill and Intangibles	194.7	192.5	191.1	190.2
Other assets	43.5	36.0	28.5	21.0
Total assets	$816.1	$813.5	$797.8	$851.4

Current Liabilities
Revolver	$94.6	$61.1	$3.8	$—
Trade accounts payable	90.3	91.9	85.7	78.7
Interest payable	12.4	10.4	10.2	9.8
Other current liabilities	47.4	47.4	47.4	47.4
Current portion of LT debt	1.3	1.3	1.3	1.3
Current liabilities	$246.1	$212.1	$148.4	$137.2

Other Long Term Debt, net of current portion	602.2	640.8	681.3	725.2
Other long term liabilities	29.4	29.4	29.4	29.4
Deferred income taxes	30.8	30.8	30.8	30.8
Total Liabilities	$908.5	$913.1	$889.9	$922.6

Equity
Preferred Stock - series AA and M	388.8	441.8	502.1	570.6
Shareholders Equity	(481.2)	(541.4)	(594.2)	(641.8)
Total Liabilities and stockholders’ deficit	$816.1	$813.5	$797.8	$851.4

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EXHIBIT D4

Projected Statement of Cash Flows

$35 mm New Senior Subordinated Notes

($Millions)

	Projected Financials for the Year ended December 31,
(Unaudited)	2006	2007	2008	2009

CASH FLOW FROM OPERATIONS
Net Income	$208.6	$(7.2)	$7.6	$20.9
Depreciation and amortization	42.7	45.5	47.9	51.0
Deferred income taxes	0.2	—	—	—
Amortization/write-off of deferred financing costs	7.5	7.5	7.5	7.5
Accretion on debt discount	36.3	38.6	40.4	43.9
Gain on extinquishment of debt	(245.2)	—	—	—
Changes in assets and liabilities
Accounts Receivable	(7.4)	(2.2)	4.5	5.5
Inventories	(1.3)	0.2	5.8	6.5
Prepaid expenses and other	1.1	—	—	—
Accounts payable	37.9	1.6	(6.2)	(7.0)
Accrued liabilities	(25.3)	(2.1)	(0.2)	(0.4)
Other assets	1.4	—	—	—
Other liabilities	0.2	—	—	—
Cash provided from (used in) operations	$56.8	$82.0	$107.3	$128.0
CASH FLOW FROM INVESTING
Capital expenditures - GAAP	$(47.6)	$(48.0)	$(50.0)	$(55.0)
Cash provided from (used in) investing	$(47.6)	$(48.0)	$(50.0)	$(55.0)
CASH FLOW FROM FINANCING
Borrowings(Repayments) of revolver	$(36.3)	$(33.5)	$(57.3)	$(3.8)
Borrowings(Repayments) of other debt	28.3	—	—	(0.0)
Payment of capitalized loan/consent fees	(6.2)	—	—	—
Cash provided from (used in) financing	$(14.2)	$(33.5)	$(57.3)	$(3.8)

EFFECT OF EXCHANGE RATE ON CASH	0.5	(0.4)	—	—
NET INCREASE (DECREASE) IN CASH	$(4.6)	$(0.0)	$(0.0)	$69.2

CASH AT BEGINNING OF PERIOD	13.6	9.0	9.0	9.0
CASH AT END OF PERIOD	$9.0	$9.0	$9.0	$78.2

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EXHIBIT D4

Assumptions to Financial Projections

1.   SALES

Sales volume, as measured in trade pounds sold, increases by 5.0% in 2006 and by 2.5% per annum in the 2007 to 2009 period. These growth assumptions vary by business unit reflecting higher growth rates in the technology-driven divisions that generate superior margins.

Average selling prices (ASP) increase from $1.24 per pound in 2005 to $1.36 per pound in 2006 reflecting the recovery of recent resin cost increases in price pass-throughs along with an improved shift in product mix. The 2006 to 2009 period mirrors the resin decline assumptions from the most recent published forecast of Chemical Market Associates, Inc.(CMAI) and reflects a favorable lag position in pricing pass-throughs.

2.   COST OF SALES

Pliant’s dominant material component, plastic resin, is assumed to decline in price from 2006 through 2009 based on the most recent forecast published by CMAI.  This forecast indicates falling resin prices for the period of approximately $.28 per pound, over 35% from the 2006 beginning base. A weighted average resin price was estimated assuming a mix of the various resins utilized in Pliant’s products.

Favorable trends in net waste reductions continue, fueled by on-going programs and further investments in process equipment modernization. These are projected to generate incremental annual savings of just under $3 million.

Material engineering programs targeting material substitutions in secondary markets, increased usage of wide-specification materials, and Low-Cost-Country sourcing, are projected to maintain their momentum and contribute incremental savings of $6 million in 2006 and 2007, $4 million in 2008 and $3 million in 2009.

Direct labor remains flat per pound in 2006 as operational efficiencies yield incremental savings that offset wage inflation. This trend flattens in the out-years with manufacturing efficiencies continuing to offset 3% annual wage inflation.

Freight costs are projected to increase by 13% in 2006 and then stabilize at this level for the forecast period.  Programs are already underway to capture efficiency improvements from shipment consolidations and routing optimization with the assistance of outside logistics experts.

Operating fixed costs, excluding depreciation, are assumed to remain flat for the period as economic increases are offset by operating efficiencies driven primarily by capital programs as well as on-going cost reduction projects.

Packaging costs decline by 1% on a per pound basis in 2006 mostly due to product mix changes and some buying efficiencies on increased volumes. Subsequent periods are flat per pound with 2006.

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Utilities increase in 2006 by just over 6% per pound following a sharp run up in energy costs in 2005. The subsequent forecast period is projected to be flat on a per pound basis with 2006.

3.   SG&A / R&D

SG&A expenses increase by 2% on a per pound basis in 2006 and then flattens on a per pound over the subsequent periods as expenses increase at a slower rate than the overall growth rate for the company offsetting economic increases.

R&D expenses continue to be flat per pound over the entire period, as spending on innovation initiatives keeps pace with overall company growth.

4.   BALANCE SHEET AND CASH FLOW

Cash balances are targeted at $9 million through the projection period with the exception of 2009 when cash is accumulated following the pay-off of the revolving credit facility.

Inventory turnover improves from a 2005 average of 8.9 turns to 9.6 turns for the projection periods.

Trade accounts receivable, continuing their improvement trend, decrease from 45 Days Sales Outstanding (DSO) to a 43 DSO in the forecast period.

Accounts Payable trade terms return to a “normal” range and average 36 DPO by 2006 and improve slightly to 37 DPO over the remaining period.

Capital Expenditures increase to industry-norm levels at $47.7 million in 2006 to $55 million in 2009.

A debt for equity exchange, consistent with terms outlined in the Plan of Reorganization and the Disclosure Statement, will be completed by an assumed emergence in June 2006.

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Exhibit E

EXECUTION VERSION

SUPPORT AGREEMENT

This Support Agreement (“Agreement”) is made and entered into as of December       , 2005, by and among Pliant Corporation, a Utah corporation (“Pliant” or the “Company”), Flexible Films, LLC, a Delaware limited liability company, Flexible Films II, LLC, a Delaware limited liability company, Southwest Industrial Films, LLC, a Delaware limited liability company, and Southwest Industrial Films II, LLC, a Delaware limited liability company (collectively, “JPM”) and the undersigned holders (the “Consenting Noteholders”) of Pliant’s 13% Senior Subordinated Notes due 2010 (the “Subordinated Notes”) issued pursuant to an Indenture, dated May 31, 2000, as amended (the “2000 Indenture”) among Pliant, certain subsidiaries of Pliant and The Bank of New York, as trustee, and an Indenture dated April 10, 2002, as amended (the “2002 Indenture”), among Pliant, certain subsidiaries of Pliant and The Bank of New York, as trustee. Each of Pliant, JPM and each Consenting Noteholder is referred to herein individually as a “Party”, and collectively as the “Parties”.

Recitals

WHEREAS, Pliant is contemplating a financial restructuring (the “Restructuring”) to be implemented on a consensual basis pursuant to an out-of-court exchange offer (the “Exchange Offer”) or pursuant to a plan of reorganization (the “Plan of Reorganization”) under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. et seq. (the “Bankruptcy Code”), the terms and conditions of which will be consistent with those described in the term sheet which is attached hereto as Exhibit A (the “Term Sheet”); and

WHEREAS, JPM currently holds Series A Redeemable Preferred Stock, no par value (the “Preferred Stock”), and Common Stock, no par value, issued by Pliant (the “JPM Stock”), and has agreed to support, to the extent legally possible, the Restructuring as set forth herein and in accordance with applicable law, and

WHEREAS, the Consenting Noteholders have agreed to support, to the extent legally possible, the Restructuring, on the terms and subject to the conditions set forth herein and in accordance with applicable law;

NOW, THEREFORE, in consideration of the premises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Implementation of the Restructuring

As soon as practicable following execution of this Agreement, Pliant intends to commence the Exchange Offer in compliance with applicable securities laws for the Subordinated Notes and solicit acceptances for a prepackaged Plan of

Reorganization (the “Prepackaged Plan”) on terms and conditions consistent with those set forth in the Term Sheet. The Exchange Offer and solicitation of acceptances will be effected pursuant to an Offering Memorandum and Solicitation Document and other documents (collectively, the “Exchange Documents”) which shall be consistent with the terms and conditions set forth in the Term Sheet. Pliant and certain of its affiliates may, any time prior to the consummation of the Exchange Offer, commence voluntary cases under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) and seek to implement the Restructuring pursuant to the Plan of Reorganization and any other necessary documents (collectively, the “Plan Documents”) as soon as practicable after the date of commencement of the Chapter 11 Cases (the “Filing Date”).

2. Forbearance

Each Consenting Noteholder agrees (i) to forbear, during the period commencing on the date hereof and ending on the earlier of the Filing Date and the termination of this Agreement (the “Forbearance Period”), from exercising any rights or remedies it may have under the 2000 Indenture, the 2002 Indenture, applicable law or otherwise with respect to any default in existence as of the date hereof or arising under either the 2000 Indenture or the 2002 Indenture and (ii) to direct in writing, on or prior to December 31, 2005, that the trustee under the 2000 Indenture and the 2002 Indenture forbear, during the Forbearance Period, from exercising any rights or remedies it may have under the 2000 Indenture, the 2002 Indenture, applicable law or otherwise with respect to any default in existence or arising under either the 2000 Indenture or the 2002 Indenture.

3. Holdings by Consenting Noteholders

Each Consenting Noteholder represents that, as of the date hereof, such Consenting Noteholder (i) either (A) is the sole legal and beneficial owner of the principal amount of Subordinated Notes set forth opposite its name on Schedule 1 hereto and all related claims, rights and causes of action arising out of or in connection with or otherwise relating thereto (for each such Consenting Noteholder, the “Consenting Noteholder Claims”), in each case free and clear of all claims, liens and encumbrances, except for those grants of security interests to lenders of leveraged funds in accordance with the Consenting Noteholders’ customary business practices, or (B) has investment or voting discretion with respect to such Subordinated Notes and Consenting Noteholder Claims and has the power and authority to bind the beneficial owner(s) of such Subordinated Notes and/or Consenting Noteholder Claims to the terms of this Agreement, and (ii) has full power and authority to vote on and consent to matters concerning such Subordinated Notes and Consenting Noteholder Claims. [This Agreement shall only apply to the foregoing holdings of the Consenting Noteholder held in such Consenting Noteholder’s proprietary accounts and in any way shall not include such Consenting Noteholder’s customer accounts.](1)

(1) Language that has been bracketed in this form of Support Agreement is not included in certain of the executed Support Agreements.

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4. Subsequent Transfers

(a) Each of the Consenting Noteholders hereby agrees that, so long as this Agreement has not been terminated, it shall not sell, transfer, assign or grant any participation in any of its Subordinated Notes or Consenting Noteholder Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof or participant therein agrees in writing for the benefit of the other Parties to be bound by all of the terms of this Agreement applicable to the transferor and executes a counterpart signature page of this Agreement and the transferor provides the Company and JPM with a copy thereof, in which event (i) each such other Party shall be deemed to have acknowledged that its obligations to the Consenting Noteholders hereunder shall be deemed to constitute obligations in favor of such transferee, (ii) the transferee shall be a Party and all obligations of the transferor to the other Parties shall be deemed to be obligations of the transferee[, and (iii) so long as the Consenting Nothholder owns no other Subordinated Notes, the Consenting Noteholder shall have no further obligations under this Agreement].

(b) JPM hereby agrees that, so long as this Agreement has not been terminated, it shall not sell, transfer, or assign, or grant any option or proxy with respect to, any of the JPM Stock excluding (i) any grants of such rights pursuant to existing governance or shareholder documents or agreements and (ii) participations of economic interests pursuant to which JPM retains beneficial ownership of the JPM Stock.

5. Agreement to Support the Restructuring

(a) Each of the Consenting Noteholders agrees that, so long as its agreement hereunder has not been terminated, and subject to the conditions that (i) the Exchange Documents and, if applicable, the Plan Documents provide for the treatment of the Subordinated Notes and the Consenting Noteholder Claims consistent with the treatment set forth in the Term Sheet, (ii) Pliant fulfills its obligations as contemplated herein, (iii) if a disclosure statement concerning the transactions contemplated by the Term Sheet is hereafter approved by a bankruptcy court, such disclosure statement does not contain information concerning the Company as of the date of this Agreement that (a) would be material to a Consenting Noteholders’s decision to support the Term Sheet, and (b) was not disclosed to the Consenting Noteholder prior its execution hereof, (iv) all applicable law relating to the Exchange Offer and the transactions contemplated by the Plan Documents have been complied with, and subject further in each case to the provisions set forth in Sections 11 and 12 hereof, it shall (x) tender its Subordinated Notes in the Exchange Offer, (y) vote in favor of the Plan of Reorganization, and (z) if Pliant files the Chapter 11 Cases, support the Plan of Reorganization. Such support shall include the following: each Consenting Noteholder (together with its affiliates, officers, directors, stockholders, members, employees, partners, employees, representatives and agents[, but specifically excluding any brokers or advisors in the ordinary course of their business (in matters unrelated to its proprietary accounts) who are employed by or affiliated with the Consenting Noteholder]) (i) shall not: (A) object to the Plan of Reorganization or to any efforts to obtain acceptance of, and to confirm and implement, the Plan of Reorganization; (B) vote for, consent to, or participate in the formulation of

3

any plan other than the Plan of Reorganization or the filing of any involuntary bankruptcy or insolvency case or proceeding involving the Company; (C) solicit or engage in any inquiries, discussions, offers or proposals, or enter into any agreements, relating to any disposition of the equity or assets of Pliant and its subsidiaries outside of the ordinary course of business or any plan of reorganization or liquidation for Pliant and its subsidiaries other than this Agreement, the Plan of Reorganization or any amendment thereto, and any documents in support hereof or thereof; (D) support in any fashion any person or entity to vote against the Plan of Reorganization; or (E) take any other action directly or indirectly for the purpose of delaying, preventing, frustrating or impeding acceptance, confirmation or implementation of the Exchange Offer or the Plan of Reorganization and (ii) shall support dismissal of any involuntary bankruptcy case involving the Company. Such support shall extend to all debt, claims or equity securities of Pliant held or controlled by the Consenting Noteholder.

(b) Subject to Section 11, JPM agrees that, so long as its agreement hereunder has not been terminated, and subject to the conditions that (i) the Exchange Documents and, if applicable, the Plan Documents provide for the treatment of the JPM Stock, the Subordinated Notes and the Consenting Noteholder Claims consistent with the treatment set forth in the Term Sheet, (ii) the Parties hereto fulfill their respective obligations as contemplated herein, and (iii) all applicable law relating to the Exchange Offer and the transactions contemplated by the Plan Documents have been complied with, it shall (x) agree to exchange the Preferred Stock for its share of the Series AA Preferred and Common Equity as provided for in the Term Sheet, (y) vote in favor of the Plan of Reorganization, and (z) if Pliant files the Chapter 11 Cases, support the Plan of Reorganization. Such support shall include the following: JPM (together with its officers, directors, employees and partners) shall not: (A) object to the Plan of Reorganization or to any efforts to obtain acceptance of, and to confirm and implement, the Plan of Reorganization; (B) vote for, consent to or participate in the formulation of any plan other than the Plan of Reorganization; (C) solicit or engage in any inquiries, discussions, offers or proposals, or enter into any agreements, relating to any disposition of the equity or assets of Pliant and its subsidiaries outside of the ordinary course of business or any plan of reorganization or liquidation for Pliant and its subsidiaries other than this Agreement, the Plan of Reorganization or any amendment thereto, and any documents in support hereof or thereof; (D) support in any fashion any person or entity to vote against the Plan of Reorganization; or (E) intentionally take any other action directly or indirectly for the purpose of delaying, preventing, frustrating or impeding acceptance, confirmation or implementation of the Exchange Offer or the Plan of Reorganization. Such support shall extend to all debt, claims or equity securities of Pliant held or controlled by JPM.

6. Termination of Obligations

(a) The holders of a majority in principal amount of the Subordinated Notes held by the Consenting Noteholders (the “Majority Holders”) may terminate this Agreement by written notice to Pliant and JPM upon the occurrence of any of the following events:

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(i)	Neither the commencement of the Exchange Offer nor the Filing Date has occurred by January 20, 2006;

(ii)	If the Filing Date occurs after commencement of the Exchange Offer, the Plan of Reorganization is not confirmed within 90 days after completion of solicitation of acceptances thereof;

(iii)	If the Filing Date occurs prior to commencement of the Exchange Offer, the Plan of Reorganization is not confirmed within 150 days after the Filing Date;

(iv)

Pliant commences an exchange offer or files a chapter 11 plan providing for treatment of the Subordinated Notes or the Consenting Noteholder Claims that is inconsistent with the terms and conditions set forth in the Term Sheet in a manner that is materially adverse to the Consenting Noteholders;

(v)

After commencement of the Exchange Offer, there shall be any modification to the Exchange Documents that is inconsistent with the terms and conditions set forth in the Term Sheet in a manner that is materially adverse to the Consenting Noteholders;

(vi)

after filing of the Plan of Reorganization, there shall be any modification or supplement to the Plan Documents that is inconsistent with the terms and conditions set forth in the Term Sheet in a manner that is materially adverse to the Consenting Noteholders;

(vii)	Pliant has materially breached any of its other obligations hereunder and has failed to cure such breach within ten business days after the giving of written notice of such breach, or

(viii)	JPM, at any time, ceases to own more than 50.1% of Pliant’s common equity;

(ix)	Pliant shall withdraw the Exchange Offer or Plan of Reorganization or publicly announce its intention not to support the Exchange Offer or Plan of Reorganization; or

(x)	JPM has materially breached any of its obligations hereunder and has failed to cure such breach within ten business days after the giving of written notice of such breach.

(b)	This Agreement will automatically terminate, without notice, upon the occurrence of any of the following events:

(i)	after the Filing Date, and prior to the confirmation of the Plan of Reorganization, any or all of the Chapter 11 Cases shall have been

5

converted to a case or cases under chapter 7, to one or more liquidating chapter 11 cases, or dismissed;

(ii)	the Bankruptcy Court terminates Pliant’s exclusive period to file the Plan of Reorganization or such exclusive period lapses;

(iii)

an examiner is appointed pursuant to section 1104(c)(1) of the Bankruptcy Code with expanded powers to run the business of Pliant, or an examiner or the Bankruptcy Court makes a finding of fraud, dishonesty, or misconduct by any officer or director of Pliant, or a trustee under chapter 7 or chapter 11 of the Bankruptcy Code is appointed for Pliant in any of the Chapter 11 Cases; or

(iv)	any court shall enter a final non-appealable judgment or order declaring this Agreement to be unenforceable;

(c)          Notwithstanding anything contained herein, this Agreement will automatically terminate on June 15, 2006.

(d)         If this Agreement is terminated in accordance with the foregoing, all further obligations of the Parties hereunder shall be terminated without further liability of any Party except for any liabilities of the Parties arising from a breach of this Agreement occurring prior to the termination hereof.

7.               Prior Negotiations

This Agreement and the Term Sheet constitute the entire understanding of the parties with respect to the subject matter hereof. No representations, oral or written, other than those set forth herein, may be relied on by any party in connection with the subject matter hereof.

8.               Representations of Pliant

Pliant hereby represents and warrants to each Consenting Noteholder and JPM as follows:

(a)          Corporate Power and Authority. It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

(b)         Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part.

(c)          No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with,

6

result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party, other than, if applicable, as a result of the commencement of the Chapter 11 Cases.

(d)         Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than filings under the Securities Exchange Act of 1934, as amended, which have been or will be made.

(e)          Binding Obligation. Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms.

(f)            No Litigation. There are no material actions, suits, claims, proceedings, or investigations pending or, to its knowledge, threatened against it, except those that have been publicly disclosed by Pliant in the periodic or current reports filed with the Securities and Exchange Commission by Pliant pursuant to the reporting requirements set forth in the Securities Exchange Act of 1934, as amended.

9.               Representations of the Consenting Noteholders and JPM

Each of the Consenting Noteholders and JPM represents and warrants, severally but not jointly, to each of the other Parties, as follows:

(a)          Corporate Power and Authority. It has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

(b)         Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.

(c)          No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

(d)         Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

(e)          Binding Obligation. Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms.

7

10.         Further Acquisition of Claims

This Agreement shall in no way be construed to preclude the Consenting Noteholders from acquiring additional Subordinated Notes, or debt or equity securities or other claims against Pliant or any of its subsidiaries. However, any such additional Subordinated Notes, or debt or equity securities or other claims so acquired shall automatically be deemed to be subject to the terms of this Agreement.

11.         Fiduciary Duties

Notwithstanding anything to the contrary herein, nothing in this Agreement shall require or prohibit, as the case may be, the Company or any directors or officers of the Company (in such person’s capacity as a director or officer of the Company) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law and any such Person or entity’s taking or refraining from taking any such action shall not be a violation or default hereunder.

12.         Impact of Appointment to Creditors’ Committee

Pliant agrees to use its reasonable efforts, if requested by any Consenting Noteholder, to support such Consenting Noteholder’s appointment to any official unsecured creditors’ committee (“Creditors’ Committee”) formed pursuant to 11 U.S.C. ss. 1102 in the Chapter 11 Cases. Notwithstanding anything herein to the contrary, if any Consenting Noteholder is appointed to and serves on the Creditors’ Committee in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit or prohibit any actions taken in furtherance of such Consenting Noteholder’s fiduciary duties to any person or entity arising from its service on such Creditors’ Committee, and any such exercise (in the sole discretion of such Consenting Noteholder) in furtherance of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement. Without limiting the foregoing, nothing herein shall be construed to impose liability on any Consenting Noteholder who is appointed to a Creditors’ Committee for taking actions to discharge such Noteholder’s fiduciary obligations as a member of such committee.

13.         No Oral Amendments

No modification or amendment of the terms of this Agreement shall be valid unless such modification or amendment is in writing and has been signed by Pliant, JPM and the Consenting Holders.

14.         Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with

8

respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each of the Parties hereby irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, upon the commencement of the Chapter 11 Cases, each of the Parties hereto hereby agrees that the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

15.         Specific Performance

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

16.         Reservation of Rights

This Agreement is part of a proposed consensual Restructuring among the Parties hereto. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability any party to protect and preserve its rights, remedies and interests, including, without limitation, its claims against the Pliant. If the Restructuring contemplated herein and in the Term Sheet is not consummated, or if this Agreement is terminated for any reason, the Parties hereto fully reserve any and all of their rights.

17.         Headings

The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

18.         Successors and Assigns, Several Obligations

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof. The agreements, representations and obligations of the Consenting Noteholders under this Agreement are several and not joint in all respects. Any breach of this Agreement by a Consenting Noteholder shall not result in liability for any other non-breaching Consenting Noteholder.

9

19.         Third-Party Beneficiaries

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third party beneficiary hereof.

20.         Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this agreement may be delivered by facsimile which shall be deemed to be an original for the purposes of this paragraph.

21.         Consideration

It is hereby acknowledged by the Parties that no consideration shall be due or paid to the Consenting Noteholders in exchange for their support of the Plan of Reorganization, in accordance with the terms and conditions of this Agreement, other than the obligations imposed upon Pliant and the other Consenting Noteholders pursuant to the terms of this Agreement.

22.         Expenses.

Pliant shall continue to be bound by the terms of (i) the Engagement Letter, dated as of November 2, 2005, by and among Bingham McCutchen LLP (as counsel to the Consenting Noteholders) and Pliant and (ii) the Engagement Letter, dated as of November 1, 2005, by and among CIBC World Markets (as financial advisor to the Consenting Noteholders), Bingham McCutchen LLP, and Pliant. In the event that (a) the Company commences a Chapter 11 Case, (b) Bingham McCutchen LLP (“Bingham”) and/or CIBC World Markets (“CIBC”) are not retained by the Creditors’ Committee, (c) Bingham and/or CIBC are primarily responsible for gaining creditor support for and confirmation of a Plan of Reorganization to the exclusion of the Committee, then Pliant shall support the filing of a substantial contribution application by Bingham and/or CIBC, as the case may be.

23.         Expenses Reimbursement.

Pliant will promptly reimburse JPM upon request for all fees and expenses incurred by JPM (including, but not limited to, reasonable legal fees and expenses) in connection with the consummation of the transactions contemplated by this Agreement (including, but not limited to, the Exchange Offer, Prepackaged Plan and Plan of Reorganization).

10

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

PLIANT CORPORATION

By:
Name:
Title:

Signature Page to Support Agreement

11

FLEXIBLE FILMS, LLC

By:	J.P. Morgan Partners (BHCA), L.P.
its Member

By:	JPMP Master Fund Manager, L.P.,
its General Partner

By:	JPMP Capital Corp.,
its General Partner

By:
Name:
Title:

FLEXIBLE FILMS II, LLC

By:	J.P. Morgan Partners (BHCA), L.P.
its Member

By:	JPMP Master Fund Manager, L.P.,
its General Partner

By:	JPMP Capital Corp.,
its General Partner

By:
Name:
Title:

SOUTHWEST INDUSTRIAL FILMS, LLC

By:	J.P. Morgan Partners (BHCA), L.P.
its Member

By:	JPMP Master Fund Manager, L.P.,
its General Partner

By:	JPMP Capital Corp.,
its General Partner

By:
Name:

Signature Page to Support Agreement

12

Title:

SOUTHWEST INDUSTRIAL FILMS II, LLC

By:	J.P. Morgan Partners (BHCA), L.P.
its Member

By:	JPMP Master Fund Manager, L.P.,
its General Partner

By:	JPMP Capital Corp.,
its General Partner

By:
Name:
Title:

Signature Page to Support Agreement

13

CONSENTING NOTEHOLDER

Institution Name:

By:
Name:
Title:

Principal amount of Subordinated Notes: $

Signature Page to Support Agreement

14

SUPPORT AGREEMENT VERSION

DETAILED

SUMMARY OF PROPOSED TERMS

This term sheet creates no binding rights or obligations in favor of any party. A binding commitment with respect to the transaction referred to below will result only from the execution of all necessary definitive documentation. This term sheet is for discussion purposes only. It does not constitute an offer to buy or sell any securities, nor shall it be construed as a binding agreement of any kind or a commitment to enter into, or offer to enter into, any agreement or to consummate any transaction.

Company:	Pliant Corporation and the subsidiary guarantors of the Old Notes (collectively, the “Company”)

Transaction Structure(1):	An out-of court exchange offer (with minimum 97% acceptance threshold), a “pre-packaged” Chapter 11 or a “prenegotiated” Chapter 11.

Revolving Credit Facility:	Unimpaired

1st Lien Notes:	Unimpaired

2nd Lien Notes:	Unimpaired

Trade and Other General Unsecured Creditors	Unimpaired

13.0% Senior Subordinated Notes (the “Old Notes”):	• The December 1, 2005 interest payment due on the Old Notes will be paid by the Company’s issuance of $20.0 million in “tack-on” 1st Lien Notes issued under the 1st Lien Indenture (the “Tack-On Notes”)

•

If (i) the restructuring is implemented through a Chapter 11 proceeding and (ii) the Bankruptcy Court determines that issuance of the Tack-On Notes to the Old Note holders would result in an impairment of the 1st Lien Note Holders or the 2nd Lien Note Holders or otherwise violates such agreements, then, in lieu of the Tack-On Notes, the holders of the Old Notes will receive or retain $35 million principal amount of unsecured senior subordinated notes

(1) Parties will cooperate in structuring the transaction to minimize adverse tax impact to the Company.

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(the “New Senior Subordinated Notes”) permitted by the 1st Lien and 2nd Lien Indentures. The New Senior Subordinated Notes will mature in 2010 and accrue PIK interest at a rate of 13% per annum for the first year following issuance and semi-annual cash pay interest at a rate of 13% per annum thereafter. The Company shall have the right to refinance (the “Call Option”) the New Senior Subordinated Notes at any time during the first year following their issuance by tendering to the holders cash in an amount equal to (i) $20 million plus (ii) interest accrued at a rate of 13% per annum from the date of issuance through the date of payment on a principal amount of $20 million minus (iii) any interest previously paid in cash on the New Senior Subordinated Notes. The Company shall have the right to assign the Call Option.

•

Each holder of Old Notes who consents to the proposed restructuring (and votes in favor of a plan of reorganization that implements the proposed restructuring) will receive a cash consent fee equal to 1% of the principal amount of the Old Notes held by such holder (the “Consent Fee”).(2)

•

In addition to the Tack-On Notes or the New Senior Subordinated Notes, holders of the Old Notes will receive, in full satisfaction of the Old Notes(3), (a) $260 million of Series AA Redeemable Preferred Stock (77.5% of total Series AA, subject to adjustment as described previously in footnote 2), and (b) 30.0%(4) of fully-diluted (subject to management equity incentive compensation) Common

(2) If (i) the restructuring is implemented through a Chapter 11 proceeding and (ii) the Bankruptcy Court determines that payment of the Consent Fee would result in an impairment of the 1st Lien Note Holders or the 2nd Lien Note Holders or otherwise violates the terms of such agreements then the Series AA Preferred Stock will be split between holders of the Old Notes and holders of the Existing Series A Preferred 80% and 20%, respectively, and the Consent Fee will be eliminated.

(3) Holders of Old Notes should also surrender any Pliant warrants currently held by them.

(4) Percentage subject to change to ensure change in control is not triggered.

2

Equity (the “Bondholder Common Equity”) (following conversion of Series A Preferred into Common Equity) with remainder of Common Equity divided between Series A Preferred and Old Equity.

•

The Company will (i) obtain waivers of subscription rights from the parties to the Stockholders’ Agreement dated as of May 31, 2000 (the “2000 Shareholders Agreement”) with respect to the issuance of the equity securities to be issued to the holders of the Old Notes (including the equity securities to be issued upon conversion of such securities) in connection with this restructuring or (ii) otherwise deal with such rights in a way that does not result in dilution of the Series AA Redeemable Preferred Stock and Common Equity to be issued to the holders of the Old Notes in the restructuring.

Series A Preferred and Old Equity:	•

The Existing Series A Preferred will convert into (a) $75.5 million of Series AA Redeemable Preferred Stock (“Series AA Preferred”) (22.5% of total Series AA, subject to adjustment as described previously in footnote 2), and (b) [TBD]% of new Common Equity.(5)

•

Existing Common Shares (“Old Equity”) will remain outstanding and held by the current shareholders, but will be subject to dilution from the issuance of new Common Equity to the holders of the Series A Preferred and to holders of the Old Notes up to the point (in the latter case) that a change of control is not triggered.

	•	Holders of Old Series A and Old Equity will account for, in aggregate, [70%] of the new Common Equity.(6)

	•	As a condition to Closing,(7) affiliates of J.P. Morgan Partners

(5) Percentage subject to change to ensure change in control is not triggered.

(6) Percentage subject to change to ensure change in control is not triggered.

(7) Closing as used herein shall mean either (1) the consummation of the out-of court exchange offer, or (2) as defined in any Chapter 11 plan of reorganization.

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(“JPM”) and holders of the Bondholder Common Equity shall enter into a shareholders agreement (the “New Shareholders Agreement”) which will provide, among other things, that JPM(8) shall not sell or otherwise transfer its shares of Common Equity (except under circumstances contemplated in the Merger Exception below) on or before fifth anniversary of the effective date of the restructuring unless (1) the purchaser or transferee of such shares is a Permitted Holder and a change of control is not triggered under the 1st and 2nd Lien Notes and such Permitted Holder agrees to assume the same obligations as JPM or (2) the Series AA Preferred has been redeemed and the Tack-On Notes or the New Senior Subordinated Notes (as the case may be) have been repaid in full in cash.

Warrants:	•

The parties to the Plan Support Agreement will surrender all of their outstanding warrants, options or other securities that give them the right to acquire equity securities of the Company. The parties to the Plan Support Agreement will endeavor to have all outstanding warrants, options and other securities to acquire equity securities of the Company cancelled.

Management:	•

Existing Series B Preferred Stock held by management shall be extinguished and shall have no value. A new Series M Preferred Stock will be created to incentivize management to maximize the value of the restructured Company. The design of the Series M Preferred Stock will be substantially similar to the design of the Series B Preferred Stock, but with appropriate adjustments to reflect the modified capital structure. The Series M Preferred Stock will be entitled to 8.0% of the equity value of the

(8) This assumes that JPM will own 50.1% of the Common Equity on a fully diluted basis. In the event that JPM owns less, an appropriate number of the Permitted Holders (as defined in the 1st and 2nd Lien Indentures) will need to be added to this provision.

4

restructured Company on a fully diluted basis.

•

One half of one percent (0.5%) of the equity value included in such management equity incentive program can only be distributed to management with the consent of the holders of a majority of the Series AA Preferred (excluding the Series AA Preferred held at the time by current holders of (i) existing Series A Preferred, and (ii) Old Equity) (the “Non-Current Equity Preferred”).

	•	The Series M Preferred Stock will not have any voting rights.

Series AA Redeemable Preferred Stock(9):	•	$335.56 million liquidation preference

	•	Dividends - PIK quarterly at 13%

	•	Company may redeem at any time at principal plus accrued dividends.

	•	Ability to force IPO after three (3) years (see Registration Rights section below).

•

Following the 4th anniversary of the Closing Date, directors elected by the Series AA Preferred will have supermajority voting rights that will permit them to initiate a sale of the Company and give them majority control of any board vote related to a sale of the Company.

•

If the Series AA Preferred is not redeemed within five (5) years after issuance, holders of a majority of the Non- Current Equity Preferred will be able to (i) subject to the Merger Exception set forth below, convert the entire Series AA Preferred to 99.9% of fully-diluted Common Equity at such time, and (ii) appoint a majority of the board of directors without converting the Series AA Preferred to Common Equity.

	•	The Series AA Preferred shall be freely tradable at (or, if a shelf registration statement is filed pursuant to the following sentence, as soon as

(9) Series AA Preferred Stock to be structured in such a manner that they are not considered debt for accounting purposes.

5

practicable after) the time of Closing. If the transaction is consummated out of court, the Company shall cause a shelf registration statement which would allow holders of the Series AA Preferred to resell their shares of Series AA Preferred from time to time, including pursuant to one or more underwritten public offerings, to be effective as soon as practicable after the time of Closing and to remain effective until the second anniversary of the Closing. This requirement shall not apply if the exchange is consummated pursuant to Section 3(a)(9) of the Securities Act. If the exchange is consummated pursuant to Section 1145 of the Bankruptcy Code or pursuant to Section 3(a)(9) of the Securities Act, the Company and the holders of the Series AA Preferred Stock who were former holders of Old Notes will enter into a registration rights agreement pursuant to which those of such holders owning a majority of the number of shares of Series AA Preferred Stock owned by all such holders (which can be initiated by the holders of 10% of the shares of Series AA Preferred Stock held by such holders) can require the Company to register, at any time after the nine month anniversary of the Closing, an underwritten public offering of Series AA Preferred Stock.

•	As detailed below, the holders of a majority of the Series AA Preferred shall have the right to elect two (2) directors to the board of the reorganized Company.

•

Approval of holders of a majority of the Non-Current Equity Preferred shall be required to (i) amend the Company charter in a manner materially adverse to the Series AA Preferred holders, or (ii) grant additional options or shares to

(10) Any redemption of the Tack-On Notes referenced in this Term Sheet shall be made in accordance with the terms of the 1st Lien Notes including any applicable redemption premium.

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management.

•

In the event that the Company seeks to sell all or substantially all of the Company’s assets to a non-affiliated entity for cash, the approval of the holders of two-thirds of the Series AA Preferred shall be required, unless, as part of the transaction the Series AA Preferred (including any PIK dividends through such date) has or will be redeemed in full and the Tack-On Notes or the New Senior Subordinated Notes (as the case may be) have or will be paid in full in cash(10)

•

In the event that the Company seeks to effect a merger, the approval of the holders of a majority of the Non-Current Equity Preferred shall be required unless, if, after giving effect to the merger (the “Merger Exception”) (1) the Company’s pro forma ratio of EBITDA to total interest obligations (including cash or PIK interest on the New Senior Subordinated Notes and dividends on the Series AA Preferred) for the most recent twelve month period prior to signing is at least 10% higher than the Company’s actual ratio of EBITDA to interest obligations for the same period, (2) the Company’s pro forma ratio of total funded debt (including the Series AA Preferred any equity that is senior or equal to the Series AA Preferred) as of the end of the quarter immediately preceding the signing to EBITDA for the most recent twelve month period prior to signing is at least 10% less than the Company’s actual ratio of total funded debt to EBITDA for the same period, (3) the conversion right described above will, if exercised, result in the Series AA Preferred converting into at least 51% of the Common Equity of the surviving parent entity, and (4) a majority of the Non-Current Equity Preferred will retain the right to

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appoint a majority of the board of directors of the surviving parent entity in the fifth year following the Closing.

•

In the event that the Company seeks to sell all or substantially all of the Company’s assets to (i) a non affiliated entity for non-cash consideration, (ii) an affiliated entity for cash, or (iii) an affiliated entity for non-cash consideration, the approval of the holders of a majority of the Non-Current Equity Preferred shall be required unless, as part of the transactions described in (i) through (iii) the Series AA Preferred (including any PIK dividends through such date) has or will be redeemed in full and the Tack-On Notes or the New Senior Subordinated Notes (as the case may be) have or will be paid in full in cash.

•

The Company shall take all steps reasonably required to permit the Series AA Preferred to be traded on the NASDAQ OTC Bulletin Board (including registering the Series AA Preferred under section 12(g) of the Securities Exchange Act of 1934).

	•	Other customary terms and conditions.

Registration Rights for Common Equity:	•

JPM and the holders of the Bondholder Common Equity (the “Registerable Holders”) will either become parties to the Company’s existing registration rights agreement or enter into a new registration rights agreement with the Company, pursuant to which (i) those of such Registerable Holders owning a majority of the number of shares of the Common Equity held by all Registerable Holders can require the Company after the date that is three (3) years following the Closing, to register a public offering of the Common Equity, and (ii) unless the exchange is effected pursuant to Section 1145 of the Bankruptcy Code or Section 3(a)(9) of the Securities Act, the holders of the

8

Bondholder Common Equity shall receive two demand rights on Form S-1, unlimited demand rights on Form S-3 and unlimited piggy-back rights following the initial public offering of the Common Equity, in each case, subject to the existing priorities in such registration rights agreement, which priorities shall be no less favorable to the holders of the Bondholder Common Equity than they are to the Investor Stockholders (as defined in such registration rights agreement).

Tag Along Rights for Bondholder Common Equity:	•

The Bondholder Common Equity holders will either become parties to the 2000 Shareholders Agreement, with such modifications as shall be acceptable to the holders of the Old Notes, the Company and JPM, or enter into a new stockholders’ agreement and, as such, shall be entitled to, among other things, certain “tag along” and preemptive rights and shall be subject to certain “drag -along” provisions and restrictions on transfers as shall be acceptable to the holders of the Old Notes, the Company and JPM.

Board Representation:	•

The Board of Directors shall consist of seven (7) members. Old Equity shall be entitled to appoint four (4) directors. At the Closing (or as soon as practicable), holders of a majority of the Old Notes shall be entitled to appoint two (2) directors. As the terms of the two (2) directors appointed by the Old Notes expire in the ordinary course, thereafter, the holders of a majority of the Series AA Preferred shall appoint any replacements. The CEO shall retain its current Board seat. [Subject to pro rata adjustment in the event that the trust retains board representation.]

Restriction on Additional Debt:	•	Except as provided for herein, the Company shall not incur additional

9

debt beyond that debt that is currently contemplated by the existing Revolving Credit Facility, the 1st and 2nd Lien Indentures, the proposed DIP Facility and an exit facility. The Company shall be entitled to structure an exit facility in a manner that maximizes the Company’s liquidity so long as the exit facility is permitted under the 1st and 2nd Lien documents.

Reincorporation of Pliant:	•	As soon as practicable following the Closing, Pliant shall reincorporate as a Delaware corporation.

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Exhibit F

LIST OF RETAINED LITIGATION

Title of Action	Description of Adverse Action	Court Where Action is Pending
Pliant Corp. v. MSC Marketing & Technology, Inc. d/b/a Sigma Stretch Film, Case No. 04-CV-3509	Patent infringement; counterclaims filed.	United States District Court for the Northern District of Illinois

James R. Stover v. Pliant Corp., Case No. CV-03-AR-0901-S	Claim for alleged failure to properly credit years of service for pension purposes.	United States District Court for the Northern District of Alabama

John Gandy v. Pliant Corp., Case No. CV-03-AR-0901-S	Claim for alleged failure to properly credit years of service for pension purposes.	United States District Court for the Northern District of Alabama

George Miller v. Pliant Corp. and David King, Case No. 05-0580	Claim for alleged damages for constructive discharge.	Ontario, Canada Superior Court of Justice

Robert Rodriquez v. Burlington Northern & Santa Fe Railway Company (BNSF), et al.; BNSF, Cross-Complaint v. Kibreab Weldeab, et al., including Pliant Corp., Case No. 148381	Cross-complaint by BNSF against Pliant Corp. for alleged careless and negligent failure to maintain equipment and failure to warn.	Superior Court of California, County of Merced

Tredegar Film Products Corp., et al. v. Pliant Corp., et al., Case No. 05 CH 14715	Claim for alleged misappropriation of trade secrets in connection with the hiring of former Tredegar employees.	Circuit Court of Cook County, Illinois

Paul Hutt v. KY Unemployment Comm’n & Pliant Corporation	Claim for alleged denial of unemployment compensation related to back injury.	Boyle Circuit Court, Commonwealth of Kentucky

Johnnie McAninch v. Pliant Corporation	Claim for alleged improper termination.	Boyle Circuit Court, Commonwealth of Kentucky

PCT v. Pliant Corporation (Adversary Proceeding)	Action to avoid transfers.	Bankruptcy Court, District of Delaware

Title of Action	Description of Adverse Action	Court Where Action is Pending
Montague Claybrook, Chapter 7 Trustee v. Pliant Corporation (Adversary Proceeding)	Action to avoid transfers.	Bankruptcy Court, District of Delaware

NM Holdings Company, LLC et al., f/k/a Venture Holdings Company, LLC v. Pliant Corporation (Adversary Proceeding)	Action to avoid transfers.	Bankruptcy Court, Eastern District of Michigan

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Exhibit G

CORPORATE STRUCTURE CHART

Exhibit H

COMPENSATION AND BENEFITS PROGRAMS

Except as otherwise indicated on Exhibit I of the Plan, the Debtors intend to honor, in the ordinary course of business after their emergence from Chapter 11, all of their employee compensation and benefits programs that are in effect as of the Confirmation Date. These employee compensation and benefits programs are listed and generally described below, with the exception of collectively bargained programs (e.g., collectively bargained agreements and pension and other benefit plans), insured and self-insured programs (e.g., health plans), and customary fringe benefit policies (e.g., vacation, sick leave). The descriptions set forth herein are not, and are not intended to be, comprehensive. All such plans and other programs are governed by applicable plan and program terms and conditions, as in effect or amended from time to time. The Debtors reserve the right to modify, amend or terminate any and all of their employee benefit and compensation programs in the ordinary course of business in their sole discretion subject to any applicable plan modification, amendment or termination provisions and/or applicable law. In the event the Debtors terminate any compensation or benefit programs prior to the Confirmation Date, such programs will be reflected on Exhibit I to the Plan or any amendment thereto.

Document	Summary

Pliant Corporation 2005 Management Incentive Compensation Plan (“2005 MIP”)

•                  Offers incentive compensation to 99 management associates generally based on achievement of corporate and individual performance targets during calendar 2005.

•                  Target payout on January 31, 2006, acceleration upon change in control, subject to restrictive covenants and other conditions.

Pliant Corporation 2006 Management Incentive Compensation Plan (“2006 MIP”)

•                  A proposed 2006 MIP currently is under review. The Debtors expect that the terms of the 2006 MIP will be substantially similar to the terms of the 2005 MIP, with new targets determined for calendar year 2006. The final 2006 MIP will be disclosed prior to the hearing on the Disclosure Statement.

Pliant Corporation 2004 MIP Long Term Incentive Plan (“LTIP”)

•                  Participants accrue long-term incentive amount equal to ½ of annual MIP award each year between January 1, 2004 and December 31, 2007.

•                  Payout on March 15, 2008, acceleration upon change in control, subject to restrictive covenants and other conditions.

Pliant Corporation 2004 Technical Incentive Plan

•                  Offers performance-based compensation to eligible technical employees generally based on calendar 2004 performance goals for specific project(s).

•                  Payout after performance measured, acceleration upon change in control, subject to confidentiality provisions and other conditions.

•                  The Debtors’ practice in the ordinary course has been to apply this plan on substantially the same terms and conditions on an ongoing year-to-year basis with new targets determined for each such year, and the Debtors intend to continue this practice in their discretion going forward (unless this plan is replaced by a new plan as described below).

•                  This plan currently is undergoing review by the Debtors and may be amended or superseded by a new plan for eligible technical employees. Any such final amendments or new plan will be disclosed prior to the hearing on the Disclosure Statement.

Pliant Corporation 2004 Sales Incentive Plan

•                  Offers performance-based compensation to eligible sales and sales management employees generally based on achievement of performance goals during calendar 2004.

•                  Awards paid quarterly, acceleration upon change in control, subject to restrictive covenants and other conditions.

•                  The Debtors’ practice in the ordinary course has been to apply this plan on substantially the same terms and conditions on an ongoing year-to-year basis with new targets determined for each such year, and the Debtors intend to continue this practice in their discretion going forward (unless this plan is replaced by a new plan as described below).

•                  This plan currently is undergoing review by the Debtors and may be amended or superseded by a new plan for eligible sales employees. Any such final amendments or new plan will be disclosed prior to the hearing on the Disclosure Statement.

Pliant Corporation 2004 Customer Service Incentive Plan

•                  Offers performance-based compensation to eligible customer service employees generally based on achievement of performance goals during calendar 2004.

•                  Payout after performance measured, acceleration upon change in control, subject to restrictive covenants and other conditions.

•                  The Debtors’ practice in the ordinary course has been to apply this plan on substantially the same terms and conditions on an ongoing year-to-year basis with new targets determined for each such year, and the Debtors intend to continue this practice in their discretion going forward (unless this plan is replaced by a new plan as described below).

•                  This plan currently is undergoing review by the Debtors and may be amended or superseded by a new plan for eligible customer service employees. Any such final amendments or new plan will be disclosed prior to the hearing on the Disclosure Statement.

Pliant Corporation Plant Incentive Policy

•                  No written plan or policy; Debtors’ practice in the ordinary course has been to offer certain non-management employees not eligible for other incentive plans the opportunity to earn annual bonus payouts based on plant-specific and individual performance targets set at plant level.

•                  The Debtors intend to continue this practice in their discretion going forward.

Harold Bevis: Employment Agreement with Pliant Corporation dated January 1, 2004

•                  Agreement to employ Bevis as Pliant President and Chief Executive Officer from January 1, 2004 through January 1, 2008, subject to early termination with possible severance depending on whether Bevis resigns with or without good reason, becomes disabled, retires, or is terminated with or without cause.

•                  $650,000 base annual salary; participation in all bonus, incentive, and benefit plans for senior executives, excluding MIP; annual cash bonus arrangement with target at 100% of salary, administered consistent with MIP; and opportunity to purchase 480 shares of Series B Preferred Stock pursuant to 2004 Restricted Stock Incentive Plan (see below).

•                  Contains restrictive covenants and other provisions.

R. David Corey: Employment Agreement with Pliant Corporation dated June 10, 2005

•                  Agreement to employ Corey as Pliant Executive Vice President and Chief Operating Officer from June 10, 2005 through June 10, 2009, subject to early termination with possible severance depending on whether Corey resigns with or without good reason, becomes disabled, retires, or is terminated with or without cause.

•                  $367,500 base annual salary; participation in all bonus, incentive, and benefit plans for senior executives, including MIP and LTIP.

•                  Contains restrictive covenants and other provisions.

Stephen T. Auburn: Salary Continuation Agreement with Pliant dated July 19, 2005

•                  If Auburn is terminated without cause, or because of change in control of Pliant, receives not less than 52 weeks’ salary in lieu of severance under standard severance policies, subject to execution of release and restrictive covenants.

David Douse: Employment Agreement with Uniplast Industries Co. of Orillia, Ontario dated July 24, 2000

•                  Agreement to employ Douse as President of Uniplast for an indefinite term, with severance pay (one month’s salary for each completed year of service up to twenty months) upon termination without cause and without specified notice.

•                  $165,000 base annual salary; stock options pursuant to previous agreement; participation in Uniplast executive bonus, stock option, and benefit programs.

•                  Contains restrictive covenants and other provisions.

Jim Harder: Employment Agreement with Decora Manufacturing dated March 5, 1998

•                  Agreement to employ Harder as Operations Manager of Decora for unspecified duration; provides severance of four months of pay upon termination without cause.

•                  $93,600 base annual salary; annual cash bonus targeted at 30% of salary; and annual stock option award eligibility.

Glenn Harsh: Rehire Employment Letter from Pliant Corporation dated December 8, 2003	• Updates frozen pension benefit under Huntsman Corporation plan for Harsh’s prior service with Rexene Corporation based on Harsh’s pay upon termination from Pliant.

Joseph J. Kwerdis: Employment Offer Letter from Pliant Corporation dated February 2, 2005

•                  Offer to employ Kwerdis as Pliant’s Vice President, Finance for unspecified duration, subject to one year’s severance and outplacement support upon termination without cause.

•                  $200,000 base annual salary; participation in MIP and LTIP.

Joseph J. Kwerdis: Promotion Letter from Pliant Corporation dated August 26, 2005	• Confirms promotion to Chief Financial Officer for unspecified duration. • $225,000 base annual salary; participation in MIP and LTIP.

John T. Norton: Employment Offer Letter from Pliant Corporation dated November 25, 2002	• Offer to employ Norton as Pliant’s Tax Director for unspecified duration at $8,750 base monthly salary; participation in MIP; 150 stock options. • See 2005 Norton agreement below.

John T. Norton: Employment Agreement with Pliant Corporation dated September 27, 2005	• Increases base annual salary to $130,800; offers continued participation in MIP and LTIP; provides severance of six months of pay if position eliminated.

J. Bruce Underwood: Employment Letter from Len Azzaro, President — Pliant Flexible Packaging dated June 26, 2003

•                  Appoints Underwood as President of Alliant and a Pliant Vice President from July 1, 2003 to December 31, 2005, one-year renewals thereafter at discretion of Pliant Board, one year’s severance pay upon early termination without cause.

•                  $170,000 base annual salary; participation in general Pliant benefits; excluded from MIP, but short-term incentive arrangement per letter and long-term incentive to be determined.

Bruce Underwood: Employment Letter from R. David Corey dated February 15, 2005	• Assigns Underwood as Managing Director — Mexico; increases base annual salary to $185,000; provides MIP bonus opportunity of 40% and additional $35,000 bonus upon assignment completion.

Pliant Corporation 2004 Restricted Stock Incentive Plan

•                  Grants employees designated by Pliant Board the right to acquire shares of Series B Redeemable Preferred Stock, capped at 720 shares in the aggregate, absent cause for adjustment (as set out in the Plan).

•                  Awards made in Restricted Stock Agreements containing sale, transfer, and other provisions including drag-along rights upon the sale of Pliant Corporation.

Pliant Corp. Restricted Stock Agreement Executed By: Harold Bevis R. David Corey Greg Gard Robert J. Maltarich Ken J. Swanson Coleman R. Wooldridge

•                  Executed as of September 24, 2004 pursuant to Restricted Stock Incentive Plan.

•                  Harold Bevis — 480 shares, $77,760 total; R. David Corey — 48 shares, $7,776 total; Greg Gard — 16 shares, $2,592 total; Robert J. Maltarich — 16 shares, $2,592 total; Ken J. Swanson — 40 shares, $6,480 total; Coleman R. Wooldridge — 24 shares; $3,888 total.

•                  1/48 of grant vests each month; automatic vesting in certain instances including liquidation event, qualified public offering, certain redemptions of outstanding shares of Series A Preferred Stock, and exchange note repayment by Pliant.

•                  Employee has no rights to unvested stock upon termination except in connection with liquidation event, but generally retains vested stock.

Pliant Corporation 2002 Stock Incentive Plan and Agreements Thereunder

•                  Employees and consultants of Pliant Corporation and its subsidiaries designated by the Board of Directors are eligible to receive stock options, stock bonuses and stock grants subject to such vesting and other provisions as determined by the Board of Directors.

Pliant Corporation 2000 Stock Incentive Plan and Option Agreements Thereunder

•                  Employees of Pliant Corporation and its subsidiaries designated by the Board of Directors are eligible to receive Time and Performance stock options evidenced by a form Option Agreement.

•                  Per the Option Agreement, Time Options vest on date set forth in Option Agreement; Performance Options generally vest in installments based on the market value per share of equity, with acceleration for certain events.

Pliant Corporation Salaried Employee Severance Plan

•                  Non-union salaried U.S. employees of Pliant Corporation and its affiliates eligible for severance of one week’s base salary per full year of continuous service if employee (1) is terminated without cause, (2) was employed for at least one year, and (3) signs agreement containing, among other things, a release, non-compete, and non-disparagement provision.

•                  Debtors’ practice, approved by Bankruptcy Court per Debtors’ recent motion, has been to include non-salaried employees in Plan and to pay minimum two weeks’ base salary, including to employees employed a year or less, in order to provide incentive for short-service employees to sign release, non-compete and non-disparagement agreement.

•                  Debtors’ practice, approved by Bankruptcy Court per Debtors’ recent motion, also has been to provide “Director Level” and “Vice-President Level” employees, other than corporate officers, with between one and three months and three and six months of severance, respectively, and outplacement services for Vice-President Level employees.

Pliant Corporation Canadian Severance

•                  Pliant Corporation does not have a severance plan or policy for its Canadian employees, but pays severance as required by and according to Canadian and provincial statutory and common law.

•                  In addition, the practice at the Langley location (in British Columbia) is to pay employees with one or more years of service who are terminated due to a permanent plant closure or to mechanization one week’s pay for each year of service, up to 30 weeks.

Pliant Corporation Salary Deferral Plan

•                  Defined contribution 401(k) Plan allows pre-tax contributions to specified investment alternatives by U.S. and U.S.-payroll non-union employees of Pliant Corporation and Huntsman Edison Films Corporation, and U.S. employees covered by collective bargaining agreement that provides for participation in the Plan.

•                  Debtors generally match non-union and union employee contributions up to 3% and 2%, respectively, of employee’s annual compensation; contains typical catch-up provisions.

Registered Pension Plan for Employees of Pliant Packaging of Canada, LLC

•                  All employees required to participate in the Plan following two years of continuous service with Pliant Packaging of Canada, LLC, previously Huntsman Packaging of Canada LLC and Ellehammer Industries, Ltd.

•                  Plan sponsor contributes up to 7% of monthly earnings per employee per year depending on service; participants also may contribute to legal maximum under Canadian law.

•                  Contains vesting schedule, benefits lock-in provisions limiting cash withdrawals, and other provisions.

Group Retirement Savings Plan for Pliant Corporation of Canada, Ltd.

•                  Defined contribution plan applicable to certain employees of Pliant Corporation of Canada at the Toronto, Orillia, and Barie locations. After completing one year of employment, eligible employee must make required contributions, which are tax-deferred, to any of several investment options under the Plan; participants may also make voluntary contributions.

•                  Debtors generally match required contributions to a maximum of 4%; Plan contains other provisions, including limitations on cash withdrawal.

The Retirement Plan for the Salaried Employees of Pliant Corporation of Canada Ltd.

•                  Pension plan applicable to non-union employees of Pliant Corporation of Canada at the Toronto location who are not otherwise participating in any other pension plan sponsored by the Debtors. Plan member must contribute 4% of earnings in excess of year’s maximum pensionable earnings; Plan members may also make voluntary contributions.

•                  Benefits based on retirement age, average earnings in final years, and years of service.

Pliant Corporation Defined Benefit Pension Plan (As Restated January 1, 2001)

•                  Defined benefit pension plan applicable to certain employees who have completed one year of service with Pliant Corporation and certain affiliates; benefits based on factors including service, retirement age, and average final compensation level.

•                  No new participants added after July 1, 2004; benefit levels frozen for all existing participants who are not covered by collective bargaining agreement governing Pliant Corporation facility in South Deerfield, Massachusetts.

Blessings Corporation Supplemental Executive Retirement Plan (SERP)

•                  Three former Blessings executives still receive monthly benefits under legacy Plan based on compensation in years before retirement or termination, payable for 10 years after retirement or in lump sum to beneficiary upon death.

•                  If Blessings merges or consolidates with, or has substantially all business activities taken over by, another company, successor must assume Plan obligations.

Blessings Corporation Supplemental Restoration Plan (SRP)

•                  Seven former Blessings executives and one surviving spouse still receiving non-qualified benefits under legacy Plan, calculated as additional benefits beyond those payable under Qualified Pension Plan that would have been payable absent IRS Code cap on salary usable for qualified pension benefit calculations.

Exhibit I

FORM OF EXIT FINANCING TERM SHEET

Exit Financing Credit Agreement

Exit Financing. On the Effective Date, without any requirement of further action by security holders or directors of New Pliant, the Debtors or Reorganized Debtors, New Pliant and the Reorganized Debtors shall be authorized and directed to enter into the Exit Facility Credit Agreement, as well as any notes, documents or agreements in connection therewith, including, without limitation, any documents required in connection with the creation or perfection of the liens on the exit facility collateral. The Exit Facility Credit Agreement shall be designated as a Senior Credit Agreement pursuant to the terms of the Intercreditor Agreement. The principal terms of the Exit Financing Credit Facility will be no less favorable to the Reorganized Debtors than the following:

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Borrower:	New Pliant

Guarantors:	All domestic and Canadian subsidiaries of the Borrowers

Lenders:	An agent and syndicate of lenders to be determined

Facility Type:	Asset based facility with revolving line of credit

Amount:	$140 million commitment, including $25 million sublimit for letters of credit

Maturity Date:	2nd anniversary date of the Effective Date

Interest Rate:	Market Rate

Collateral:

First priority security interest in substantially all inventory, receivables, deposits accounts, 100% of capital stock of, or other equity interests in, domestic subsidiaries, and 65% of the capital stock of, or other equity interests in, foreign subsidiaries, investment property and certain other assets (the “First Priority Security Interest”) and a second priority security interest in the real property, fixtures, equipment, intellectual property and other assets of the Borrowers (the “Second Priority Security Interest”)

Commitment Fee	Market Rate

Letters of Credit Fee	Market Rate

Representations, Warranties, Covenants, and Events of Default	Customary for facilities of this type

Ranking	First Priority Security Interest senior to security interest of the First Lien Notes and the Second Lien Notes

Second Priority Security Interest junior to security interest of the First Lien Notes and the Second Lien Notes

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